Exhibit 4.4

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RESTRUCTURING AGREEMENT

This Restructuring Agreement (the “Restructuring Agreement” or “Agreement”) is entered into as of this 1st day of September, 2005, by and among:

(a) Compañía de Inversiones de Energía S.A. (the “Company” or “CIESA”);

(b) Petrobras Energía S.A. and Petrobras Hispano Argentina S.A., each jointly and severally with the other (these parties jointly referred to herein as “PESA”);

(c) Enron Pipeline Company Argentina S.A. (“EPCA”);

(d) ABN AMRO BANK N.V. Sucursal Argentina, solely in its capacity as trustee of the MSA Trust (as defined below) (the “MSA Trustee”); and

(e) each of the undersigned Creditors (as defined below) in its separate and individual capacity (which Creditors, together with the Company, PESA, EPCA, and the MSA Trustee are each a “Party” and collectively, the “Parties”).

RECITALS

(i) WHEREAS, the Company is a holding company and states that it currently holds as its main asset fifty five point two hundred ninety six percent (55.296%) of the Capital Stock (as defined below) of Transportadora de Gas del Sur S.A. (“TGS”) as follows: four hundred five million, one hundred ninety two thousand, five hundred ninety four (405,192,594) ordinary class “A” shares and thirty four million, one hundred thirty three thousand, two hundred (34,133,200) ordinary class “B” shares;

(ii) WHEREAS, the Company states that its unsecured financial debt that will be restructured pursuant to this Agreement consists of (a) the two hundred twenty million Dollars (US$220,000,000) Floating Rate Notes due 2002 issued by CIESA (the “Notes”) pursuant to that certain Fiscal Agency Agreement dated as of April 18, 1997 authorized by Resolution Nº 11,617 of the Argentine Comisión Nacional de Valores (the “CNV”); and (b) two closed-out derivatives transactions originally entered into between CIESA and J. Aron & Company on August 3, 2000 (further assigned to Fintech Energy LLC) with a net amount payable of nine hundred thirty eight thousand, four hundred thirty seven Dollars and fifty cents (US$938,437.50), and Morgan Guaranty Trust Company of New York on August 4, 2000 (further assigned to Fintech Energy LLC) with a net amount payable of nine hundred thirty seven thousand, three hundred seventeen Dollars and thirty eight cents (US$937,317.38), respectively, resulting in an aggregate net claim against CIESA in the amount of one million, eight hundred seventy five thousand, seven hundred fifty four Dollars and eighty eight cents (US$1,875,754.88) (the “Derivatives” and, together with the Notes and all accrued and unpaid interest, penalties, fees, and all other obligations, liabilities, claims, and causes of action under the Notes and the Derivatives (but excluding all obligations, liabilities, claims and causes of action arising under any of the Restructuring Documents (as defined below)), the “Existing Debt Obligations”), it being understood that such nominal amount of the Notes and net claim of the Derivatives are herein deemed to be the principal amount of the Existing Debt Obligations;

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(iii) WHEREAS, the Company states that since January 2002, it has been adversely affected by a variety of factors most notably the enactment of the Public Emergency and Foreign Exchange System Reform Law No. 25,561 and the decrees and regulations issued thereunder (the “Emergency Law”), which resulted in the “pesification” and cancellation of dollar (or other foreign currency) adjustment clauses and indexation clauses based on the price indexes of other countries as well as any other indexation mechanisms of the tariffs of privatized public utilities (such as TGS), and the resulting discontinuance of the distribution of dividends by TGS to the Company, which resulted in the Company defaulting on its Existing Debt Obligations;

(iv) WHEREAS, the Company has undertaken a process of restructuring of its Existing Debt Obligations pursuant to this Agreement and the other Restructuring Documents (the “Restructuring”);

(v) WHEREAS, depending on the aggregate principal amount of Existing Debt Obligations for which consents to the Restructuring have been received by the Company, and the satisfaction or waiver of certain other conditions, the Parties intend for the Restructuring to be implemented pursuant to either: (a) a Direct Exchange (as defined below); or (b) an “Acuerdo Preventivo Extrajudicial” procedure consistent with the terms of the Restructuring Documents (the “APE Procedure”) in accordance with the provisions of Sections 69 to 76 of the Argentine Bankruptcy Law 24,522, as amended by Laws 25,563 and 25,589 and related regulations (the “ABL”);

(vi) WHEREAS, the Parties have agreed that to ensure the success of the Restructuring, the Company or its foreign representative may commence an “ancillary proceeding” under section 304 (or Chapter 15, if applicable) of title 11, United States Code (the “U.S. Bankruptcy Code”) to obtain such relief as is necessary to assist in implementing the Restructuring consistent with the terms of the Restructuring Documents (collectively, all such proceedings, the “Ancillary Proceeding”);

(vii) WHEREAS, each of the Creditors signing below desires to enter into this Agreement and is prepared, subject to the terms and conditions of the Restructuring Documents, to (a) undertake the Direct Exchange; and (b) consent to and otherwise support any APE Procedure or Ancillary Proceeding, and vote in favor of the Restructuring and the APE Agreement in any APE Procedure;

(viii) WHEREAS, pursuant to the Restructuring, Creditors shall receive as adequate and full consideration for the exchange and cancellation of all Existing Debt Obligations, their allocation pursuant to this Agreement of (a) (1) Class B Shares (as defined below) of CIESA then representing fifty percent (50%) of CIESA’s Capital Stock and voting rights, and (2) the Restructuring Fee (as defined below), each as provided under the Equity Option (as defined below); and/or (b) New Debt Obligations (as defined below) as provided under the Debt Option (as defined below);

(ix) WHEREAS, PESA and EPCA state that on April 16, 2004, Enron Corp., EPCA, Enron Argentina Ciesa Holding S.A. (“EACH”), PESA, Petróleo Brasileiro S.A. and Ponderosa Assets L.P. entered into a certain Master Settlement and Mutual Release Agreement that was

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approved by the United States Bankruptcy Court for the Southern District of New York on April 29, 2004, and entered on that Court’s docket under the number 18,091 (the “Master Settlement Agreement”); and

(x) WHEREAS, PESA and EPCA state that pursuant to the commitments undertaken under the Master Settlement Agreement, on August 29, 2005, (I) EPCA and EACH, as settlors, the MSA Trustee, PESA and the Company entered into the MSA Trust (as defined below) by means of which (a) EPCA transferred (i) one hundred eight million, five hundred ninety three thousand six hundred twenty (108,593,620) Class A Shares in the Company, and (ii) forty million, four hundred fifty five thousand, three hundred eighty (40,455,380) Class B Shares in the Company, to the MSA Trustee on behalf of the MSA Trust, (b) EACH transferred (i) fifty four million, three hundred five thousand, one hundred forty six (54,305,146) Class A Shares in the Company, and (ii) fifty two million, one hundred seventy three thousand, three hundred thirty one (52,173,331) Class B Shares in the Company, to the MSA Trustee on behalf of the MSA Trust, (c) EPCA and EACH transferred to the MSA Trustee on behalf of the MSA Trust, their joint ownership interest in two (2) Existing CIESA Shares; and (d) PESA transferred to EPCA fifty eight million, four hundred ten thousand, four hundred fifty two (58,410,452) TGS Class B Shares and (II) EPCA, PESA and the MSA Trustee entered into a certain shareholders agreement to rule their relationship as shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

“ABL” has the meaning specified in Recital (v).

“Additional CIESA Shares” has the meaning specified in Section 2.6(a)(iii)(A).

“Affiliate” means, with respect to a given Person (in this definition, the “Relevant Person”), any Person who (a) directly or indirectly, Controls, or is Controlled by, or is under a common Control with, the Relevant Person or (b) from time to time, is managed by (i) the same investment manager as the Relevant Person is managed by, or (ii) an investment manager that is Controlled by the same Person that Controls the Relevant Person.

“Affiliate Transaction” shall have the meaning specified in Section 11.1(e).

“AFIP” means the Argentine Administración Federal de Ingresos Públicos.

“Aggregate Option Limit Excess” has the meaning specified in Section 2.5(b).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Ancillary Proceeding” has the meaning specified in the Recital (vi).

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“APE Agreement” means the Spanish language agreement to be entered into by the Parties to implement the Restructuring if an APE Procedure is utilized, which will be held in escrow by the Trustee for release pursuant to the terms of this Agreement and the Escrow and Trust Agreement, it being understood that the Company will provide an English language translation of the APE Agreement to all Parties.

“APE Court” means the lower commercial court or the court of appeals of the City of Buenos Aires, Argentina, presiding over proceedings with respect to the APE Procedure, or the Supreme Court of the Republic of Argentina, in the limited circumstances where such court may be required to intervene in proceedings with respect to the APE Procedure, if applicable.

“APE Filing Date” means the date on which the APE Procedure is commenced by the Company upon filing the APE Agreement with the APE Court pursuant to Section 72 of the ABL.

“APE Procedure” has the meaning specified in Recital (v).

“Argentina” means the Republic of Argentina.

“Argentine GAAP” means the generally accepted accounting principles applicable in Argentina.

“Assets and Liabilities Statement” means, if an APE Procedure is utilized, the list of the Company’s assets and liabilities as of the Cut-Off Date, certified by an independent public accountant and filed with the APE Court in accordance with the ABL.

“Assignment Notice and Assumption Agreement” means an assignment notice and assumption agreement executed by any transferor that has assigned its Consenting Debt or Existing CIESA Shares, as the case may be, and the respective transferee, pursuant to which such transferee irrevocably and expressly assumes in writing all of the agreements and obligations of the transferor (or any predecessor transferor) under this Agreement relating to the transferred Consenting Debt (including the previous irrevocable election for a Restructuring Option) or transferred Existing CIESA Shares, as the case may be, in the form of Exhibit I.

“Automatic Termination Date” has the meaning specified in Section 9.2.

“Business Day” means any day on which the banking institutions located in the City of Buenos Aires are open to the public for banking and exchange business.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all common stock and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under

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Argentine GAAP, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with Argentine GAAP.

“Cash Surplus” has the meaning specified in Section 7.2(e).

“CIESA” has the meaning specified in the introductory paragraph hereto.

“CIESA Amended By-Laws” means the form of amended by-laws of CIESA attached hereto as Exhibit B.

“CIESA Annual Budget” means the annual budget of CIESA in the form approved by Shareholders pursuant to the CIESA Shareholders Agreement.

“CIESA Capital Calls” means the Class B Shareholders’ pro rata portion of the expenses of CIESA payable by all CIESA shareholders, as approved in the CIESA Annual Budget or approved at any time thereafter as provided in the CIESA Shareholders Agreement.

“CIESA Corporate Resolutions” means the resolutions adopted by (i) the meeting of the existing CIESA shareholders held for purposes of implementing the Restructuring, and resolving and approving, among other things, the issuance of the New CIESA Class B Shares, the CIESA Amended By-Laws, considering approval of the performance (aprobación de gestión) of all members of the board of directors and statutory auditors (síndicos) of CIESA, considering the resignation of the alternate members of the board of directors and supervisory committee (comisión fiscalizadora) of CIESA, electing as alternate members of the board of directors and supervisory committee (comisión fiscalizadora) of CIESA the Persons indicated by the Majority Consenting Creditors, pursuant to the CIESA Corporate Resolutions Minutes and (ii) the meeting of the board of directors of CIESA approving the issuance of the New CIESA Class B Shares, considering the resignation of the directors and statutory auditors (síndicos) appointed by EPCA and the MSA Trustee and convening a shareholders meeting to appoint the new members of the board of directors and statutory auditors (síndicos) of CIESA.

“CIESA Corporate Resolutions Minutes” means the form of the minutes of the CIESA Corporate Resolutions attached hereto as Exhibit D.

“CIESA Shareholders Agreement” means the shareholders agreement to be entered into by PESA and the Equity Option Consenting Creditors (and other Equity Option Creditors, if they so elect), the form of which is attached hereto as Exhibit C.

“CIESA Shareholders Agreement Acknowledgement Letter” means that certain letter executed by the parties to the CIESA Shareholders Agreement and acknowledged and agreed to by the Company, the form of which is annexed to the CIESA Shareholders Agreement as Exhibit A thereto.

“Class A Shares” means, as of the date of this Agreement, three hundred twenty five million, seven hundred ninety seven thousand, five hundred thirty four (325,797,534) non-assessable and credited as fully paid ordinary class A shares of CIESA, each with a par value of one Peso (P$1) and having one (1) vote per share, as set forth in Exhibit J. Immediately after

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giving effect to the transactions contemplated in this Agreement, Class A Shares shall represent, in the aggregate, fifty percent (50%) of the Capital Stock and voting rights of CIESA. Such shares, together with any further ordinary class A shares of CIESA issued after the Consenting Creditors Consummation Date, in each case having the rights and obligations described in the CIESA Corporate Resolutions Minutes, the CIESA Amended By-Laws, the CIESA Shareholders Agreement, any other applicable agreements entered into after the Consenting Creditors Consummation Date, and under applicable law, are defined herein as the “Class A Shares”.

“Class B Shares” means, as of the date of this Agreement, three hundred thirteen million, twenty one thousand, one hundred sixty two (313,021,162) non-assessable and credited as fully paid ordinary class B shares of CIESA, each with a par value of one Peso (P$1) and having one (1) vote per share, as set forth in Exhibit J. Immediately after giving effect to the transactions contemplated in this Agreement, Class B Shares shall represent, in the aggregate, fifty percent (50%) of the Capital Stock and voting rights of CIESA. Such shares, together with any further ordinary class B shares of CIESA issued after the Consenting Creditors Consummation Date, in each case having the rights and obligations described in the CIESA Corporate Resolutions Minutes, the CIESA Amended By-Laws, the CIESA Shareholders Agreement, any other applicable agreements entered into after the Consenting Creditors Consummation Date, and under applicable law, are defined herein as the “Class B Shares”.

“CNV” has the meaning set forth in Recital (ii).

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Indemnitee” has the meaning specified in Section 7.1(b).

“Conditions Precedent” means the conditions specified in Section 8.1 and Section 8.2, as applicable.

“Consenting Consideration” means the Consideration which is not the Non-Consenting Consideration.

“Consenting Creditor” means a Creditor that executes and delivers this Agreement and a properly executed Election Form to the Company (and, unless the Restructuring is consummated under a Direct Exchange, executes and delivers the APE Agreement and the Escrow and Trust Agreement to the Trustee) any time prior to the Consenting Creditors Consummation Date, or such Creditor’s successors or assignees.

“Consenting Creditor Indemnitee” has the meaning specified in Section 7.1(a).

“Consenting Creditors Consummation Date” means the date upon which the Consideration is delivered to the Consenting Creditors (and the Trustee if an APE Procedure is utilized) pursuant to the provisions of this Agreement, which shall occur: (a) in the event of a Direct Exchange within fifteen (15) Business Days after the date on which all the Conditions Precedent set forth in Section 8.1 have been satisfied or waived, or (b) in the event an APE Procedure is utilized, within fifteen (15) Business Days after the later of (i) the APE Filing Date and (ii) the date upon which all the Conditions Precedent set forth in Section 8.2 of this Agreement and all conditions precedent to consummation set forth in the APE Agreement have been satisfied or waived.

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“Consenting Debt” means all Existing Debt Obligations held by Consenting Creditors.

“Consenting Percentage” means one hundred percent (100%) less the Non-Consenting Percentage.

“Consideration” means all the consideration (including the execution and delivery of the applicable Restructuring Documents and the promises, covenants, and indemnities contained therein) to be delivered to the Creditors under the Equity Option or the Debt Option, as the case may be, and all the rights arising therefrom.

“Control”, “Controls”, “Controlled” or “Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a Person, whether through ownership of voting securities, by contract, or otherwise, or as agent, executor, trustee, or otherwise.

“Court Approval” means (a) an enforceable judgment by a court of competent jurisdiction that is a Final Order, granting approval (homologación) of the APE Agreement; and (b) if an Ancillary Proceeding has been commenced, an order of the U.S. Bankruptcy Court in the Ancillary Proceeding that is a Final Order, enforcing the APE Agreement.

“Court Rejection” means a final judgment by a competent court that is a Final Order rejecting (or not granting approval) of the APE Agreement.

“Creditor” means a holder of the Existing Debt Obligations.

“Creditor Indemnitor” has the meaning specified in Section 7.1(a).

“Creditors’ Restructuring Expenses” has the meaning specified in Section 7.2(a).

“Cut-Off Date” means the date as of which the Company has prepared the Assets and Liabilities Statement for the purposes of the APE Procedure, which shall be a date selected by CIESA that shall be a date within sixty (60) days prior to the APE Filing Date.

“Debt Option” has the meaning specified in Section 2.5(a)(ii).

“Debt Option Consenting Creditors” means the Consenting Creditors who elect or are otherwise allocated their pro rata portion of the New Debt Obligations under the Debt Option.

“Debt Option Creditors” means the Creditors who elect or are otherwise allocated their pro rata portion of the New Debt Obligations under the Debt Option.

“Debt Option Limit” has the meaning specified in Section 2.5(b).

“Derivatives” has the meaning specified in Recital (ii).

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“Direct Exchange” has the meaning specified in Section 2.9(a).

“Discretionary Termination Event” has the meaning specified in Section 9.3.

“Dollar” or “US$” means the legal currency in the United States of America or any successor currency thereto.

“Early Cash Prepayment” has the meaning specified in Section 2.7(b)(i).

“Effective Date” has the meaning specified in Section 9.1(a).

“Election Form” is the form attached hereto as Exhibit A in which the Consenting Creditors will make their election with respect to the Restructuring Options.

“EACH” has the meaning specified in Recital (ix).

“Emergency Law” has the meaning specified in Recital (iii).

“ENARGAS” means the Argentine Ente Nacional Regulador del Gas.

“EPCA” has the meaning specified in the introductory paragraph hereto.

“EPCA Additional CIESA Shares” has the meaning specified in Section 2.6(a)(iii)(C).

“EPCA Indemnitee” has the meaning specified in Section 7.1(d).

“Equity Option” has the meaning specified in Section 2.5(a)(i).

“Equity Option Consenting Creditors” means the Consenting Creditors who elect or are otherwise allocated their pro rata portion of the Equity Option.

“Equity Option Creditors” means the Creditors who elect or are otherwise allocated their pro rata portion of the Equity Option.

“Equity Option Limit” has the meaning specified in Section 2.5(b).

“Escrow and Trust Agreement” means the agreement to be entered into among the Company, Petrobras Energía S.A., EPCA, the Consenting Creditors and the Trustee in the event the Restructuring is implemented utilizing an APE Procedure, which agreement shall provide for the holding in escrow of the executed version of the APE Agreement and the establishment of a trust with respect to the Non-Consenting Consideration.

“Existing CIESA Shares” means the ordinary shares of CIESA outstanding as of the date of this Agreement, each with a par value of one Peso (P$1) and one (1) vote per share.

“Existing Debt Obligations” has the meaning specified in the Recital (ii).

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“Final Order” means an order (a) which is not subject to a stay; and (b) as to which the time for appeal, petition, or certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; or in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied and the time to take any further appeal, petition for certioriari, or other proceedings for reargument or rehearing shall have expired; provided, that no such order shall fail to become a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the United States Federal Rules of Civil Procedure, Rule 7024 of the United States Federal Rules of Bankruptcy Procedure, or a motion under comparable Argentine law may be filed with respect to such order.

“Financial Statements” has the meaning specified in Section 6.2(o).

“Government Regulator” means the government of Argentina or any political subdivision thereof, whether state or local, and any agency, authority instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulator or administrative powers or functions of or pertaining to government, including ENARGAS and the Argentine Secretary of Energy.

“Indebtedness” means, with respect to any Person, (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property), or (iii) any amount appearing on the Person’s balance sheet as a liability for a Capitalized Lease Obligation; (b) any financial obligation of others of the kind described in the preceding clause (a) which the Person has guaranteed or which is otherwise its legal liability; (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the financial obligations of the kind described in the preceding clause (a) secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (d) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any financial liability of the kind described in any of the preceding clauses (a), (b), or (c).

“Individual Option Limit Excess” has the meaning specified in Section 2.5(b).

“Investment” means a direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The term “Investment” shall not include investments by the Company made in the ordinary course of business in connection with the Company’s cash management, consistent with its historic practice.

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“LIBOR” means, in relation to any interest period of the New Debt Obligations, the rate appearing on page three thousand seven hundred fifty (3750) of the Moneyline Telerate service (or any successor to or substitute for such screen providing rate quotations comparable to those currently provided on such page as reasonably determined by the Company) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such interest period of the New Debt Obligations, as the rate for deposits of Dollars with a maturity comparable to such interest period.

“License” means, as of the date hereof, the exclusive right and responsibility for a thirty five (35) year term granted to TGS by the Argentine government to provide gas transportation services in southern Argentina through the southern gas pipeline system, transferred to TGS by Gas del Estado S.E., and the expansions and modifications thereto, granted pursuant to the Natural Gas Law under the Bidding Terms and Conditions for the Privatization of Gas del Estado and/or the License Agreement between the Argentine Federal Government and TGS approved by Executive Decree N° 2,458 dated December 18, 1992, as amended, together with all sub annexes and all legislation, decrees, judicial or administrative rulings and/or regulations or interpretations issued by a Government Regulator, which, as of the date hereof, has modified, amended or supplemented any of the original terms and conditions of the License and all annexes, exhibits and schedules thereto, including the modifications, amendments and supplements that are in effect as of the date hereof that resulted from the provisions of the Emergency Law No 25,561 and related decrees and regulations implemented as of the date hereof and under Federal Executive Branch decrees theretofore issued and implemented as of the date hereof.

“Lien” means, any mortgage, deed of trust, pledge, lien, lease, encumbrance, easement, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, in each case securing obligations of such Person.

“Majority Consenting Creditors” means one or more Consenting Creditors who individually or collectively hold more than fifty percent (50%) of the total principal amount of the Existing Debt Obligations from time to time, provided that after the Consenting Creditors Consummation Date it shall mean one or more Consenting Creditors who individually or collectively held more than fifty percent (50%) of the total principal amount of the Existing Debt Obligations immediately prior to the Consenting Creditors Consummation Date.

“Master Settlement Agreement” has the meaning specified in Recital (ix).

“Material Adverse Change” means a material adverse change (a) in the business prospects of TGS or CIESA, or (b) which prevents the execution and consummation of the Restructuring as set forth in the Restructuring Documents.

“Material Contract” means a contract to which CIESA, TGS, or any of TGS’s subsidiaries is a party and which is material to the business or operations of CIESA, TGS, or any of TGS’s subsidiaries respectively, or which has an aggregate annual value exceeding five hundred

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thousand Dollars (US$500,000) in the case of CIESA or five million Dollars (US$5,000,000) in the case of TGS or any of TGS’s subsidiaries.

“MSA Trust” means the trust constituted on August 29, 2005 in accordance with the Master Settlement Agreement, pursuant to which the MSA Trustee in its capacity as trustee holds two hundred fifty five million, five hundred twenty seven thousand, four hundred seventy seven (255,527,477) Existing CIESA Shares plus the joint ownership interest in two (2) Existing CIESA Shares.

“MSA Trustee” has the meaning specified in the introductory paragraph hereto.

“Natural Gas Law” means Law N° 24,076 of Argentina, as amended from time to time.

“New CIESA Class B Shares” has the meaning specified in Section 2.6(a)(iii)(D).

“New Debt Agreements” means one or more of the Spanish language debt refinancing agreements (“Convenio de Refinanciación de Deuda”) to be executed by CIESA and the corresponding promissory notes (pagarés) issued by CIESA thereunder, in the form attached hereto, together with an English translation, as Exhibit E, in the aggregate principal amount of twenty two million, six hundred seventy one thousand, nine hundred eighty two Dollars (US$22,671,982), to be delivered to the Debt Option Creditors pursuant to this Agreement.

“New Debt Obligations” means all obligations of CIESA arising under the New Debt Agreements.

“New York Court” has the meaning specified in Section 12.10.

“Non-Consenting Consideration” means, in the event the APE Procedure is utilized, the Consideration to be delivered to the Trustee on the Consenting Creditors Consummation Date pursuant to this Agreement and the APE Agreement which shall consist of (a) (i) the number of Class B Shares that is the product of multiplying the total amount of the Class B Shares available under the Equity Option by the Non-Consenting Percentage and (ii) the right to collect the amount of the Restructuring Fee that is the product of multiplying the Restructuring Fee by the Non-Consenting Percentage; and (b) the principal amount of the New Debt Obligations that is the product of multiplying the total principal amount of the New Debt Obligations by the Non-Consenting Percentage. After the Consenting Creditors Consummation Date, the Non-Consenting Consideration shall also include the proportional increases in the assets held in trust by the Trustee such as dividends or Restructuring Fees (net of any CIESA Capital Calls, as set forth in the Participation Agreement) received, interest accrued or paid, and notes issued in accordance with Section 2.7(b)(iii) (if any).

“Non-Consenting Creditor” means a Creditor that is not a Consenting Creditor.

“Non-Consenting Creditors Consummation Date” means the date upon which the appropriate portion of the Non-Consenting Consideration is delivered by the Trustee to the Non-Consenting Creditors, and the Remaining Balance is delivered by the Trustee to the Consenting Creditors, all in accordance with the Escrow and Trust Agreement, and which shall occur as soon as reasonably practicable after Court Approval and completion of the election period described in Section 2.8(b).

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“Non-Consenting Percentage” means, with respect to each Restructuring Option individually considered, the percentage of the relevant Restructuring Option that would be allocated to Non-Consenting Creditors in the aggregate assuming that they had elected in full for that Restructuring Option, but taking into account elections received from Consenting Creditors as of the Consenting Creditors Consummation Date and any consequent oversubscription.

“Non-Restructured Debt Obligations” shall mean all obligations, liabilities, claims and causes of action against CIESA (including those arising under any of the Restructuring Documents), other than the Existing Debt Obligations.

“Notes” has the meaning specified in Recital (ii).

“Notice of Termination” means a written notice of a Discretionary Termination Event sent by the Company or by or on behalf of the Majority Consenting Creditors.

“Other CIESA Obligations” means (a) all CIESA expenses related to the Restructuring, including the fees of legal, tax, accounting or other professional advisors to CIESA; and (b) all unpaid Indebtedness of, or other liabilities for the payment of money by the Company, incurred prior to the Consenting Creditors Consummation Date, whether or not then due and payable, including, but not limited to, taxes or similar or other charges or assessments; expenses for wages, salaries, severance payments, compensation, benefits, or other obligations owed under a Plan; amounts payable to officers, directors, and syndics of the Company; insurance costs; or any other goods or services provided to the Company, provided, that Other CIESA Obligations shall not include Existing Debt Obligations, obligations arising under the New Debt Agreements, Creditors’ Restructuring Expenses, or those installments of the tax moratorium liability (as disclosed in note four (4) of the June 30, 2005 Financial Statements) that become due and payable after the Consenting Creditors Consummation Date.

“Oversubscribed Option” has the meaning specified in Section 2.5(b).

“Oversubscription Creditor” has the meaning specified in Section 2.5(b).

“Participation Agreement” means the agreement between CIESA, Petrobras Energía S.A., and the Equity Option Creditors, the form of which is attached hereto as Exhibit F.

“Party” and “Parties” have the meaning specified in the introductory paragraph hereto.

“Permitted Liens” means:

(a) Liens existing as of the date of this Agreement and listed in Exhibit G hereto;

(b) Liens arising in the ordinary course of business of the Company and with respect to amounts not yet delinquent, or being contested in good faith by appropriate proceedings;

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(c) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(d) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company and incurred in the ordinary course of business;

(e) Liens arising by reason of any judgment, order of attachment or similar process, decree or other order of any court, which is being contested by the Company in good faith so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(f) any interest or title of a lessor under any Capitalized Lease Obligation;

(g) Liens arising by operation of law or created as a result of regulations or requirements of a Government Regulator;

(h) any Lien securing claims provided for by mandatory provisions of Argentine law which are being contested by the Company in good faith by appropriate proceedings; and

(i) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (h); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

“Person” means any individual or legal entity, association, non-profit organization, professional body, business organization (whether organized as a corporation, limited liability company, partnership, or otherwise), joint venture, consortium, investment fund, bank, trust (simple or financial), union, estate, Government Regulator, or any other kind of organization or entity from any jurisdiction.

“PESA” has the meaning specified in the introductory paragraph hereto.

“PESA Indemnitee” has the meaning specified in Section 7.1(c).

“Peso” or “P$” means the legal currency in Argentina or any successor currency thereto.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, retirement, fringe benefit, life, health, hospitalization, medical, dental, vision, welfare, accident, disability, severance, separation, termination, change of control, collective bargaining or other material employee, executive, retiree, or director benefit plan or agreement, in each case to the extent such benefits, plans, or agreements are not required by applicable law or a collective bargaining agreement to which the Company or TGS (as applicable) is a party.

“Regulatory Approvals” has the meaning specified in Section 8.1(b).

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“Remaining Balance” has the meaning specified in Section 2.8(e).

“Requirements of Law” means, as to any Person, the articles or certificate of incorporation, the by-laws, estatutos sociales or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Government Regulator, in each case applicable to or binding and enforceable upon such Person or any of its property or to which such Person or any of its property is subject.

“Restructuring” has the meaning specified in Recital (iv).

“Restructuring Agreement” has the meaning specified in the introductory paragraph hereto.

“Restructuring Documents” means this Agreement, the Corporate Resolutions Minutes, the CIESA Shareholders Agreement, the CIESA Shareholders Agreement Acknowledgement Letter, the CIESA Amended By-Laws, the New Debt Agreements, the Participation Agreement and, if an APE Procedure is utilized, the Escrow and Trust Agreement and the APE Agreement.

“Restructuring Fee” has the meaning set forth in the Participation Agreement.

“Restructuring Options” means one of or both the Equity Option and the Debt Option, according to the context.

“Securities Act” means the United States federal Securities Act of 1933, as amended, and all implementing rules and regulations thereunder.

“Share Issuance and Transfer Steps” has the meaning specified in Section 2.6(a)(iii).

“Shareholders” means the holders of Class A Shares and/or Class B Shares, immediately following and after the Consenting Creditors Consummation Date.

“Stop Order Resolution” means a written resolution agreed to by both CIESA and the Majority Consenting Creditors signifying those Parties’ agreement to forego altogether the utilization of the APE Procedure for implementing the Restructuring.

“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Company or TGS that provide for the allocation, apportionment, sharing or assignment of any tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s tax liability (other than any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

“Technical Assistance Agreement” means the Technical Assistance Agreement dated as of November 13, 1992 entered by and between TGS and EPCA, and which was assigned to Petrobras Energía S.A. under the assignment agreement dated July 15, 2004 entered into between Petrobras Energía S.A., EPCA and TGS, as amended, supplemented, renewed, replaced or otherwise modified from time to time.

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“Termination Date” means the date of termination of this Agreement pursuant to Section 9.4.

“TGS” has the meaning specified in Recital (i).

“TGS B Exchanging Shares” means thirty four million, one hundred thirty three thousand, two hundred (34,133,200) TGS B Shares, that on the date hereof represent four point two hundred ninety six percent (4.296%) of the TGS Capital Stock.

“TGS B Share” means an ordinary class “B” share of TGS with a par value of one Peso (P$1) and having one (1) vote per share, and which, collectively with all other TGS B Shares, represent forty nine percent (49%) of the Capital Stock of TGS on the date hereof.

“TGS B Shares Exchange Amount” means (for the determination of the amount of the Existing Debt Obligations that shall be cancelled as set forth in Section 2.6(a)(iii)(B)), the market price of the TGS B Shares as recorded on the Buenos Aires Stock Exchange (in this definition, the “Spot Price”) at the close of business of the date which is two (2) Business Days prior to the Consenting Creditors Consummation Date (in this definition, the “Determination Date”), provided, that if the Spot Price differs by more than ten percent (10%) compared to the average market price of the TGS B Shares as recorded at the close of business on the Buenos Aires Stock Exchange during the sixty (60) days prior to the Determination Date (in this definition, the “Average Price”), then the TGS B Shares Exchange Amount shall be equal to the Average Price; in either case converted to Dollars at the selling exchange rate (“tipo de cambio vendedor”) of Banco de la Nación Argentina at the close of business two (2) Business Days prior to the Consenting Creditors Consummation Date. EPCA states that, in its opinion, the market value on the Buenos Aires Stock Exchange of the TGS B Shares does not reflect an appropriate method of valuation of its investment in TGS or CIESA, and the exchange of the TGS B Exchanging Shares for an amount of Existing Debt Obligations does not establish the value of the TGS B Exchanging Shares being exchanged when considering the amount that would be paid in a cash transaction between a willing buyer and a willing seller for that instrument.

“Trustee” means HSBC Bank Argentina S.A., or such other trustee as selected by CIESA and the Majority Consenting Creditors, solely in its capacity as trustee under the Escrow and Trust Agreement.

“U.S. Bankruptcy Code” has the meaning set forth in Recital (vi).

“U.S. Bankruptcy Court” means, collectively, the United States Bankruptcy Court for the Southern District of New York and the United States District Court for the Southern District of New York, each sitting in the Borough of Manhattan, New York City, New York, and all federal appellate courts therefrom.

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SECTION 1.2. Interpretation.

For all purposes hereof, except as otherwise expressly provided herein or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings ascribed to them herein and include the plural as well as the singular and vice versa;

(b) the terms importing gender include all genders;

(c) unless otherwise expressly set forth herein, any reference to a “Recital”, “Article” “Section” “Subsection” or “Exhibit” refers to a Recital, Article, Section, Subsection or Exhibit, as the case may be, of this Agreement;

(d) unless otherwise expressly set forth herein, any reference to this Agreement, and the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any particular Recital, Article, Section, Subsection, or Exhibit;

(e) any use of the terms “includes” or “including” shall mean “including, but not limited to”;

(f) any reference to agreements or contracts, including this Agreement, shall refer to such agreements or contracts together with all annexes, appendices, schedules and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified according to their respective terms from time to time; and

(g) the headings of the articles, sections, paragraphs, and subsections of this Agreement are included for convenience purposes only and shall not affect the interpretation thereof.

ARTICLE II

THE RESTRUCTURING

SECTION 2.1. [INTENTIONALLY LEFT BLANK]

SECTION 2.2. Ownership of Consenting Debt.

Each Consenting Creditor declares and warrants that, as of the date on which it executes this Agreement, (a) it has delivered to the Company a duly executed Election Form with respect to all of the Existing Debt Obligations held by such Creditor; (b) it is the beneficial owner of the Consenting Debt set forth in its Election Form; (c) such Consenting Debt is free and clear of all claims, liens and encumbrances; and (d) it has full power and authority to vote, consent, exchange, assign, release, tender and transfer the Consenting Debt set forth in its Election Form.

SECTION 2.3. One Class.

The Company and each Consenting Creditor acknowledge and agree that with respect to the legal requirements for approval of the Restructuring (including Court Approval of the APE Agreement), all of the Creditors and/or all of their claims shall constitute one single category or class of creditors and/or claims.

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SECTION 2.4. Limited Scope of the Restructuring.

(a) The Company will restructure only the Existing Debt Obligations and, consequently, (i) the Restructuring shall not amend the terms of any Non-Restructured Debt Obligations, (ii) the Company states that it has not sought the explicit approval of the Restructuring from creditors holding Non-Restructured Debt Obligations; and (iii) subject to the requirements for payment or funding of Other CIESA Obligations prior to the Consenting Creditors Consummation Date pursuant to Sections 8.1(m) and 8.2(n), the Company shall continue to pay and perform its obligations with respect to the Non-Restructured Debt Obligations in accordance with their terms or as otherwise permitted by any applicable law.

(b) Pursuant to the provisions of Section 56 of the ABL, none of the Restructuring Documents shall have any effect on any of the Company’s obligations that have general or special priority, including obligations to any national tax or social security Government Regulator (such as the AFIP) or any other provincial or municipal tax or social security Government Regulator. In any event, subject to the requirements for payment or funding of Other CIESA Obligations prior to the Consenting Creditors Consummation Date pursuant to Sections 8.1(m) and 8.2(n), the Company will honor these obligations and all other obligations with the AFIP, as they become due and payable in accordance with their terms.

SECTION 2.5. Restructuring Options.

(a) Restructuring Elections.

Each Consenting Creditor hereby elects a Restructuring Option on its Election Form with respect to its Consenting Debt, it being understood that a Consenting Creditor allocates all of its Consenting Debt to one of the following Restructuring Options as set forth in such Consenting Creditor’s Election Form:

(i) Equity Option: as consideration for the exchange and cancellation of an aggregate of two hundred one million, four hundred seventy five thousand, seven hundred fifty four Dollars and eighty eight cents (US$201,475,754.88) in principal amount of Existing Debt Obligations plus all accrued and unpaid interest and any other additional amounts included in such Existing Debt Obligations: (A) Class B Shares that shall then represent in the aggregate fifty percent (50%) of the Capital Stock of CIESA, in accordance with the Share Issuance and Transfer Steps provided in Section 2.6(a), plus (B) the Restructuring Fee, which shall first be used for the payment to CIESA of the CIESA Capital Calls, all as set forth more fully in the Participation Agreement (collectively, the “Equity Option”); or

(ii) Debt Option: as consideration for the exchange and cancellation of an aggregate of twenty million four hundred thousand Dollars (US$20,400,000) in principal amount of Existing Debt Obligations plus all other amounts included in such Existing Debt Obligations, New Debt Obligations in the principal amount of twenty two million, six hundred seventy one thousand, nine hundred eighty two Dollars (US$22,671,982) (the “Debt Option”).

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(b) Re-Allocation Among Restructuring Options.

If, as a result of elections made on Election Forms, and (if the APE Procedure is utilized) as a result of Non-Consenting Creditors being initially deemed to have elected both the Equity Option and the Debt Option for the full amount of Existing Debt Obligations held by the Non-Consenting Creditors, the aggregate principal amount of Existing Debt Obligations that are the subject of elections for the Equity Option exceeds two hundred one million, four hundred seventy five thousand, seven hundred fifty four Dollars and eighty eight cents (US$201,475,754.88) (the “Equity Option Limit”) and/or the aggregate principal amount of Existing Debt Obligations that are the subject of elections for the Debt Option exceeds twenty million four hundred thousand Dollars (US$20,400,000) (the “Debt Option Limit”) (each, an “Oversubscribed Option”) (the aggregate principal amount of Existing Debt Obligations corresponding to each such excess, the “Aggregate Option Limit Excess”), then the principal amount of Existing Debt Obligations allocated to such Oversubscribed Option by each Creditor that has elected or is deemed to have elected an Oversubscribed Option (each, an “Oversubscription Creditor”) will be reduced by an amount equal to the Aggregate Option Limit Excess for that Restructuring Option multiplied by a fraction, the numerator of which is the amount of Existing Debt Obligations elected to be (or deemed to have been elected to be) exchanged by such Creditor in respect of the Oversubscribed Option, and the denominator of which is the total amount of Existing Debt Obligations of all Creditors who have elected (or deemed to have elected) for the Oversubscribed Option (the amount of each such reduction, an “Individual Option Limit Excess”). Subject to the provisions of Section 2.8, the Individual Option Limit Excess of each Creditor will be re-allocated to the other Restructuring Option. For the avoidance of doubt, this Section 2.5(b) shall not apply if the Restructuring Agreement is executed by one hundred percent (100%) of the Creditors before the APE Filing Date and there are no Oversubscribed Options.

(c) Effect of Elections; Withdrawal of Elections.

(i) Subject to the provisions of Section 2.5(b) regarding oversubscription, each Consenting Creditor hereby elects to receive as consideration for the full, complete and definitive payment and release of its Consenting Debt, the Restructuring Option(s) elected in the corresponding Election Form executed by such Consenting Creditor. Following the occurrence of the Effective Date, no Consenting Creditor may modify or withdraw its Election Form and terminate its participation in this Agreement, except as otherwise expressly provided in this Agreement.

(ii) On the Consenting Creditors Consummation Date, each Consenting Creditor hereby agrees to waive its right to the payment of the accrued and unpaid interest due with respect to any remaining amounts of the Existing Debt Obligations that are not exchanged pursuant to this Agreement, and further agrees to take any reasonable actions and execute any documents reasonably necessary for the cancellation of all such Consenting Creditor’s Existing Debt Obligations to the extent set forth in Section 2.10.

(iii) At any time prior to the occurrence of the Effective Date, any Consenting Creditor may modify or withdraw its Election Form and its consent to this Agreement by delivering a written notice to the Company.

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SECTION 2.6. Terms of the Equity Option.

(a) Share Issuance and Transfer Steps.

(i) The Parties have agreed that after giving effect to the Share Issuance and Transfer Steps, on the Consenting Creditors Consummation Date (A) PESA will hold all issued and outstanding Class A Shares and such Class A Shares shall represent fifty percent (50%) of the Capital Stock and voting rights of CIESA, (B) the Equity Option Consenting Creditors and, if the APE Procedure is utilized, the Trustee will collectively hold all issued and outstanding Class B Shares and such Class B Shares shall represent fifty percent (50%) of the Capital Stock and voting rights of CIESA, and (C) EPCA and the MSA Trustee on behalf of the MSA Trust shall no longer be shareholders of CIESA.

(ii) Each of the Share Issuance and Transfer Steps described below shall be implemented on the Consenting Creditors Consummation Date and shall be deemed to have been taken and occurred simultaneously. Each of the Share Issuance and Transfer Steps shall be conditioned on the performance of all of the other Share Issuance and Transfer Steps on the Consenting Creditors Consummation Date. None of the Share Issuance and Transfer Steps will be implemented unless all the remaining Share Issuance and Transfer Steps are also implemented on the Consenting Creditors Consummation Date.

(iii) The following shall occur on the Consenting Creditors Consummation Date (collectively, the “Share Issuance and Transfer Steps”):

(A) In the event PESA and/or EPCA have made irrevocable capital contributions and/or loans to CIESA prior to the Consenting Creditors Consummation Date to pay operating and restructuring expenses incurred by CIESA (including payments to satisfy Other CIESA Obligations), CIESA shall increase the existing CIESA Capital Stock in an amount sufficient to capitalize all such outstanding irrevocable capital contributions and/or loans (hereinafter, the “Additional CIESA Shares”).

(B) CIESA shall deliver to (I) each of the Equity Option Consenting Creditors TGS B Shares representing such Creditor’s proportionate share of the Consenting Percentage of the TGS B Exchanging Shares, in exchange for and in cancellation of that amount of such Creditor’s Existing Debt Obligations as is equal to such shares’ TGS B Shares Exchange Amount, at an exchange ratio of one (1) Dollar of Existing Debt Obligations for one (1) Dollar of TGS B Shares Exchange Amount; and (II) if the APE Procedure is utilized, to the Trustee TGS B Shares representing the Non-Consenting Percentage of the TGS B Exchanging Shares, and, subject to the condition subsequent of Court Approval, such shares shall be exchanged for and in cancellation of that amount of the Existing Debt Obligations held by Non-Consenting Creditors as is equal to such shares’ TGS B Shares Exchange Amount, at an exchange ratio of one Dollar (US$1) of Existing Debt Obligations for one Dollar (US$1) of TGS B Shares Exchange Amount.

(C) Upon receipt of the TGS B Exchanging Shares, each Equity Option Consenting Creditor receiving such shares and, if the APE Procedure is utilized, the

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Trustee, shall simultaneously exchange with EPCA such TGS B Exchanging Shares for its proportionate amount of: (I) sixty three million, eight hundred eighty one thousand, eight hundred seventy (63,881,870) Existing CIESA Shares held by EPCA, plus (II) any Additional CIESA Shares issued and delivered to EPCA (the “EPCA Additional CIESA Shares”).

(D) CIESA shall increase its existing Capital Stock by issuing (I) five hundred eleven million, fifty four thousand, nine hundred fifty six (511,054,956) Class B Shares issued at par value, plus (II) an amount of Class B Shares issued at par value equal to: (a) the number of Additional CIESA Shares issued and delivered to PESA, minus (b) the number of the EPCA Additional CIESA Shares (such Class B Shares issued pursuant to (I) and (II) are collectively defined as the “New CIESA Class B Shares”). PESA, EPCA and the MSA Trustee hereby renounce any preemptive rights (derecho de preferencia), accretion rights (derecho de acrecer), and any other rights, claims, causes of action or interests of any kind arising with respect to the foregoing share issuance. The New CIESA Class B Shares shall be distributed pro rata according to the amount of Existing Debt Obligations held by each Equity Option Creditor to (I) each of the Equity Option Consenting Creditors as payment and cancellation of the balance (after taking into account step (B) above) of Existing Debt Obligations held by such Creditor; and (II) if the APE Procedure is utilized, to the Trustee, which transfer shall, subject to the condition subsequent of Court Approval, constitute payment and cancellation of the balance (after taking into account step (B) above) of the Existing Debt Obligations held by the Non-Consenting Creditors who are to receive the Equity Option.

(E) In the event that the total amount of the Existing Debt Obligations to be capitalized pursuant to the immediately foregoing paragraph (as calculated in Pesos at the selling exchange rate (“tipo de cambio vendedor”) of Banco de la Nación Argentina at the close of business two (2) Business Days prior to the Consenting Creditors Consummation Date) is lower than the total par value amount of the New CIESA Class B Shares to be issued, then PESA, EPCA and the MSA Trust shall approve a capital reduction of CIESA prior to the issuance of the New CIESA Class B Shares. Such capital reduction shall be in the Existing CIESA Shares and the Additional CIESA Shares held by each of PESA, EPCA, and the MSA Trust, in an amount that would (I) enable the Equity Option Creditors to capitalize their remaining Existing Debt Obligations pursuant to the immediately foregoing paragraph at par, and (II) result in the Equity Option Consenting Creditors (and, if the APE Procedure is utilized, the Trustee) collectively holding fifty percent (50%) of the Capital Stock and voting rights of CIESA as of the completion of all of the Share Issuance and Transfer Steps. The Consenting Creditors agree that they will not oppose such capital reduction.

(F) Upon CIESA’s prior written instruction, the MSA Trustee, on behalf of the MSA Trust, shall deliver to PESA two hundred fifty five million, five hundred twenty seven thousand, four hundred seventy seven (255,527,477) Existing CIESA Shares held by the MSA Trust plus the MSA Trust’s ownership interest in the two (2) Existing CIESA Shares that are currently jointly owned by the MSA Trust and PESA. For the sake of explanation, PESA and EPCA state that the foregoing transfer to PESA of

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these Existing CIESA Shares is related to the prior transfer by PESA to EPCA of fifty eight million, four hundred ten thousand, four hundred fifty two (58,410,452) TGS Class B Shares in exchange for EPCA and EACH contributing to the MSA Trust such two hundred fifty five million, five hundred twenty seven, four hundred seventy seven (255,527,477) Existing CIESA Shares and their ownership interest in the two (2) Existing CIESA Shares jointly owned with PESA, in contemplation of the Restructuring. CIESA hereby irrevocably instructs the MSA Trustee (I) to implement all proceedings required for obtaining Regulatory Approvals to consummate the transfer of the Existing CIESA Shares held by it to PESA on a pro rata basis; and (II) to make the foregoing delivery of Existing CIESA Shares on behalf of the MSA Trust upon (1) satisfaction of the Condition Precedent set forth in Sections 8.1(b) or 8.2(b), as applicable, and (2) receipt of a notice to be jointly given by CIESA and the Majority Consenting Creditors notifying the MSA Trustee that all the remaining Condition Precedents set forth in Sections 8.1 or 8.2, as applicable, have been satisfied or waived. The MSA Trustee shall rely on such notice, not being entitled to request any confirmation or evidence to any Party whosoever that those Consenting Creditors signing the notice as Majority Consenting Creditors actually are the Majority Consenting Creditors at the time such notice is given. CIESA and the Consenting Creditors agree that, upon satisfaction or waiver of all Conditions Precedent set forth in Sections 8.1 or 8.2, as applicable, such notice will be provided to the MSA Trustee.

(G) As of the deemed completion of the foregoing Share Issuance and Transfer Steps, all of the Class B Shares then held by PESA shall be converted into Class A Shares, and all of the Existing CIESA Shares (including the EPCA Additional CIESA Shares) then held by the Equity Option Consenting Creditors (and, if the APE Procedure is utilized, the Trustee) shall be converted into Class B Shares.

(iv) Any stamp, transfer or similar taxes suffered by any Creditor (or the Trustee on behalf of the Non-Consenting Creditors) in connection with the holding or transfer of the TGS B Exchanging Shares pursuant to the provisions of this Agreement, shall be immediately paid or reimbursed (as the case may be) by the Company.

(v) Effective as of the moment immediately following the deemed completion of the Share Issuance and Transfer Steps, EPCA, PESA, and the MSA Trustee on behalf of the MSA Trust each agree that the shareholders agreement dated as of August 29, 2005 (a copy of which is annexed hereto as Annex 6, but as it may have been subsequently amended from time to time) shall be deemed terminated in all respects, and shall no longer be in force and effect.

(b) Restructuring Fee.

As set forth more fully in the Participation Agreement, Petrobras Energía S.A. shall be obligated to pay the Restructuring Fee to or for the benefit of the holders of the Class B Shares, which Restructuring Fee shall be distributed ratably to each such holder after payment to CIESA for the ratable portion of the CIESA Capital Calls due with respect to such holder’s Class B Shares, if any.

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SECTION 2.7. Terms of the Debt Option.

(a) Execution of the New Debt Agreements.

On the Consenting Creditors Consummation Date, CIESA shall enter into one or more of the New Debt Agreements and issue (i) the Consenting Percentage of the principal amount of the New Debt Obligations to the Debt Option Consenting Creditors; and (ii) issue New Debt Obligations for a principal amount that is the product of multiplying the total principal amount of the New Debt Obligations by the Non-Consenting Percentage, which shall be instrumented in three (3) New Debt Agreements, together with the respective pagarés; provided, that if this Restructuring Agreement is executed by one hundred percent (100%) of the Creditors before the APE Filing Date, the New Debt Obligations shall be issued and delivered to Debt Option Creditors within two (2) Business Days following execution of the Restructuring Agreement by such Creditors, all at a ratio of exchange of one Dollar (US$1) nominal value of New Debt Obligations per one Dollar (US$1) in principal amount on the Existing Debt Obligations plus one Dollar (US$1) nominal value of New Debt Obligations per two Dollars (US$2) in accrued and unpaid interest on the Existing Debt Obligations, and it being understood and agreed that the Company shall issue separate New Debt Agreements with respect to (x) the principal amounts of the Existing Debt Obligations and (y) the capitalization of accrued and unpaid interest on the Existing Debt Obligations. The New Debt Obligations will have a ten (10)-year tenor from their execution date, and will be amortized one hundred percent (100%) at maturity.

(b) Interest and Prepayment.

(i) If the Restructuring Agreement is executed by one hundred percent (100%) of the Creditors before the APE Filing Date, (x) the New Debt Obligations will accrue interest from September 1, 2005 at a rate equivalent to LIBOR plus one percent (1%) per annum payable semi-annually (subject to a maximum of five percent (5%) per annum), and (y) an amount equal to five percent (5%) of any dividends of CIESA declared in respect of any fiscal year before any payment of such dividends to Shareholders will be applied in full to prepay the principal of the New Debt Obligations (pro rata among all holders of New Debt Obligations) (the “Early Cash Prepayment”).

(ii) In the event the Restructuring Agreement is not executed by Creditors representing 100% of the Existing Debt Obligations prior to the APE Filing Date, the New Debt Obligations will accrue interest from the issuance date at a rate of one percent (1%) per annum payable annually, and there shall be no requirement that any earnings of CIESA be applied to prepay the New Debt Obligations.

(iii) Notwithstanding the provisions contained in (i) and (ii) above, in the event that CIESA does not have sufficient cash available to make cash interest payments during the first three (3) years following the date of the execution and delivery of the New Debt Agreements, accrued interest under the New Debt Obligations may be paid at the Company’s option by the issuance of an in-kind instrument representing additional debt under identical terms and conditions (including the same maturity date, but accruing interest only from the issuance date) as the outstanding New Debt Obligations.

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(c) Terms and Conditions.

The remaining terms and conditions of the New Debt Obligations shall be those set forth in the form of New Debt Agreement attached hereto as Exhibit E.

SECTION 2.8. Non-Consenting Creditors and Delivery of Non-Consenting Consideration Under the APE Procedure.

(a) If duly-executed Election Forms have not been received from all Creditors immediately prior to the Consenting Creditors Consummation Date, then CIESA will allocate and deliver the Non-Consenting Consideration to the Trustee on the Consenting Creditors Consummation Date, to be held and subsequently distributed to Creditors pursuant to the terms of the Escrow and Trust Agreement. For the avoidance of doubt, this Section 2.8(a) shall not apply if the Restructuring Agreement is executed by one hundred percent (100%) of the Creditors before the APE Filing Date.

(b) In the event that Creditors holding less than all of the Existing Debt Obligations execute the Restructuring Agreement and the Company utilizes the APE Procedure, then, unless otherwise ordered by the APE Court, the Non-Consenting Creditors will be granted the right to elect the Equity Option and/or the Debt Option for a thirty (30)-day period following the Court Approval or such earlier date that the APE Court deems advisable, and if any Non-Consenting Creditor fails to make such election within this period, such Non-Consenting Creditor will be deemed to have elected the Debt Option for its entire holding of Existing Debt Obligations.

(c) Elections or deemed elections for Restructuring Options made pursuant to Section 2.8(b) shall be aggregated with elections made on Election Forms, and the provisions of Section 2.5(b) shall be applied in allocating the Equity Option and the Debt Option among both Consenting Creditors and Non-Consenting Creditors (but excluding the elections which are deemed to have been made under Section 2.5(b) and substituting for them the elections made or deemed to have been made pursuant to Section 2.8(b)). For the avoidance of doubt, this Section 2.8(c) shall not apply if the Restructuring Agreement is executed by one hundred percent (100%) of the Creditors before the APE Filing Date.

(d) Subject to Section 2.8(f), if the Company utilizes an APE Procedure, then on the Non-Consenting Creditors Consummation Date and pursuant to the APE Agreement and the Escrow and Trust Agreement, the Non-Consenting Creditors shall receive their respective Non-Consenting Consideration from the Trustee in the amount elected or deemed elected by each of them and calculated in accordance with Section 2.8(c), together with such Creditors’ shares of any subsequent increase in the assets held by the Trustee such as dividends received, Restructuring Fees collected, interest accrued or paid, and notes issued in accordance with Section 2.7(b)(iii) (if any), all in exchange and cancellation in full of their Existing Debt Obligations.

(e) Subject to Section 2.8(f), on the Non-Consenting Creditors Consummation Date and pursuant to the APE Agreement and the Escrow and Trust Agreement the remaining balance of the Non-Consenting Consideration, together with the proportional increases in the assets such as dividends received, Restructuring Fees collected, interest accrued or paid and notes issued in

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accordance with Section 2.7(b)(iii) (if any) held by the Trustee, after making relevant transfers to Non-Consenting Creditors pursuant to Section 2.8(d) (the “Remaining Balance”), shall be allocated to Consenting Creditors as recalculated in accordance with Section 2.8(c) and taking into account the Consenting Consideration previously received by the Consenting Creditors under Sections 2.6 and/or 2.7.

(f) In the event that Court Approval is not obtained within twelve (12) months of the Consenting Creditors Consummation Date and the Company and the Majority Consenting Creditors agree to terminate all proceedings related to the APE Procedure, or if there is an earlier Court Rejection, then as soon as practicable following such termination or Court Rejection, the allocation of the Non-Consenting Consideration shall be determined in accordance with the provisions of Section 2.8(c) and the Non-Consenting Creditors shall be deemed to have elected for the Debt Option for the purposes of Section 2.8(b). The Remaining Balance shall be treated as follows: (i) any unallocated Equity Option (if any) which would be deemed to be allocated to Non-Consenting Creditors in accordance with the provision of Section 2.8(c) shall be distributed by the Trustee to the Equity Option Consenting Creditors as soon as possible thereafter, and (ii) the New Debt Obligations deemed to be allocated for the Non-Consenting Creditors shall be distributed to any Debt Option Consenting Creditor pro rata and up to the maximum amount elected by such creditor, and pursuant to the exchange ratio contained in Section 2.5(a)(i); and the remaining balance shall be cancelled and any prior payments of principal or interest (in cash or notes issued in accordance with Section 2.7(b)(iii)) shall be returned to the Company. The unallocated Equity Option, together with any proportional increases in the Class B Shares such as dividends or Restructuring Fees received, shall be allocated to the Class B Shareholders pro rata based upon the amount of Class B Shares then held by each Shareholder.

SECTION 2.9. Consummation.

(a) Direct Exchange. If, the Effective Date has occurred and (i) the Restructuring Agreement has been executed by Creditors representing one hundred percent (100%) of the total Existing Debt Obligations, or (ii) a Stop Order Resolution has been agreed, then, upon satisfaction or waiver of the Conditions Precedent in Section 8.1, the agreements contained in this Restructuring Agreement will be consummated by the Parties without utilizing the APE Procedure (a “Direct Exchange”).

(b) APE Procedure.

If the Effective Date has occurred, and (i) Consenting Creditors do not hold one hundred percent (100%) of the Existing Debt Obligations, and (ii) no Stop Order Resolution has been agreed, then, upon satisfaction or waiver of the Conditions Precedent in Section 8.2 and any conditions precedent contained in the APE Agreement, the agreements contained in this Restructuring Agreement will be consummated by the Parties utilizing the APE Procedure pursuant to the APE Agreement.

SECTION 2.10. Performance.

(a) The Parties irrevocably agree that subject to the satisfaction or waiver of the Conditions Precedent (or with respect to the Debt Option Creditors, the execution and delivery of

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the New Debt Agreements in accordance with Section 2.7(a)), and upon distribution of the Consideration as set forth herein or in the APE Agreement, as applicable, the Existing Debt Obligations of the Consenting Creditors and, subject to Court Approval, the Existing Debt Obligations of the Non-Consenting Creditors will be deemed, fully paid, discharged and cancelled and the obligations of the Company shall be fully discharged and released in all ways, including, but not limited to, the provisions under Sections 801 to 817 of the Argentine Civil Code (novación) in the case of a Direct Exchange or under Section 55 of the ABL (novación concursal) in the case of Court Approval if an APE Procedure is utilized. For avoidance of doubt, following the due execution and delivery of the Participation Agreement (creating an agreement that is valid and enforceable against Petrobras Energía S.A.), the Company’s obligations with respect to that portion of the Consideration will be deemed duly complied with, and any subsequent breach of the Participation Agreement by Petrobras Energía S.A., (including the failure to pay any Restructuring Fee) shall not constitute a breach or default under this Agreement on the part of the Company.

(b) The delivery of the Consideration to the Consenting Creditors and, if the APE Procedure is utilized, to the Trustee for the benefit of the Non-Consenting Creditors, on the Consenting Creditors Consummation Date (or with respect to the Debt Option Creditors, the execution and delivery of the New Debt Agreements in accordance with Section 2.7(a)) shall be definitive and irrevocable, and on such date the Company shall be deemed to have fully performed its obligations under this Agreement and the APE Agreement, except for its ongoing indemnity obligations hereunder.

(c) Upon receipt by a Creditor of the Consideration to which it is entitled under this Agreement or the APE Agreement, the Existing Debt Obligations held by such Creditor shall be fully released, discharged and cancelled without further act or action required.

ARTICLE III

FORBEARANCE

Provided that the Termination Date has not occurred, each Consenting Creditor irrevocably agrees to forbear and not to exercise any remedies or institute any proceeding, directly or indirectly, to enforce any claims or any rights it may have in respect of the Existing Debt Obligations or related documentation, under applicable law or otherwise with respect to any default that currently exists or which may arise against the Company, its directors, officers, shareholders, affiliates and professionals, including, without limitation, any rights such Consenting Creditor may have pursuant to United States or Argentine law or any applicable law to bring any action to challenge the legality or validity of the Restructuring, the Restructuring Agreement, the APE Procedure and/or the Ancillary Proceeding or any other Restructuring Document. In the case of claims already filed, if any, each Consenting Creditor who filed any such claim agrees to withdraw such claim on or prior to the Effective Date. For the avoidance of doubt, this Article does not apply to any claim or right that a Consenting Creditor may have with respect to the Consideration delivered or to be delivered under this Agreement.

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ARTICLE IV

TRANSFER RESTRICTIONS

SECTION 4.1.

Except as otherwise provided in this Agreement, until the earlier of the Consenting Creditors Consummation Date or the Termination Date, each Consenting Creditor hereby agrees not to (a) sell, transfer, assign, pledge, hypothecate, or otherwise dispose, whether directly or indirectly through the exercise of the investment or voting discretion with respect to the Consenting Debt, any of the Consenting Debt that is held by such Consenting Creditor, in whole or in part, or any option thereon or any right or interest (voting or otherwise) therein; or (b) grant any proxies, deposit any of the Consenting Debt into a voting trust, or enter into a voting agreement with respect to any of such Consenting Debt, in whole or in part, or any interest therein, without PESA’s prior written consent, other than as provided under this Agreement.

SECTION 4.2.

Notwithstanding Section 4.1 above, any Consenting Creditor may sell, assign, transfer or otherwise dispose of any of its Existing Debt Obligations, provided such Consenting Creditor and the respective transferee execute and deliver to the Company an Assignment Notice and Assumption Agreement informing it of the assignment and the assumption of the obligations of the assignor by the assignee, and such assignee shall be deemed to be a “Consenting Creditor” hereunder. If the assignee (a) is not an Affiliate of such Consenting Creditor, upon execution and delivery to the Company of the Assignment Notice and Assumption Agreement, the assignor will be released from its obligations under this Agreement; or (b) is an Affiliate of the Consenting Creditor, the assignor shall remain bound by the obligations arising hereunder while such Affiliate holds such Existing Debt Obligations and, if the Affiliate transfers the Existing Debt Obligations to another Affiliate, the initial assignor and all subsequent assignee Affiliates shall each be jointly and severally liable for compliance with all the obligations of a Consenting Creditor arising under this Agreement.

SECTION 4.3.

Notwithstanding Section 4.2 above, prior to the ENARGAS’ approval of the transaction and absent a breach of any Restructuring Document by CIESA or PESA, Affiliates of Ashmore Investment Management Limited shall maintain a majority of the Existing Debt Obligations sufficient to receive the majority of the Class B Shares to be delivered in accordance with the terms of this Agreement, provided, that Affiliates of Ashmore Investment Management Limited may sell, assign, transfer, or otherwise dispose of any of their Existing Debt Obligations to one or more Affiliates and, upon execution and delivery to the Company of the Assignment Notice and Assumption Agreement with respect to each such transaction, such disposing Affiliate will be released from its obligations under this Agreement.

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SECTION 4.4.

Except as otherwise provided in this Agreement, from the Effective Date and until the earlier of the ENARGAS approval of the transaction or the Termination Date, PESA hereby agrees not to (a) sell, transfer, assign, pledge, hypothecate, or otherwise dispose, whether directly or indirectly through the exercise of the investment or voting discretion with respect to, any Existing CIESA Shares that are held by each of them, in whole or in part, or any option thereon or any right or interest (voting or otherwise) therein, or (b) grant any proxies, deposit any Existing CIESA Shares into a voting trust, or enter into a voting agreement with respect to any such Existing CIESA Shares, in whole or in part, or any interest therein, other than those provided under this Agreement.

SECTION 4.5.

EPCA may sell, assign, transfer or otherwise dispose of any of its Existing CIESA Shares or Additional CIESA Shares provided that the transferor and the respective transferee execute and deliver an Assignment Notice and Assumption Agreement to the Company and the Consenting Creditors informing each of them of the assignment and the assumption of the obligations of the assignee. If the assignee (a) is not an Affiliate of EPCA, upon execution and delivery to the Company and the Consenting Creditors of the Assignment Notice and Assumption Agreement, EPCA will be released from its obligations under this Agreement; or (b) is an Affiliate of EPCA, the transferor shall remain bound by the obligations arising hereunder while such Affiliate holds such Existing CIESA Shares and, if the Affiliate transfers the Existing CIESA Shares or Additional CIESA Shares to another Affiliate, the initial transferor and all subsequent transferee Affiliates shall each be jointly and severally liable for compliance with all the obligations arising under this Agreement.

SECTION 4.6.

Except as otherwise provided in this Agreement, until the earlier of the Consenting Creditors Consummation Date or the Termination Date, CIESA hereby agrees not to sell, transfer, assign, pledge, hypothecate, or otherwise dispose, whether directly or indirectly through the exercise of the investment or voting discretion with respect to, the TGS Shares that are held by it in whole or in part, or any interest thereon.

SECTION 4.7.

The transfer restrictions set forth in this Article shall supersede any transfer restrictions contained in the Notes or other instruments governing the Existing Debt Obligations.

ARTICLE V

SUPPORT OF THE RESTRUCTURING

From and after the Effective Date until the earlier of the Consenting Creditors Consummation Date or the Termination Date, and except as otherwise set forth in this Agreement, each Consenting Creditor agrees: (a) to timely perform its commitments and other

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obligations under this Agreement; (b) to consent to the Restructuring; (c) to execute the applicable Restructuring Documents; (d) subject to satisfaction or waiver of all applicable Conditions Precedent, to vote all of its Consenting Debt in favor of the Restructuring in any meeting of the holders of the Notes under Article 45bis of the ABL and not to revoke or withdraw such vote; (e) not to directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of debt restructuring, dissolution, winding up, liquidation, reorganization or merger of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by this Agreement and/or the APE Agreement; (f) not to object to any action taken or documentation filed by the Company to obtain Court Approval of the Restructuring if such action taken or documentation filed is consistent in all material respects with the Restructuring Documents; (g) not to take any other action that materially and adversely affects the Restructuring or the Restructuring Documents (except for any action that a Debt Option Creditor may have under the New Debt Agreements issued prior to the Consenting Creditors Consummation Date); (h) not to contest or challenge this Agreement, the APE Agreement or the Court Approval (so long as such Court Approval is consistent in all material respects with the Restructuring Documents); and (i) file before any corresponding agency (Governmental or not) or regulator, any required documents reasonably necessary for the successful completion of the Restructuring.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Representations and Warranties of the Consenting Creditors.

Each Consenting Creditor represents and warrants for itself that the following statements are true, correct and complete as of the date hereof and as of the Consenting Creditors Consummation Date:

(a) Corporate Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b) Authorization. The execution and delivery of this Agreement and of the Election Form and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part.

(c) No Conflicts. The execution and delivery of, and performance under, this Agreement does not and will not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws or other organizational documents, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party in a manner which could materially and adversely affect the Restructuring.

(d) Regulatory Consents. Except for the Regulatory Approvals and the taking of the necessary steps to receive or hold the Consideration in accordance with Argentine law, the

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execution and delivery of, and performance under, this Agreement does not and will not require any registration or filing with consent of approval of, or notice to, or other action to, with or by, any Person, including any federal, state or other Government Regulator.

(e) Binding Obligation. This Agreement is a legally valid and binding obligation of such Consenting Creditor, enforceable against such Consenting Creditor in accordance with its terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity.

(f) No Other Claims or Indebtedness. Each Consenting Creditor hereby confirms that the Consenting Debt set forth in its corresponding Election Form is the only Existing Debt Obligation presently owned or Controlled by such Consenting Creditor or its Affiliates.

(g) Registration. Each Consenting Creditor understands that the New Debt Obligations and the Class B Shares have not been registered under the Securities Act or qualified under the laws of any state of the United States, and the New Debt Obligations and the Class B Shares are being issued pursuant to an exemption from registration under the Securities Act.

(h) U.S. Investor Status. Each of the Consenting Creditors hereby confirms that (i) it is not a person in the United States as contemplated by Rule 903(a)(1) of Regulation S under the Securities Act; or (ii) it is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act; or (iii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act.

(i) Independent Due Diligence and Decision-Making. It is expected that no prospectus or offering document will be prepared in connection with the issuance of the Class B Shares and the New Debt Obligations. Accordingly, each Consenting Creditor hereby confirms that its decision to execute this Agreement has been based upon its own analysis of the operations, businesses, financial and other conditions and prospects of the Company. Without prejudice to any claim by a Consenting Creditor for fraud or fraudulent misrepresentation, to the extent any materials or information have been furnished by the Company, such Consenting Creditor hereby acknowledges that such materials or information have been provided for informational purposes only, without any representation or warranty by the Company.

(j) Financial Sophistication. Each Consenting Creditor represents that it is a sophisticated investor with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Restructuring. Each Consenting Creditor is experienced in buying securities of companies organized and operating in emerging countries. Each Consenting Creditor is able to bear the economic risk of an investment in the Class B Shares and New Debt Obligations which involve a high degree of risk including the possible loss of its entire investment.

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SECTION 6.2. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Creditors as of the Effective Date and as of the Consenting Creditors Consummation Date:

(a) Company’s Outstanding Indebtedness. The amount of the outstanding Indebtedness of the Company as of the date of any Assets and Liabilities Statement is as set forth in such Assets and Liabilities Statement.

(b) Due Incorporation and Valid Existence. Each of the Company and TGS has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Argentina and conducts its business only in Argentina.

(c) Corporate Power and Authority. The Company has all requisite corporate power and authority to execute and deliver those Restructuring Documents to which the Company is a party and to carry out the transactions contemplated by, and perform its obligations under, those Restructuring Documents to which the Company is a party.

(d) Authorization. Other than the shareholders’ meeting to ratify the filing of the APE Agreement in the event an APE Procedure is utilized, (i) the execution of the Restructuring Documents and, (ii) as of the Consenting Creditors Consummation Date, the delivery of, and performance under those Restructuring Documents to which the Company is a party, and the consummation of the transactions contemplated thereby, have been duly and validly approved by the Company, and no other corporate proceedings by the Company or its shareholders are necessary to authorize the execution and delivery of, and performance under those Restructuring Documents to which the Company is a party and the consummation by the Company of such transactions.

(e) Binding Obligation. This Agreement constitutes, and the other Restructuring Documents to which the Company is a party will, on their execution, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(f) Enforceability of New Debt Obligations; Validity of CIESA’s Shares, Restructuring Fees. On the date of issuance, execution and/or delivery pursuant to this Agreement: (i) the New Debt Obligations shall constitute, upon their issuance and delivery to the Debt Option Creditors in accordance with the terms of this Agreement, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) the New CIESA Class B Shares and the Existing CIESA Shares, upon their issuance and/or delivery to the Equity Option Creditors, shall constitute legal and valid shares of Capital Stock of the Company entitling their holders to all of the rights and remedies contemplated in the CIESA Amended By-Laws, and they will be (A) validly issued and fully paid and non-assessable, (B) not issued in violation of any preemptive rights, (C) free and clear of all Liens (except for any restrictions on transfer generally arising under applicable law); and there will be no outstanding options, warrants, irrevocable capital contributions, or any rights of any kind to acquire any of those shares of Capital Stock of CIESA or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, and (iii) the Participation Agreement shall be in full force and effect and shall constitute a legal, valid, binding agreement, enforceable

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against the Company, in accordance with its terms, except insofar as enforceability may be limited by bankruptcy insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally.

(g) No Consents. Except for the Regulatory Approvals, the execution and delivery of, and performance by the Company under, those Restructuring Documents to which the Company is a party, and the consummation of the transactions contemplated thereby, does not and will not require any registration or filing with or consent or approval of, or notice to, or other action to, with or by, any Person, including any federal, state or other Government Regulator.

(h) No Conflicts. The execution and delivery by the Company of those Restructuring Documents to which the Company is a party does not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not conflict with, or result in a violation or breach of, any of the terms, conditions or provisions of its certificate, articles of incorporation or by-laws (estatutos), any applicable law or regulation, or any Material Contract to which it is a party.

(i) Litigation. There are no pending or threatened actions, suits, or judicial, arbitral, rule-making, or other administrative or other proceedings before any court or Government Regulator, authority, or body or any arbitrator against or affecting the Company or TGS that could reasonably be expected to materially adversely affect the ability of the Company to perform its obligations under those Restructuring Documents to which the Company is a party.

(j) No Payments. Unless otherwise provided herein, the Company has not made any payments of, or on account of, any of the amount due under the Existing Debt Obligations after April 22, 2002.

(k) Properties. The Company has good title to all the outstanding Class “A” Shares of TGS that represent fifty one percent (51%) of the Capital Stock of TGS and to thirty four million, one hundred thirty three thousand, two hundred (34,133,200) Class “B” Shares of TGS that represent four point two hundred ninety six percent (4.296%) of the TGS Capital Stock, which (a) have been validly issued and are fully paid and non-assessable, (b) have not been issued in violation of any preemptive rights, and (c) are owned by the Company free and clear of all Liens (except for any restrictions on transfer generally arising under applicable law). There are no outstanding options, warrants, irrevocable capital contributions, or any rights of any kind to acquire any of those shares of Capital Stock of TGS or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is TGS committed to issue any such option, warrant, irrevocable capital contributions, or any rights of any kind to acquire any of those shares of Capital Stock of TGS. The Company has no material assets other than the TGS Shares.

(l) Existing Liens. Set forth in Exhibit G is a complete and accurate list of all existing Liens of the Company, showing as of the Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Company subject thereto.

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(m) Organization and Related Matters. (i) The Company and TGS have all necessary corporate power and authority to own, license, use, and operate their respective business as and where they are now being conducted. Neither the Company nor TGS is subject to dissolution and/or liquidation under Argentine Business Companies Law 19,550 (as amended). The Company has made available to the Creditors complete and correct copies of the by-laws (estatutos) of both the Company and TGS as currently in effect.

(ii) Each of the Company and TGS has obtained or is in the process of obtaining in the ordinary course of business, all material approvals necessary to conduct the business as and where currently conducted and to own its assets. No notice has been received from any competent Government Regulator indicating that any of the pending material approvals will be denied and the Company does not reasonably expect such approvals to be denied by the competent Government Regulator. None of the Company or TGS or any of their assets or properties is in material violation of the terms of any such approval necessary to conduct the business as and where currently conducted.

(n) Capitalization. The Existing CIESA Shares constitute all of the issued and outstanding Capital Stock of the Company. The authorized capital of the Company consists solely of six hundred thirty eight million, eight hundred eighteen thousand, six hundred ninety six (638,818,696) shares of common stock, with par value of one Peso (P$1) per share. None of the Company’s shares of Capital Stock are reflected on the books and records of the Company as treasury shares. All of the Existing CIESA Shares have been validly issued and are fully paid and non-assessable, and are free of all encumbrances, charges, Liens or other restrictions on, or impediments to, transfer, except for the restrictions provided in the Bidding Terms and Conditions for the Privatization of Gas del Estado S.E. and any other applicable regulation to the License. None of the Existing CIESA Shares were issued in violation of any preemptive rights. As of immediately prior to the Consenting Creditors Consummation Date, there are no outstanding options, warrants, irrevocable capital contributions, or other rights of any kind to acquire from the Company any shares of Capital Stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

(o) Financial Statements; Changes. (i) The financial statements that are attached hereto as Exhibit H, are true, correct and complete copies of the stand-alone and consolidated financial statements of the Company and TGS at and for the period ended December 31, 2003 and December 31, 2004 and for the six (6) months period ended June 30, 2004 and 2005 (the “Financial Statements”). The Financial Statements were prepared in accordance with Argentine GAAP and present fairly, in all material respects, the financial position of each of the Company and TGS as at December 31, 2003 and December 31, 2004 and June 30, 2004 and 2005, respectively, and the results of operations and cash flows of each of the Company and TGS for the period ended December 31, 2003 and December 31, 2004 and June 30, 2004 and 2005, respectively, on a basis consistent with Argentine GAAP.

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(ii) Since December 31, 2004, neither the Company nor TGS has made any material change to any accounting procedure or practice that is not reflected in the notes to the Financial Statements.

(p) Absence of Undisclosed Liabilities. To the best of the Company’s knowledge, there are no material liabilities or obligations relating to the Company or TGS of any nature, whether accrued, contingent or otherwise, except for liabilities or obligations (i) fully reflected, disclosed or reserved against in the Financial Statements, (ii) that were incurred since the date of the Financial Statements in the ordinary course of business, or (iii) for taxes arising in the ordinary course of business or in connection with the transactions contemplated hereunder since the date of the balance sheet included in the Financial Statements, which taxes are not yet due and payable.

(q) Absence of Certain Changes or Events. Since June 30, 2005, (i) the business of the Company and, to the best of the Company’s knowledge, TGS has been conducted only in the ordinary course, (ii) there has not been any Material Adverse Change, and (iii) the Company has not, and with respect to paragraphs (A), (B), (E), (G) and (H) below, neither the Company nor, to the best of the Company’s knowledge, TGS has:

(A) incurred, created or assumed any Indebtedness except in the ordinary course of business and on an arms-length basis, or taken or omitted to take any action that results in a Lien other than Permitted Liens being imposed on any material asset of the business of the Company or TGS;

(B) changed any tax procedure or practice or made any tax election or settlement of any tax liability;

(C) entered into, adopted, amended, or terminated any Plan, increased in any manner the compensation or benefits of any director, officer, or syndic, paid or otherwise granted any benefit not required by any Plan, or entered into any contract to do any of the foregoing;

(D) paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) having a value in excess of two million Dollars (US$2,000,000) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations reflected or reserved against in the balance sheet included in the Financial Statements, incurred in the ordinary course of business since June 30, 2005, or incurred, discharged or satisfied pursuant to the transactions contemplated herein (including the discharge and satisfaction of the Other CIESA Obligations as required pursuant to Sections 8.1(m) and 8.2(n));

(E) settled any action pending or threatened against the Company or TGS or their respective assets having a value in excess of one million Dollars (US$1,000,000);

(F) entered into or amended, modified or changed in any material respect any contract with any of its officers, directors or syndics or waived any material rights thereunder;

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(G) except as provided hereunder, declared, paid, or set aside for payment any cash or non-cash dividend or other distribution in respect of any Capital Stock, or issued, sold, otherwise disposed of, reduced, repurchased or redeemed any Capital Stock or other equity securities, or granted any options, warrants, calls, rights or commitments or any other agreements of any character obligating it to issue any shares of Capital Stock or other equity securities;

(H) made or authorized any change from the corporate by-laws of CIESA or TGS delivered to the Creditors, except for the amendments resulting from the CIESA Amended By-Laws;

(I) sold, leased, encumbered, transferred or disposed of any of the Company’s assets or acquired any assets, except in the ordinary course of business and to the extent it does not have a material effect on the Company;

(J) made or committed to make any single capital expenditure;

(K) incorporated any new subsidiary of the Company; or

(L) agreed or otherwise committed to take any of the foregoing actions.

(r) Books and Records; Internal Controls. The books of account and other financial records of the Company have been maintained in accordance with Argentine law and commercially reasonable business practices for companies of this nature operating in Argentina. The copies of the minute books and other similar records of the Company contain a true and complete record in all material respects of all material actions taken at all meetings of the shareholders, board of directors, any committees of the board of directors or board of syndics (or their equivalents), of the Company and no meeting of the shareholders, board of directors, any committee of the board of directors, board of syndics (or their equivalents), of the Company has been held for which minutes have not been prepared and are not contained in such copies.

(s) Tax Matters. The following representations with respect to taxes are based on the tax laws and written interpretations of such tax laws made by the competent Government Regulator reasonably relied upon by the Company, which tax laws and interpretations are in effect as of the date hereof, and to the extent applicable, the tax laws and interpretations that were in effect in prior periods covered by the following representations. The Company represents that, except as disclosed in the Financial Statements:

(i) All material tax returns required to be filed by or on behalf of the Company or TGS have been timely filed, and, to the knowledge of the Company, all such tax returns were complete, correct and accurate in all material respects when filed. Except for amounts which are being contested in good faith, and for which, if required under applicable accounting principles, adequate reserves have been created, the Company and TGS have paid to the appropriate tax authority, all material taxes that have become due and payable. No adjustment relating to tax returns of the Company or TGS have been proposed formally or informally by any tax authority. No material claim has been made by a tax authority in a jurisdiction where tax returns are not filed by or on behalf of the Company or TGS that the Company or TGS is or may be subject to

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taxation by that jurisdiction. Neither the Company nor TGS has been delinquent in the payment of any material tax (other than amounts which are being contested in good faith, and for which, if required under applicable accounting principles, adequate reserves have been created), or has requested an extension of time to file a tax return and not yet filed such return.

(ii) There are no material Liens for taxes upon any of the assets of the Company or TGS.

(iii) No material deficiency relating to taxes of the Company or TGS has been asserted or assessed in writing or proposed, including by any taxing authority in a jurisdiction where the Company or TGS does not file tax returns but in which any of them is or may be subject to taxation, and no requests for waivers of the time to assess any taxes have been granted and remain in effect or are pending.

(iv) No audit, examination or other proceeding is pending, or to the knowledge of the Company, threatened by any tax authority, and no judicial proceeding is pending, or to the knowledge of the Company, threatened, that involves any tax or tax return filed or paid by or on behalf of the Company or TGS that would reasonably be expected to have as a result a Material Adverse Change.

(v) All mergers, spin-offs, transfers of assets or any other kind of transactions that may qualify as a corporate reorganization for tax purposes consummated by the Company or TGS have been made and continue to be in compliance with all applicable tax laws. The consummation of the transactions contemplated by those Restructuring Documents to which the Company is a party will not affect the tax treatment of any such transaction.

(vi) Neither the Company nor TGS are a party to any Tax Sharing Agreement with any Person.

(t) No Insolvency. (i) With respect to the Company or TGS (A) there is no order by a court of competent jurisdiction entered that is currently pending and notified to the Company and/or TGS declaring the Company or TGS bankrupt or insolvent, or ordering relief against the Company or TGS in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company or TGS under any bankruptcy law applicable to the Company or TGS, and (B) there is no order of a court of competent jurisdiction entered currently pending and notified to the Company or TGS (as the case may be) with respect to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or TGS, or of the property of the Company or TGS, or for the winding up or liquidation of the affairs of the Company.

(ii) Other than the utilization of the APE Procedure, neither the Company nor TGS has (A) instituted a voluntary bankruptcy proceeding pending, (B) consented to the filing of a pending bankruptcy proceeding against it, (C) filed a pending petition or answer or consent seeking reorganization or liquidation under any bankruptcy law or similar statute or consented to the filing of any such petition, (D) consented to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or properties, or (E) made a general assignment for the benefit of creditors.

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(u) No Violation of Law. Neither the Company nor TGS is in default under or in violation of, or has been charged with any violation of, any law to which the Company or TGS or any of their assets and properties is or was subject, except where such default or violation would not reasonably be expected to have caused a Material Adverse Change.

(v) Related Parties. Transactions with Affiliates. To the Company’s knowledge, no director or stockholder of the Company or any Affiliate of any director or stockholders of the Company has: (i) borrowed money from or loaned money to the Company or TGS that remains outstanding other than on an arms-length basis; (ii) any Material Contract with or other claim, express or implied, of any kind whatsoever against or in respect of the Company or TGS, other than on an arms-length basis; and (iii) any material interest in any material property of the Company or TGS, other than, in the particular case of EPCA and/or its Affiliates, any participation in the Capital Stock of TGS.

(w) Insurance. The Company and TGS maintain adequate insurance against all risks commonly insured against by similar companies. All of the material insurance policies of the Company and TGS are in full force and effect, all premiums due and payable thereon have been paid and no notice of cancellation or termination has been received with respect to any such policy.

(x) Contracts and Other Agreements. (a) Each Material Contract is in full force and effect and constitutes a legal, valid, binding agreement, enforceable against the Company or TGS, as applicable, and, to the knowledge of the Company, constitutes a legal, valid, binding agreement, enforceable against each other party thereto, in accordance with its terms, except as would not reasonably be expected to result in a Material Adverse Change. None of the Company, TGS or to the knowledge of the Company, any other party to any such Material Contract is in violation or breach of, or in default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under, or permit the termination of, any such Material Contract, except as would not reasonably be expected to result in a Material Adverse Change.

(b) The License granted to TGS has been legally obtained and maintained. The documents pursuant to which the License was granted, as modified, interpreted and amended, are in full force and effect, and constitute legal, valid, binding agreements of TGS and are enforceable in accordance with their terms. To the knowledge of the Company, TGS has been acting in compliance with the material terms of the License. To the knowledge of the Company, no action has been taken by a Government Regulator which under a reasonable interpretation could materially and adversely affect any concession granted pursuant to the License.

(y) Environmental Matters. The Company and TGS comply with all applicable environmental laws, except for any violation which would not reasonably be expected to result in a Material Adverse Change.

(z) Absence of Certain Business Practices. None of the Company or TGS or any of their respective directors, syndics, officers, employees or agents, or any other Person acting on their behalf, directly or indirectly, has to the Company’s knowledge, given or agreed to give any gift or

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similar benefit to any customer, supplier, governmental employee or any other Person that (i) would reasonably be expected to subject the Company or TGS to any damage or penalty in any action, other than damages, penalties or actions that would not reasonably be expected to result in a Material Adverse Change, (ii) if not given in the past, would reasonably be expected to have resulted in a Material Adverse Change or (iii) if not continued in the future, would reasonably be expected to result in a Material Adverse Change or might subject the Company or TGS to suit or penalty in any action, other than suits, penalties or actions that would not reasonably be expected to have resulted in a Material Adverse Change.

(aa) Propriety of Past Payments. No unrecorded or recorded fund or asset of the Company or TGS has been established or used without being properly accounted for in the books and records of the Company or TGS. None of the Company or TGS, any current director, syndic, officer, employee or agent of the Company or TGS or any other Person associated with or acting for or at the direction of the Company or TGS has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, nor is the Company or TGS in violation of any applicable law (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended).

(bb) Distributions of the Company and TGS. Since June 30, 2005, no dividends or other distributions have been distributed by the Company or TGS to any shareholder or the Company.

(cc) True and Correct Copies or Transcripts. Copies or transcripts of (i) the Technical Assistance Agreement, (ii) the CIESA by-laws; and (iii) the TGS by-laws annexed hereto as Annexes 1, 2 and 3 respectively are true and correct copies or transcripts of the most recent versions of such documents.

SECTION 6.3. Representations and Warranties of PESA and EPCA.

Except as otherwise set forth in this Agreement, each of PESA and EPCA, as to itself only, represents and warrants as of the date hereof and as at the Consenting Creditors Consummation Date, as follows:

(a) Organization and Related Matters. PESA or EPCA, as the case may be, is duly organized and validly existing and in good standing under the laws of Argentina or Spain (as the case may be); and it has all necessary power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b) Authorization; No Conflicts. (i) PESA or EPCA, as the case may be, has all the necessary power and authority to execute and deliver those Restructuring Documents to which it is a party, and to perform its obligations under, and to consummate the transactions contemplated by, those Restructuring Documents to which it is a party. Those Restructuring Documents to which it is a party have been duly executed and delivered by PESA and EPCA, as the case may be.

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(ii) Those Restructuring Documents to which it is a party constitute legally valid and binding obligations of PESA or EPCA, as the case may be, enforceable against PESA or EPCA, as the case may be, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

(iii) The execution and delivery by PESA or EPCA, as the case may be, of those Restructuring Documents to which it is a party and the performance by PESA or EPCA, as the case may be, of its obligations thereunder, and the consummation of the transactions contemplated thereby do not and will not (A) conflict with, or constitute a breach or default under organizational documents or corporate by-laws of PESA or EPCA, as the case may be, (B) violate, or constitute a breach or default under any contract, or result in the termination, acceleration or cancellation of, or the loss of benefit under, any contract to which PESA and/or EPCA is a party or by which their respective assets may be bound or affected (whether upon lapse of time and/or the occurrence of any act or event or otherwise), or (C) violate any law applicable to PESA and/or EPCA, or any of their respective assets, other than, in the case of clauses (B) and (C) above, as would not reasonably be expected to cause a Material Adverse Change.

(c) Actions. There is no action pending or, to the knowledge of PESA or EPCA, as the case may be, threatened in writing, against PESA or EPCA, as the case may be, or relating to or affecting its respective assets that, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of PESA or EPCA, as the case may be, to perform its respective obligations under those Restructuring Documents to which it is a party or to consummate the transactions contemplated thereby.

(d) No Consents. Except for the Regulatory Approvals, PESA’s and EPCA’s respective execution and delivery of, those Restructuring Documents to which it is a party, and performance thereunder, do not and will not require any registration or filing with or consent or approval of, or notice to, or other action to, with or by, any Person, including any federal, state or other Government Regulator.

(e) Organization and Related Matters. (i) The Company and TGS have all necessary corporate power and authority to own, license, use, and operate their respective business as and where they are now being conducted. The License has been legally obtained and maintained. The documents pursuant to which the License was granted, as modified, interpreted and amended, are in full force and effect, and constitute legal, valid, binding agreements of TGS and are enforceable in accordance with their terms. To the knowledge of PESA and EPCA, no action has been taken by a Government Regulator which under a reasonable interpretation could materially and adversely affect any concession granted pursuant to the License. Neither the Company nor TGS is subject to dissolution and/or liquidation under Argentine Business Companies Law 19,550 (as amended).

(ii) Each of the Company and TGS has obtained or is in the process of obtaining in the ordinary course of business, all material approvals necessary to conduct the business as and where it is currently conducted, and to own its assets. No notice has been received from any

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competent Government Regulator indicating that any of such pending material approvals will be denied, and PESA and EPCA, as the case may be, do not reasonably expect such approvals to be denied by the competent Government Regulator. None of the Company or TGS or any of their assets or properties is in material violation of the terms of any such approval necessary to conduct the business as and where currently conducted.

(f) Capitalization. The Existing CIESA Shares constitute all of the issued and outstanding Capital Stock of the Company. The authorized capital of the Company consists solely of six hundred thirty eight million, eight hundred eighteen thousand, six hundred ninety six (638,818,696) shares of common stock, with par value of one Peso (P$1) per share. None of the Company’s shares of Capital Stock are reflected on the books and records of the Company as treasury shares. All of the Existing CIESA Shares have been validly issued and are fully paid and non-assessable, and are free of all encumbrances, charges, Liens or other restrictions on, or impediments to, transfer, except for the restrictions provided in the Bidding Terms and Conditions for the Privatization of Gas del Estado S.E. and any other applicable regulation to the License. None of the Existing CIESA Shares were issued in violation of any preemptive rights. As of immediately prior to the Consenting Creditors Consummation Date, there are no outstanding options, warrants, irrevocable capital contributions, or other rights of any kind to acquire from the Company any shares of Capital Stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

(g) TGS capitalization. All shares of Capital Stock of TGS have been validly issued and are fully paid and nonassessable and no such shares are held as treasury shares. No Capital Stock of TGS was issued in violation of any preemptive rights. There are no outstanding options, warrants or other rights of any kind, including irrevocable capital contributions, to acquire any shares of Capital Stock of TGS or securities convertible into or exchangeable for or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is TGS committed to issue any such option, warrant, right or security. The shares of Capital Stock of TGS that are owned by the Company are owned by the Company free and clear of all Liens (except for any restrictions on transfer generally arising under applicable federal or state securities laws). The Company does not directly have any equity interest in any Person, other than in TGS.

(h) Related Parties. Transactions with Affiliates. Neither PESA nor EPCA or any of their respective Affiliates, as the case may be, and to PESA or EPCA’s knowledge no director of PESA or EPCA or any Affiliate of such directors, respectively, has: (i) borrowed money from or loaned money to the Company or TGS other than on an arms-length basis that remains outstanding; (ii) any material contract or other claim, express or implied, of any kind whatsoever against or in respect of the Company or TGS other than on an arms-length basis, and any claim that PESA may have under the Technical Assistance Agreement; and (iii) any material interest in any material property of the Company or TGS, other than, in the particular case of EPCA and/or its Affiliates, any participation in the Capital Stock of TGS.

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(i) Validity of New CIESA Class B Shares and Existing CIESA Shares. The Existing CIESA Shares and the New CIESA Class B Shares, upon their issuance and delivery to the Equity Option Creditors, shall constitute legal and valid shares of Capital Stock of the Company entitling their holders to all of the rights and remedies contemplated in the CIESA Amended By-Laws, and they will be (i) validly issued and fully paid and nonassessable, (ii) not issued in violation of any preemptive rights, (iii) free and clear of all Liens (except for any restrictions on transfer generally arising under applicable law); and there will be no outstanding options, warrants, irrevocable capital contributions or any rights of any kind to acquire any of those shares of Capital Stock of CIESA or securities exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such shares.

(j) Restructuring Fees. As of the Consenting Creditors Consummation Date, the Participation Agreement shall be in full force and effect and shall constitute a legal, valid, binding agreement, enforceable against Petrobras Energía S.A. and the Company, as applicable, in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. Each of the holders of the Class B Shares shall be entitled to receive the Restructuring Fee as set forth in the Participation Agreement.

(k) True and Correct Copies or Transcripts. Copies or transcripts of (i) the Technical Assistance Agreement, (ii) the CIESA by-laws; (iii) the TGS by-laws; and (iv) the Master Settlement Agreement (v) the MSA Trust agreement and (vi) the shareholders agreement entered into by EPCA, PESA and the MSA Trustee to govern their relationship as shareholders of the Company; each of which is annexed hereto as Annexes 1, 2, 3, 4, 5 and 6 respectively are true and correct copies or transcripts of the most recent versions of such documents.

SECTION 6.4. Representations and Warranties of the MSA Trustee

The MSA Trustee, acting in such capacity, represents and warrants as of the date hereof and as of the Consenting Creditors Consummation Date as follows:

(a) Corporate Power and Authority. It has all requisite corporate power and authority to execute and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(b) Binding Obligation; No Conflicts. This Agreement constitutes a valid, binding and enforceable obligation of the MSA Trustee, enforceable against it and the MSA Trust in accordance with its terms. The execution and delivery by the MSA Trustee of this Agreement and performance of its obligations hereunder does not conflict with the MSA Trust or any applicable law or regulation or any contract to which it is a party.

(c) Litigation. To the best of its knowledge, there are no pending actions, suits or proceedings before any tribunal or administrative authority, arbitral or judicial in Argentina or elsewhere, against it or the MSA Trust affecting the MSA Trustee’s ability to perform its obligations under this Agreement.

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SECTION 6.5. Representations and Warranties of Certain Consenting Creditors

Each of Ashmore Emerging Markets Debt Fund, Ashmore Emerging Markets Liquid Investment Portfolio, Ashmore Global Special Situations Fund Limited, Ashmore Global Special Situations Fund 2 Limited, and Ashmore SICAV Emerging Markets Debt Fund represents and warrants for itself that, in addition to its foregoing representations and warranties pursuant to Section 6.1, as of the date of this Agreement, it is managed by Ashmore Investment Management Limited or an Affiliate of Ashmore Investment Management Limited.

SECTION 6.6. No Additional Representations or Warranties.

No Party has made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

ARTICLE VII

INDEMNITIES AND EXPENSES

SECTION 7.1. Indemnity for Breach of Representations and Warranties.

(a) Each Consenting Creditor solely for itself, and not jointly or severally (for purposes of this paragraph, the “Creditor Indemnitor”) undertakes and agrees to indemnify CIESA, PESA, EPCA, MSA Trustee, the Trustee (if the APE Procedure is utilized) and all other Consenting Creditors (each a “Consenting Creditor Indemnitee”) against all losses, liabilities, claims, costs, charges and expenses which may be brought against or incurred by that Consenting Creditor Indemnitee in connection with or arising out of any breach by the Creditor Indemnitor of any of the representations and warranties set out in Section 6.1, except to the extent that any such losses, liabilities, claims, costs, charges, or expenses arise because of the fraud, negligence, or willful default, or breach of this Agreement by that Consenting Creditor Indemnitee.

(b) The Company undertakes and agrees to indemnify PESA, EPCA, MSA Trustee, the Trustee (if the APE Procedure is utilized) and each Consenting Creditor (each a “Company Indemnitee”) against all losses, liabilities, claims, costs, charges, and expenses which may be brought against or incurred by that Company Indemnitee in connection with or arising out of any breach by the Company of any of the representations and warranties set out in Section 6.2, except to the extent that any such losses, liabilities, claims, costs, charges, or expenses arise because of the fraud, negligence or willful default of, or breach of this Agreement by that Company Indemnitee.

(c) PESA undertakes and covenants to indemnify CIESA, EPCA, MSA Trustee, the Trustee (if the APE Procedure is utilized) and each Consenting Creditor (each a “PESA Indemnitee”) against all losses, liabilities, claims, costs, charges, and expenses which may be brought against or incurred by that PESA Indemnitee in connection with or arising out of any breach by PESA of any of the representations and warranties set out in Section 6.3, except to the extent that any such losses, liabilities, claims, costs, charges, or expenses arise because of the fraud, negligence or willful default of, or breach of this Agreement by that PESA Indemnitee.

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(d) EPCA undertakes and covenants to indemnify CIESA, PESA, MSA Trustee, the Trustee (if the APE Procedure is utilized) and each Consenting Creditor (each an “EPCA Indemnitee”) against all losses, liabilities, claims, costs, charges, and expenses which may be brought against or incurred by that EPCA Indemnitee in connection with or arising out of any breach by EPCA of any of the representations and warranties set out in Section 6.3 except to the extent that any such losses, liabilities, claims, costs, charges, or expenses arise because of the fraud, negligence or willful default of, or breach of this Agreement by that Enron Indemnitee.

(e) Nothing in the foregoing Indemnity provisions is intended in any way to limit any rights of any Party with respect to the collection of damages from another Party for any breach of such other Party’s obligations hereunder.

SECTION 7.2. Costs; Indemnity for Expenses.

(a) The Company agrees to pay the costs of the Consenting Creditors’ legal, tax, accounting, and other professional fees and expenses incurred from time to time by such professionals, related to the negotiation, documentation, and consummation of the Restructuring Documents and the transactions contemplated therein (the “Creditors’ Restructuring Expenses”), up to a maximum aggregate amount of seven hundred fifty thousand Dollars (US$750,000), within five (5) Business Days after submission of an invoice from a professional that reasonably details the services provided (but with redactions for all privileged or confidential information).

(b) EPCA agrees to indemnify the Company for the costs and expenses associated with the resignation of any director or statutory auditor (síndico) of the Company or TGS appointed by EPCA through CIESA to the extent those amounts not already paid by the Company prior to the Consenting Creditors Consummation Date.

(c) PESA agrees to indemnify the Consenting Creditors for the Creditors’ Restructuring Expenses up to a maximum aggregate amount of seven hundred fifty thousand Dollars (US$750,000) (which limit shall be reduced by the amounts of the Creditors’ Restructuring Expenses paid by the Company) to the extent that, as of the Consenting Creditors Consummation Date, such expenses remain unpaid, or for which the Company does not have sufficient cash or short term investments available to satisfy them.

(d) PESA and EPCA jointly agree (i) to indemnify the Consenting Creditors for any costs relating to Argentine stamp, transfer, or similar taxes paid by the Creditors directly related to the holding or transfer of the TGS B Exchanging Shares as set forth in Section 2.6(a)(iii)(B) and (C) to the extent not already paid by the Company prior to the Consenting Creditors Consummation Date, and (ii) to the extent not already provided for above, to indemnify the Company in respect of any Other CIESA Obligations that remain unpaid or for which as of the Consenting Creditors Consummation Date the Company does not have sufficient cash or short term investments available to satisfy.

(e) The Consenting Creditors agree that in the event that as of the Consenting Creditors Consummation Date CIESA has a surplus of cash or short term investments that will not be used to satisfy Other CIESA Obligations or the Creditors’ Restructuring Expenses (“Cash Surplus”),

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PESA may apply the next amounts due of the Restructuring Fee otherwise payable by PESA to the Equity Consenting Creditors as reimbursement to PESA in an amount equal to fifty percent (50%) of the Cash Surplus.

ARTICLE VIII

CONDITIONS PRECEDENT

SECTION 8.1. Conditions Precedent for Consummation Under the Direct Exchange.

The Parties agree that consummation of the Restructuring pursuant to a Direct Exchange is subject to the following Conditions Precedent:

(a) Creditors holding all of the Existing Debt Obligations have executed the Restructuring Agreement and sent duly-executed Election Forms or, if Creditors holding less than one hundred percent (100%) of the Existing Debt Obligations have executed the Restructuring Agreement, a Stop Order Resolution has been agreed;

(b) all necessary authorizations and approvals have been obtained and continue to be valid, including but not limited to the authorization and approvals of the ENARGAS, CNV and the Argentine Comisión Nacional de Defensa de la Competencia (collectively, the “Regulatory Approvals”);

(c) the Termination Date shall not have occurred;

(d) no Material Adverse Change has occurred;

(e) no court or governmental decree or order is in existence that enjoins or threatens to enjoin the Restructuring;

(f) the CIESA Corporate Resolutions shall have been passed and the CIESA Corporate Resolutions Minutes executed;

(g) the CIESA Amended By-Laws shall have been approved by the applicable Government Regulators;

(h) the CIESA Amended By-Laws shall have been filed for registration with the Public Registry of Commerce;

(i) the CIESA Shareholders Agreement, the Participation Agreement, and the CIESA Shareholders Agreement Acknowledgement Letter shall each have been executed and delivered;

(j) the representations and warranties made herein by each Consenting Creditor, the Company, PESA, EPCA, and the MSA Trustee are true and correct as of the Consenting Creditors Consummation Date;

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(k) no material breach of this Agreement by any Consenting Creditor, the Company, PESA and/or EPCA has occurred, which has not been cured within thirty (30) days from the date of receipt of written notice of such breach from either the Company, PESA, EPCA and/or a Consenting Creditor, as the case may be;

(l) (i) receipt by the Creditors of officers’ or chairman’s certificates, as follows: (A) from CIESA, with respect to compliance with Section 6.2(b), (c), and (d); Section 8.1(m); and Section 8.2(n); (B) from PESA, with respect to compliance with Section 6.3(a) and (b)(i); Section 8.1(m); and Section 8.2(n), (C) from EPCA with respect to compliance with Section 6.3(a) and (b)(i) and (D) from an officer of the MSA Trustee with respect to compliance with Section 6.4(a) and (c); and (ii) receipt by PESA and EPCA of officers’ certificates from each of the Consenting Creditors with respect to compliance with Section 6.1(a) and (b);

(m) all of the Creditors’ Restructuring Expenses up to a maximum aggregate amount of seven hundred fifty thousand Dollars (US$750,000) and the Other CIESA Obligations have been indefeasibly paid or satisfied in full, or CIESA has a sufficient amount of cash or short term investments on hand as of the Consenting Creditors Consummation Date to satisfy such Other CIESA Obligations; and

(n) receipt by the Creditors of opinions from (i) CIESA’s legal counsel with respect to Section 6.2(e), (f), (g), and (h), (ii) each of PESA’s and EPCA’s legal counsel with respect to Section 6.3(b)(ii) and (iii), and (d), and (iii) the MSA Trustee’s legal counsel with respect to Section 6.4(b), all such opinions in a form and provided by a counsel reasonably satisfactory to the Majority Consenting Creditors.

Notwithstanding the foregoing, the Parties agree that consummation of the Restructuring pursuant to a Direct Exchange with respect to the New Debt Obligations issued and delivered to the Debt Option Consenting Creditors prior to the Consenting Creditors Consummation Date is subject only to the condition precedent that Creditors holding all of the Existing Debt Obligations must have executed the Restructuring Agreement and submitted duly-executed Election Forms.

SECTION 8.2. Conditions Precedent for Consummation Utilizing the APE Procedure.

The Parties agree that consummation of the Restructuring with the Consenting Creditors through the utilization of an APE Procedure is subject to the following Conditions Precedent:

(a) A duly executed APE Agreement together with all necessary ancillary documents have been filed with the APE Court for endorsement;

(b) all necessary Regulatory Approvals have been obtained and continue to be valid;

(c) the Termination Date shall not have occurred;

(d) no Material Adverse Change has occurred;

(e) no court or governmental decree or order is in existence that enjoins or threatens to enjoin the Restructuring;

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(f) the CIESA Corporate Resolutions shall have been passed and the CIESA Corporate Resolutions Minutes executed;

(g) the CIESA Amended By-Laws shall have been approved by the applicable Government Regulators;

(h) the CIESA Amended By-Laws shall have been filed for registration with the Public Registry of Commerce;

(i) the CIESA Shareholders Agreement, the Participation Agreement, and the CIESA Shareholders Agreement Acknowledgement Letter shall each have been executed and delivered;

(j) the representations and warranties made herein by each Consenting Creditor, the Company, PESA, EPCA, and the MSA Trustee are true and correct as of the Consenting Creditors Consummation Date;

(k) no material breach of this Agreement by any Consenting Creditors, the Company, PESA, EPCA, or the MSA Trustee has occurred, which has not been cured within thirty (30) days from the date of receipt of written notice of such breach from either the Company, PESA, EPCA and/or a Consenting Creditor, as the case may be;

(l) (i) receipt by the Creditors of officers’ or chairman’s certificates, as follows: (A) from CIESA, with respect to compliance with Section 6.2(b), (c), and (d); Section 8.1(m); and Section 8.2(n); and (B) from PESA, with respect to compliance with Section 6.3(a) and (b)(i); Section 8.1(m); and Section 8.2(n); (C) from EPCA with respect to compliance with Section 6.3(a) and (b)(i) and (D) from an officer of the MSA Trustee with respect to compliance with Section 6.4(a) and (c); and (ii) receipt by PESA and EPCA of officers’ certificates from each of the Consenting Creditors with respect to compliance with Section 6.1(a) and (b);

(m) receipt by the Creditors of opinions from (i) CIESA’s legal counsel with respect to Section 6.2(e), (f), (g), and (h), (ii) each of PESA’s and EPCA’s legal counsel with respect to Section 6.3(b)(ii) and (iii), and (d); and (iii) the MSA Trustee’s legal counsel with respect to Section 6.4(b), all such opinions in a form reasonably satisfactory to the Majority Consenting Creditors;

(n) all of the Creditors’ Restructuring Expenses up to a maximum aggregate amount of seven hundred fifty thousand Dollars (US$750,000) and the Other CIESA Obligations have been indefeasibly paid or satisfied in full, or CIESA has a sufficient amount of cash or short term investments on hand as of the Consenting Creditors Consummation Date to satisfy such Other CIESA Obligations; and

(o) the meeting of holders of Notes under Article 45bis of the ABL has been held and the relevant resolutions approving the APE Agreement were duly passed in such meeting, or the APE Court has determined that no such meeting need be held.

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SECTION 8.3. Best Efforts.

(a) The Company, PESA, and EPCA, shall each use their reasonable best efforts to satisfy those Conditions Precedent set forth in Section 8.1(b), (f), (g), (h), (i), (l)(i)(A) and (B), (m), and (n)(i) and (ii) and Section 8.2(b), (f), (g), (h), (i), (l)(i)(A) and (B), (m)(i) and (ii), (n) and (o). Notwithstanding the foregoing, satisfaction of Section 8.1(i) and Section 8.2(i) in connection with the CIESA Shareholders Agreement will not be required to be fulfilled by EPCA.

(b) The Equity Option Consenting Creditors each shall use their respective reasonable best efforts to satisfy the Conditions Precedent in Section 8.1 (b), (i) and (l)(ii) and Section 8.2(b), (i) and (l)(ii).

(c) The MSA Trustee shall use its reasonable best efforts to satisfy the Conditions Precedent in Section 8.1(b) and (l)(i)(C) and Section 8.2(b) and (l)(i)(C).

SECTION 8.4. Waiver of Conditions Precedent.

(a) The Conditions Precedent set forth in Section 8.1 and Section 8.2 may only be waived by the written consent of CIESA, PESA, EPCA and the Majority Consenting Creditors, except for Section 8.1(d), (h), (l)(i), (m) and (n) and Section 8.2(d), (h), (l)(i), (m) and (n) which may only be waived by the written consent of the Majority Consenting Creditors, and Section 8.1(l)(ii) and Section 8.2(l)(ii), which may only be waived by the written consent of CIESA, PESA, and EPCA.

(b) Notwithstanding the provisions of Section 8.4(a) above, (i) CIESA, PESA, EPCA, and the Majority Consenting Creditors (excluding the votes of any Consenting Creditor whose representations, warranties, or breaches are at issue) shall be entitled to waive the Conditions Precedent set forth in Section 8.1(j) and (k) and Section 8.2(j) and (k) if they relate to representations and warranties made or material breaches caused by a Consenting Creditor; and (ii) the Majority Consenting Creditors shall be entitled to waive the Conditions Precedent set forth in Section 8.1(j) and (k) and Section 8.2(j) and (k) if they relate to representations and warranties made or material breaches caused by CIESA, PESA or EPCA.

ARTICLE IX

EFFECTIVENESS AND TERMINATION OF THIS AGREEMENT

SECTION 9.1. Effectiveness.

(a) This Agreement shall become effective on the date (the “Effective Date”) that the following conditions have been satisfied:

(i) The receipt of the officers’s or chairman’s certificates and legal opinions as set forth in Sections 8.1(l) (except with respect to compliance with Section 8.1.(m) and Section 8.2.(n)) and Section 8.1.(n);

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(ii) execution and delivery of this Agreement by the Company, PESA, EPCA, the MSA Trustee, and Consenting Creditors with respect to at least ninety percent (90%) of the total principal amount of the Existing Debt Obligations outstanding;

(iii) execution and delivery of Election Forms by Consenting Creditors electing the Equity Option with respect to at least ninety percent (90%) of the total principal amount of the Existing Debt Obligations outstanding; and

(iv) if less than one hundred percent (100%) of the Creditors execute and deliver this Agreement, then (A) execution and delivery of the APE Agreement with all formalities required under Article 70 of the ABL and other ancillary documents related to such agreement by the Company, PESA, EPCA and Consenting Creditors with respect to at least ninety percent (90%) of the total principal amount of the Existing Debt Obligations outstanding, and receipt by the Trustee of such APE Agreement and ancillary documents; and (B) execution and delivery of the Escrow and Trust Agreement by the Company, Petrobras Energía S.A., the Consenting Creditors and the Trustee.

(b) As soon as reasonably practicable after the Effective Date, the Company shall take all actions as may be reasonably necessary or desirable to obtain the Regulatory Approvals.

SECTION 9.2. Automatic Termination.

Prior to the Consenting Creditors Consummation Date, this Agreement shall automatically terminate without the need for any further action by any of the Parties hereto, upon the earliest to occur of any of the following dates (the “Automatic Termination Date”):

(a) The date upon which any Final Order of a court of competent jurisdiction is entered, which has the effect of permanently restricting the ability of the Company, PESA, EPCA, or the MSA Trustee to comply with the terms of this Agreement.

(b) The earlier date of (A) the date the Company files a voluntary petition for a declaration of its own bankruptcy (quiebra), which shall simultaneously be deemed herein to be the withdrawal or discontinuance by the Company of any motion, pleadings, or other proceedings or actions taken with respect to the APE Procedure; and (B) the date a court of competent jurisdiction shall declare the Company in bankruptcy (quiebra) and such declaration shall remain in effect for a period of at least thirty (30) consecutive days.

SECTION 9.3. Termination by Certain Parties.

Prior to the Consenting Creditors Consummation Date, the Company or the Majority Consenting Creditors may terminate this Agreement if (each of the following being referred to as a “Discretionary Termination Event”):

(a) the Consenting Creditors Consummation Date shall not have occurred prior to August 30, 2006;

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(b) except in the event of a Direct Exchange, the APE Filing Date shall not have occurred prior to forty (40) days after the satisfaction of the Conditions Precedent Contained in Section 8.2 other than the Condition Precedent specified in Section 8.2(o);

(c) any representation or warranty made by a Consenting Creditor, the Company, PESA, EPCA, or the MSA Trustee is materially incorrect;

(d) any Government Regulator shall have nationalized, expropriated or encumbered all or a substantial part of the assets of the Company, or any of its material subsidiaries, or the Company’s shares, or such Government Regulator shall have taken into custody or Control such assets, or the business or operation of the Company or its material subsidiaries, or shall have taken any other such action that the Company or its officers cannot normally conduct its business or activities for thirty (30) consecutive days, and the result of any of these actions shall materially affect the capacity of the Company to comply with this Agreement;

(e) any material breach of this Agreement by any Consenting Creditor, the Company, PESA and/or EPCA has occurred and is not cured within thirty (30) days from the date of receipt of written notice of such breach from either the Company, PESA, EPCA and/or a Consenting Creditor, as the case may be;

(f) any Material Adverse Change has occurred; or

(g) any one or more of the Conditions Precedent becomes incapable of being timely satisfied or fulfilled and has not been waived pursuant to Section 8.4;

provided, that notwithstanding the foregoing, (x) the Company shall not be entitled to terminate this Agreement based upon the occurrence of a Discretionary Termination Event caused by the action or inaction of the Company, PESA, EPCA, or the MSA Trustee; and (y) the Majority Consenting Creditors shall not be entitled to terminate this Agreement based upon the occurrence of a Discretionary Termination Event caused by the action or inaction of one or more of such Majority Consenting Creditors.

SECTION 9.4. Termination Date.

This Agreement shall terminate (and the Election Forms submitted herewith shall be deemed withdrawn) upon the date (the “Termination Date”) that is the earliest of: (i) the date of an Automatic Termination Event or (ii) the date a Discretionary Termination Event has occurred and a written Notice of Termination has been given to each of the Parties to this Agreement.

SECTION 9.5. Effects of Termination.

(a) Termination of this Agreement for any reason will not prevent the Company from discussing, agreeing and filing a new out-of-court restructuring agreement (acuerdo preventivo extrajudicial) for court approval or to file a voluntary petition for reorganization proceedings pursuant to the ABL but nothing in this Agreement obliges any Consenting Creditor to agree to the same following termination.

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(b) If this Agreement is terminated for any reason prior to the Consenting Creditors Consummation Date, the rights and obligations of the Parties under the Existing Debt Obligations (other than those Existing Debt Obligations that have been exchanged for New Debt Agreements prior to the Consenting Creditors Consummation Date) will remain fully effective. If this Agreement is terminated for any reason after the Consenting Creditors Consummation Date, (i) the exchange of Existing Debt Obligations held by the Consenting Creditors for the Consideration shall remain in full force and effect; (ii) the forbearance provided under Article III shall survive the termination of this Agreement with respect to the Consenting Debt; and (iii) if applicable, the Escrow and Trust Agreement will be terminated and the Trustee shall deliver the Non-Consenting Consideration pursuant to the provisions of Section 2.8(f).

(c) It is expressly agreed that any termination hereof by a Party pursuant to the terms of this Agreement shall not in itself result in such terminating Party incurring any liability to any other Party, but shall not relieve any Party hereto of its liability for any breach or non-performance of its obligations hereunder (including its indemnity obligations) arising prior to the Termination Date.

(d) In the event of termination of the Restructuring Agreement: (i) any settlement or compromise pursuant to the terms of the Restructuring Agreement, including the fixing of, or limiting of, an amount claimed by any Consenting Creditor, the assumption or rejection of Existing Debt Obligations, and any document or agreement executed pursuant to the Restructuring Agreement, will cease to exist, and (ii) none of the provisions contained in the Restructuring Agreement or any actions taken in furtherance of the Court Approval will (A) be, or be deemed to be, a waiver or termination of any claims by any Party or (B) impair in any manner any Parties’ rights. For the avoidance of doubt, this Section 9.5(d) shall not apply to Debt Option Consenting Creditors who received New Debt Agreements prior to the Consenting Creditors Consummation Date.

ARTICLE X

ACKNOWLEDGMENTS AND AGREEMENTS BY THE CONSENTING CREDITORS

SECTION 10.1. Regarding the Removal of any Injunction on Disposition of the Company’s Assets.

Each of the Consenting Creditors acknowledges and agrees that, by its entry into this Restructuring Agreement, it shall be deemed to consent to any relief that is consistent with this Agreement and the other Restructuring Documents, which the Company may seek in order to remove or vacate any general injunction on the disposition of the Company’s assets that may be imposed by the APE Court in connection with the APE Agreement during the period of time between the date on which the Company has delivered all Consideration and the date on which the APE Court formally declares that the Company has fully performed its obligations under the APE Agreement in accordance with Section 59 of the ABL, and therefore no Creditor can file a bankruptcy petition against the Company under Section 63 of the ABL.

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SECTION 10.2. Regarding the Class B Shares.

Each Consenting Creditor acknowledges and agrees that (a) the Class B Shares to be delivered by the Company pursuant to the Equity Option will not at the time of issue be listed on any stock exchange, and (b) neither the Class B Shares nor the New Debt Obligations have been registered with the CNV, under the Securities Act, or under any United States state securities law.

SECTION 10.3. Regarding the Technical Assistance Agreement.

Each Equity Option Creditor acknowledges that it has reviewed the terms and conditions of the Technical Assistance Agreement and understands that the payment of the Restructuring Fees by PESA to or for the benefit of the holders of Class B Shares is subject to the receipt by PESA of equivalent amounts from TGS and, therefore, involves certain risk of non-payment by TGS.

SECTION 10.4. Commitment to Execute the CIESA Shareholders Agreement and the Participation Agreement.

Each Equity Option Consenting Creditor acknowledges and agrees that upon the satisfaction or waiver of the Conditions Precedent contained in Section 8.1 (excluding Section 8.1(i)) or Section 8.2 (excluding Section 8.2(i)), it (or its transferee under this Agreement) will execute and deliver the CIESA Shareholders Agreement and the Participation Agreement on or prior to the Consenting Creditors Consummation Date.

SECTION 10.5. Commitment to Execute the APE Agreement and the Escrow and Trust Agreement.

Each Consenting Creditor agrees that, if on the Effective Date less than one hundred percent (100%) of the Creditors have executed and delivered this Restructuring Agreement, it will use its reasonable efforts to, as promptly as possible, negotiate in good faith to agree on the terms and conditions of an APE Agreement and Escrow and Trust Agreement, and, if such agreements are reached among all of the parties thereto, thereafter execute and deliver such agreements.

ARTICLE XI

COVENANTS

SECTION 11.1. Covenants of the Company.

From the Effective Date through the earlier of (i) the Consenting Creditors Consummation Date or (ii) the date on which this Agreement is terminated in accordance with Article IX, the Company agrees to be bound by and comply with the covenants set forth in this Article XI.

(a) Conduct of Business. Subject to the provisions of this Agreement, the Company shall, and to the extent legally possible shall cause TGS to, continue to conduct their respective businesses in the ordinary course, consistent with past practices. The Company shall make its

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best efforts to refrain from taking any action or causing TGS directors appointed by it to breach any of the covenants contained in TGS’ documents evidencing TGS’ financial Indebtedness.

(b) Maintenance of Existence and Properties. The Company shall, and to the extent legally possible shall cause TGS to, (i) maintain in effect its corporate existence and all registrations necessary therefore and (ii) take reasonable actions to maintain all rights, privileges, titles to property, franchises, licenses and the like necessary in the normal conduct of their respective businesses, activities or operations.

(c) Limitation on Indebtedness. The Company shall not incur any Indebtedness in excess of five hundred thousand Dollars (US$ 500,000), otherwise than in connection with transactions which are otherwise permitted under this Article XI.

(d) Limitation on Liens. The Company shall not create, incur, assume or suffer to exist any Lien other than Permitted Liens.

(e) Limitation on Transactions with Affiliates. The Company shall not enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (an “Affiliate Transaction”), except for those transactions entered into by the Company in its ordinary course of business and on an arms-length basis.

(f) Limitation on Sales of Assets. The Company shall not make any sale of any of its assets (including, without limitation, the sale of any Capital Stock of TGS, other than as contemplated in this Agreement), unless the Company simultaneously repays the Existing Debt Obligations in full with the proceeds of such sale or transaction.

(g) Limitation on Restricted Payments. The Company shall not redeem, repurchase, retire or otherwise acquire any of its Capital Stock, make a dividend or distribution with respect to its Capital Stock or other ownership interest in it (or options or warrants in respect thereto), unless the Company simultaneously repays the Existing Debt Obligations in full.

(h) Limitation on Capital Contributions. The Company shall not issue and/or commit or agree to issue any Capital Stock or accept any contribution from any Person except as provided under this Agreement, unless (i) capital contributions made by the Company’s shareholders are used to pay the Company’s operating and restructuring expenses, which shall not be restricted in any manner; or (ii) the Company simultaneously repays the Existing Debt Obligations in full.

(i) Maintenance of Books and Records. The Company will, and to the extent legally possible shall take reasonable steps to cause TGS to, keep proper books of record and accounts, in which full and correct entries will be made of all financial transactions and the assets and business of each of them in compliance with generally accepted accounting standards in Argentina.

(j) Compliance with Laws and Material Contracts. Other than with respect to the Existing Debt Obligations, the Company shall, and to the extent legally possible shall take reasonable steps to cause TGS to, comply with all material Requirements of Law and all Material Contracts.

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(k) Consolidation and Merger. The Company shall not, and shall not permit TGS to, consolidate with or merge with or into any Person, unless the Company simultaneously repays the Existing Debt Obligations in full.

(l) Limitation on Investments. The Company will not undertake any new Investments.

(m) Maintenance of Properties. The Company shall, and shall cause TGS to, take reasonable actions to cause all material properties used in or useful to the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its sole judgment are reasonably necessary to conduct its business in the ordinary course.

(n) Ratification of Filing of the APE Agreement. The Company shall convene a meeting of its shareholders to ratify the Company’s filing of the APE Agreement with the APE Court, and as soon as practicable after the APE Filing Date, but no later than thirty (30) judicial business days from the APE Filing Date, the Company shall submit to the APE Court the shareholders’ ratification of such filing.

(o) APE Noteholders’ Meeting. In the event that a Direct Exchange will not be consummated, the Company shall request that a competent court calls a noteholders’ meeting pursuant to Article 45bis of the ABL to consent to the APE Agreement to be promptly held after all Conditions Precedent provided in Section 8.2, except for 8.2(o), have been fulfilled or waived by the Consenting Creditors.

(p) No Payments. Except as provided herein, the Company will not make any payments in respect of the Existing Debt Obligations. The Company will comply with its payment obligations that do not relate to Existing Debt Obligations.

(q) Limitation on Dividends and Other Payment Restrictions Affecting TGS. The Company shall not cause its directors to permit TGS to create any consensual encumbrance or consensual restriction of any kind on the ability of TGS to (i) pay dividends or make any other distributions permitted by applicable law to the Company or TGS on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company, (iii) make loans or advances to the Company or (iv) sell, lease or transfer any of its property or assets to the Company. The foregoing provisions shall not restrict (A) in the case of clauses (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under this Agreement or under TGS’ existing debt instruments; (II) existing under or by reason of applicable law; (III) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clause (I) above, or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with

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respect to, or Lien on, any property or assets of the Company or TGS not otherwise prohibited by this Agreement. Nothing contained in this paragraph shall prevent the Company or TGS from creating, incurring, assuming or suffering to exist any Liens or consensual restriction of any kind on the ability of the Company or TGS otherwise permitted under the provisions of Section 11.1(d).

(r) Termination of License. To the extent legally possible, the Company shall cause TGS not to terminate the License and not to take any action or refrain from taking any action which would result in a termination of the License.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Amendments and Waivers by the Parties.

Prior to the Consenting Creditors Consummation Date, the Company may amend, waive or supplement the terms and conditions of this Agreement with the written consent of each of the Consenting Creditors. The Company shall notify the CNV and the ENARGAS of any such amendments.

Notwithstanding the foregoing, the Company and the Majority Consenting Creditor(s) may, by agreement between them, amend the terms of this Agreement to (i) cure any ambiguity or correct or supplement any term of any Restructuring Document which may be defective or inconsistent with any other term of the same instrument, or to include any non-material term with respect to matters or questions arising under the terms of the Restructuring Documents, provided, that such cure, correction or supplement does not materially adversely affect the interests of the Parties; and (ii) make any correction, supplement, amendment or modification that is required by the APE Court to be made to the terms of any Restructuring Document; provided, that such correction, supplement, amendment or modification does not materially adversely affect the interests of the Parties.

SECTION 12.2. Further Acquisition of Existing Debt Obligations.

This Agreement shall in no way be construed to preclude any of the Consenting Creditors from purchasing additional Existing Debt Obligations; provided, that any such additional Existing Debt Obligations so acquired shall automatically be deemed to be subject to the terms of this Agreement and the restructuring election made, without further action. Notice of the acquisition of additional Existing Debt Obligations by a Consenting Creditor must be given to the Company within two (2) Business Days of such acquisition.

SECTION 12.3. Entire Agreement.

This Agreement and any other agreement, document or instrument attached hereto or referred to herein contain all the terms and conditions mentioned herein or incidental hereto, and supersede any and all purportedly prior or contemporaneous oral agreements and understandings

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relating to the purpose hereof. If any controversy should arise between express the terms, conditions and provisions of this Agreement and any such other agreement, document or instrument attached hereto or referred to herein, the express terms and conditions of this Agreement shall prevail, except for those provisions contained in the APE Agreement which shall prevail and supersede those provisions set out in Section 12.8 of this Agreement, in the event the APE Agreement is filed before the APE Court.

SECTION 12.4. Successors and Assigns.

This Agreement shall inure to the benefit of the Parties and their respective successors, assigns, heirs, administrators and representatives, and shall be binding on them. The agreements and obligations of the Consenting Creditors under this Agreement are assumed severally.

SECTION 12.5. No Third-Party Beneficiaries.

Unless otherwise expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other Person shall be deemed a third-party beneficiary hereof.

SECTION 12.6. EPCA Contribution.

Except with respect to its indemnity obligations hereunder, including but not limited to the Indemnities for expenses set forth under Section 7.2, and its duties included in the Share Issuance and Transfer Steps, EPCA shall not be obligated hereunder to make (i) any financial contribution, whether in form of securities, cash, cash equivalents or otherwise, or (ii) any contribution that would imply a waiver or impairment of any of its rights against or interests in TGS (except for the fees and expenses incurred by EPCA and its counsel).

SECTION 12.7. Notices.

(a) All notices to be given hereunder shall be made in writing and be addressed as follows:

If to the Company, to:	Don Bosco 3672, 5th floor
Buenos Aires, Argentina
Fax: (54-11) 4865-9050, Ext. 1024
Attn: Chairman (Rafael Fernandez Morandé)

If to PESA, to:	Maipú 1, 14th floor
(C1084ABA) Buenos Aires, Argentina
Fax: (54-11) 4344-6807
Attn: VP Legal Affairs (H. Daniel Casal)

and

Zurbano No. 5 Oficina 1ero. 3, 28010
Madrid, Reino de España
Fax: (34-91) 308-2079
Attn: Emilio Lillo

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If to EPCA, to:	Av. Alicia Moreau de Justo 846, 2nd floor, Suite 18
(C1107 AAR) Buenos Aires, Argentina
Fax: (54-11) 4342-5082 / 4343-6932
Attn: President (Eduardo Ojea Quintana)

Copy to: Libertador 602, 8th floor
(1001) Buenos Aires, Argentina
Fax: (54-11) 5237-1020
Attn: Mariano González

Copy to: 18 Marshall Street, Norwalk,
CT, 06854 USA
Fax: (203) 956-6546
Attn: Impala Partners (Michael Borom)

If to the MSA Trustee, to:	ABN AMRO BANK N.V., Argentina Branch
Victoria Ocampo 360, 8th floor
Buenos Aires, Argentina
Fax: (54-11) 4320-0576
Attn.: Juan Pablo Fernández Ranvier

Copy to: Marval, O’Farrell & Mairal
Av. Leandro N. Alem 928, 7th floor,
(1001) Buenos Aires, Argentina
Fax: (54-11) 4310-0200
Attn.: Roberto E. Silva (h) / Fermín O. Castro Madero

If to a Consenting Creditor, notices shall be given to the address set forth as the address of such Consenting Creditor on such Creditor’s signature page hereto, with a copy to Bouchard 680, 14th floor, (C1106ABH) Buenos Aires, Argentina, Fax: (54-11) 5236-4401, Attn: Javier Errecondo/Saturnino J. Funes.

(b) Any Party may change its address for notice purposes under this Agreement by giving ten (10) days prior written notice to each of the other Parties.

(c) Any notice, request, or other communication hereunder will be deemed to have been given, delivered, or made if it addressed as set forth in Section 7.4(a) and is (i) transmitted by facsimile to the intended recipient, and an electronic confirmation of transmission is received; and (ii) (A) deposited with a reliable overnight or two day courier service, or (B) personally hand delivered.

(d) Any notice, request or other communication hereunder, if given, delivered, or made in accordance with Section 7.4(c), shall be deemed to have been given, delivered, or made on the date that is the next Business Day following the earlier of (i) transmittal by confirmed facsimile, (ii) deposit with a reliable international overnight or two-day courier service, or (iii) personal hand delivery.

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SECTION 12.8. Release of the APE Agreement by the Trustee; Survival.

(a) The Parties agree that, if applicable, the Trustee shall release and deliver to the Company the APE Agreement and the other ancillary documents related to the APE Procedure, if any of the following events occur:

(i) If CIESA and the Majority Consenting Creditors execute and deliver to the Trustee a written release instruction, provided the Conditions Precedent set out in Section 8.2, other than Section 8.2(o), have been satisfied or waived;

(ii) If either of CIESA or the Majority Consenting Creditors deliver to the Trustee a written release instruction with a copy of a resolution issued by a competent court under the terms of this Agreement declaring that the Conditions Precedent set out in Section 8.2, other than Section 8.2(o), have been satisfied or waived; or

(iii) If CIESA delivers to the Trustee a written release instruction with a copy of the service of process of a bankruptcy petition filed by a Non-Consenting Creditor against it.

(b) Upon release of the APE Agreement by the Trustee, the provisions of Article II, Article III, Article IV, Article V, Article VIII, Article IX other than Section 9.3(b), Article X and Article XII except for Sections 12.3, 12.6, 12.9, 12.10, 12.11, and 12.12 of this Restructuring Agreement shall be terminated and no longer be binding, and will be superseded by the relevant provisions of the APE Agreement. The remaining provisions shall survive and remain in full force in effect notwithstanding the release of the APE Agreement by the Trustee. If any conflict of interpretation between the provisions of this Agreement and the provisions of the APE Agreement arises after the APE Agreement becomes effective, the APE Agreement shall prevail regarding the superseded clauses.

(c) In the event the APE Agreement is withdrawn after filing with the APE Court or a Court Rejection occurs, then Section 12.8(b) shall be null and without further effect, and the provisions herein with respect to the Direct Exchange shall apply.

SECTION 12.9. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America, without giving effect to principles of conflict of laws thereof.

SECTION 12.10. Jurisdiction.

Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive personal jurisdiction of any State of New York court or the Federal District Court for the Southern District of New York that is located in the Borough of Manhattan in the City of New York in the State of New York in the United States (collectively a, “New York Court”), and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in

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respect of any such action or proceeding may be heard and determined in such court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this paragraph and brought in any such court referred to in this paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in a New York Court. The Parties agree that, solely with respect to any claim hereunder that any Party may have against Banco de la Nación Argentina, the Parties irrevocably and unconditionally submit to the jurisdiction of the Federal Civil and Commercial Courts of the City of Buenos Aires and solely with respect to any claim hereunder that any Party may have against Banco de la Provincia de Buenos Aires-Grand Cayman Branch, the Parties irrevocably and unconditionally submit to the jurisdiction of the Ordinary Commercial Courts of the City of Buenos Aires. The foregoing sentence shall not apply to suits brought by Banco de la Nación Argentina and its affiliates and/or Banco de la Provincia de Buenos Aires-Grand Cayman Branch and its affiliates against any of the Parties.

SECTION 12.11. Remedies.

If any Party breaches or threatens to commit a breach of its obligations under this Agreement, any Party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Parties agree that the provisions of this Agreement will be specifically enforceable, it being agreed by the Parties that the remedy at law, including monetary damages, for the breach of such provisions will be inadequate compensation for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

SECTION 12.12. Announcements.

No announcement regarding non-public information of the transactions contemplated hereby will be made by any Party hereto in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing material, or otherwise to the general public except (a) with the prior written consent of each of the Parties hereto, or (b) if required by law, or by provisions, regulations orders issued by Government Regulators, or required in any court, administrative or arbitration proceeding in Argentina or abroad, provided that, where possible, the other Parties have been afforded an opportunity to comment on the release or document.

SECTION 12.13. Service of Process.

Each Party consents to service of process upon their representative, and at the address, listed or described in Section 12.7 in any action or proceeding with respect to this Agreement or the other Restructuring Documents.

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SECTION 12.14. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

COMPAÑÍA DE INVERSIONES DE ENERGIA S.A.

By:
Name:
Title:
Date:

PETROBRAS ENERGÍA S.A.

By:
Name:
Title:
Date:

PETROBRAS HISPANO ARGENTINA S.A.

By:
Name:
Title:
Date:

ENRON PIPELINE COMPANY ARGENTINA S.A.

By:
Name:
Title:
Date:

ABN AMRO BANK N.V., Sucursal Argentina as trustee of the MSA Trust

By:
Name:
Title:
Date:

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EXHIBIT A

Consenting Creditor Election

Reference is made to that certain Restructuring Agreement dated as of September 1, 2005 among Compañía de Inversiones de Energía S.A., Petrobras Energía S.A., Petrobras Hispano Argentina S.A., Enron Pipeline Company Argentina S.A., ABN AMRO BANK N.V. Sucursal Argentina, and the Creditors who are signatories thereto (the “Restructuring Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Restructuring Agreement.

Set forth below are (a) the undersigned Creditor’s holdings of Consenting Debt, (b) the Restructuring Option elected by the undersigned with respect to such debt, and (c) the name of each participant in the Depository Trust Company (the “DTC Participant”) who holds any Notes for the benefit of the undersigned.

Consenting Debt	Election	DTC Participant

The undersigned agrees that after the occurrence of the Effective Date, the foregoing election shall be irrevocable.

[NAME OF CREDITOR]

By:
Print Name:
Title:
Date:

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EXHIBIT B

CIESA AMENDED BY-LAWS

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EXHIBIT C

CIESA SHAREHOLDERS AGREEMENT

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EXHIBIT D

CIESA CORPORATE RESOLUTIONS MINUTES

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EXHIBIT E

FORM OF NEW DEBT AGREEMENT

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EXHIBIT F

PARTICIPATION AGREEMENT

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EXHIBIT G

EXISTING LIENS

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EXHIBIT H

FINANCIAL STATEMENTS

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EXHIBIT I

[FORM OF ASSIGNMENT NOTICE AND ASSUMPTION AGREEMENT]

Reference is made to that certain Restructuring Agreement dated as of September 1, 2005 among Compañía de Inversiones de Energía S.A., Petrobras Energía S.A., Petrobras Hispano Argentina S.A., Enron Pipeline Company Argentina S.A., ABN AMRO BANK N.V. Sucursal Argentina, and the Creditors who are signatories thereto (the “Restructuring Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Restructuring Agreement.

This agreement (the “Agreement”) is entered into by and among the assignor and assignee whose names are set forth below (the “Assignor” and the “Assignee”, respectively) and all the other parties to the Restructuring Agreement except for the Debt Option Creditors (notwithstanding any lack of actual execution of this document by such parties) (collectively, the “Restructuring Parties”).

NOW, THEREFORE, the Assignor, Assignee, and the Restructuring Parties agree as follows:

SECTION 1. The Assignor and Assignee jointly and severally represent that the Assignor has sold and assigned to the Assignee, and the Assignee has purchased and acquired from the Assignor, [insert debt/shares description] (the “Transfer”).

SECTION 2. The Assignee hereby represents and warrants as of the date hereof and the Consenting Creditors Consummation Date that:

(a)	it has received a copy of the Restructuring Agreement and agrees fully with all its terms and accepts all the obligations thereunder and all the other Restructuring Documents;

(b)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and the Restructuring Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement and the Restructuring Agreement;

(c)	its execution and delivery of this Agreement and the performance of its obligations hereunder and under the Restructuring Agreement have been duly authorized by all necessary corporate, partnership or other action on its part;

(d)

its execution and delivery of, and performance under, this Agreement and the Restructuring Agreement does not and will not (A) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by laws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to

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which it is a party in a manner which could materially and adversely affect its performance under this Agreement and the Restructuring Agreement;

(e)	its execution and delivery of, and performance under, this Agreement and the Restructuring Agreement does not and will not require any registration or filing with consent of approval of, or notice to, or other action to, with or by, any Person, including any federal, state or other Government Regulator or regulatory body; and

(f)	this Agreement and the Restructuring Agreement are legally valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with their respective terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity.

SECTION 3. The Assignee hereby agrees as follows:

(a)	It shall not be deemed a valid holder of the Existing Debt Obligations until the Effective Date (as defined below).

(b)	It will assume and perform all of the obligations of the Assignor under the Restructuring Agreement as though the Assignee were an original Party thereto;

(c)	It will indemnify each of the other Restructuring Parties for all costs and expenses (including reasonable legal fees and expenses) incurred by each such Restructuring Party related to the breach of the Assignee’s representation, warranties, and obligations under this Agreement and the Restructuring Agreement (including the indemnities set forth in Section 7.2 therein);

(d)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America, without giving effect to the principles of conflict of laws thereof.

(e)

It (A) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive personal jurisdiction of any State of New York court or the Federal District Court for the Southern District of New York that is located in the Borough of Manhattan in the City of New York in the State of New York in the United States (collectively a, “New York Court”), and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and it irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court; (B) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; (C) irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this paragraph and brought in any such court referred to in this paragraph; and (D) irrevocably waives, to the fullest

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extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in a New York Court.

(f)	If it breaches or threatens to commit a breach of its obligations under this Agreement, any Restructuring Party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement

(g)	A remedy at law, including monetary damages, for the breach of this Agreement will be inadequate compensation for any loss, and any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

(h)	It consents to the service of process in any action upon the person whose name and address are set forth in the signature below, and represents that such location is a true and correct address for the service of process.

(i)	It agrees that the address set forth below shall be deemed the address with respect to all notices to be delivered pursuant to this Agreement and the Restructuring Documents, except as such address may be hereafter changed by it on written notice delivered to the Restructuring Parties pursuant to the provisions of Section 12.7 of the Restructuring Agreement.

(j)	In the event of any challenge by any Person to the enforcement of this Agreement by a Restructuring Party, each Restructuring Party shall be deemed a third-party beneficiary of this Agreement, entitled to enforce it as though it were a signatory hereto.

SECTION 4. The Assignor and the Assignee agree that the transfer shall not become effective until this agreement has been executed as “received” by CIESA and made part of in its books and records (the “Effective Date”).

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment and Assumption Agreement as of the date first specified herein.

[NAME OF ASSIGNOR], as Assignor

By
Print Name:
Print Title:

[Street Address – not Post Office Box]
[City, State, Country Code]
[Country]
[Telephone]
[Facsimile]

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[NAME OF ASSIGNEE], as Assignee

By
Print Name:
Print Title:

[Street Address – not Post Office Box]
[City, State, Country Code]
[Country]
[Telephone]
[Facsimile]

Received on this

                     day of                                     , 20

COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A.

By	]
Title:

By	]
Title:

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EXHIBIT J

CIESA SHAREHOLDINGS

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ANNEX 1

TECHNICAL ASSISTANCE AGREEMENT

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ANNEX 2

CIESA BY-LAWS

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ANNEX 3

TGS BY-LAWS

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ANNEX 4

MASTER SETTLEMENT AND MUTUAL RELEASE AGREEMENT

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ANNEX 5

MSA TRUST AGREEMENT

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ANNEX 6

MSA TRUST-RELATED SHAREHOLDERS AGREEMENT

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EXHIBIT C - FORM OF SHAREHOLDERS AGREEMENT

MO&M - Draft subject to discussion

08/05/06

ARTICLE I SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is entered into as of [        ] by and among:

(i)	Petrobras Energía S.A., a corporation (sociedad anónima) organized and existing under the laws of Argentina (“Petrobras Energía S.A.”);

(ii)	Petrobras Hispano Argentina S.A., a corporation (sociedad anónima) organized and existing under the laws of Spain (“Petrobras Hispano Argentina S.A.”); and

(iii)	Each of the holders of Class B Shares (as defined below) set forth on the signature pages hereto (collectively with PESA (as defined below) and any successor transferee of the foregoing parties, the “Parties”, and each a “Party”).

RECITAL

WHEREAS, the Parties wish to enter into this Agreement in order to further regulate the corporate governance of CIESA and TGS (each as defined below), and to set forth their respective rights, obligations and duties in connection with CIESA and TGS, their respective management and activities, as well as certain restrictions on the Capital Stock (as defined below) of CIESA owned by the Parties, including certain provisions restricting the transfer of the CIESA Shares (as defined below) and the voting of such shares in respect of certain matters.

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

SECTION 12.15.

DEFINITIONS

SECTION 12.16. Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a given Person (in this definition, the “Relevant Person”), any Person who (a) directly or indirectly, Controls, or is Controlled by, or is under a common Control with, the Relevant Person or (b) from time to time, is managed by (i) the same investment manager as the Relevant Person is managed by, or (ii) an investment manager that is Controlled by the same Person that Controls the Relevant Person.

“Agreement” has the meaning given to that term in the first paragraph hereof.

“Allocation Notice” has the meaning provided in Section 2.2(f).

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“Annual Budget of CIESA” means the annual budget of CIESA, including CIESA Capital Calls, approved by the Directors of CIESA pursuant to Section 4.3(c)(xix), and, if applicable, as thereafter modified consistent with the provisions of Sections 4.3(c)(xx).

“Annual Budget of TGS” means the annual budget of TGS, prepared by the managers of TGS, and approved by the Directors of TGS pursuant to Section 5.7 and Section 4.3(c)(xxi), and, if applicable, as thereafter modified consistent with the provisions of Section 4.3(c)(xxii). The Annual Budget of TGS shall include all commercial, financial, investment, borrowing, Capital Expenditure, Maintenance Capital Expenditure, taxation, operating and regulatory programs of TGS.

“Approval Deadline” means the date which is one hundred and eighty (180) days after the end of the twenty-one (21) day period provided in Section 2.2(a) provided that the Approval Deadline may be modified with the written consent of each of the Winning Buyers and the Proposed Transferor, provided that notice of such modification is given to each of the other Shareholders.

“Argentina” means the Republic of Argentina.

“Assignment Notice and Assumption Agreement” means an assignment notice and assumption agreement executed by any transferor that has assigned its CIESA Shares, and each respective transferee, pursuant to which such transferee irrevocably and expressly assumes in writing all of the agreements and obligations of the transferor (or any predecessor transferor) under this Agreement, in the form annexed to this Agreement as Exhibit B.

“Argentine Law” means the laws of Argentina.

“Board Observer” has the meaning provided in Section 4.1(a)(iii).

“Budget Impasse” has the meaning provided in Section 4.3(h).

“Business Day” means any day, other than Saturday or Sunday, on which banks are not required or authorized to close in New York, London, and Buenos Aires.

“By-Laws” means the By-Laws of CIESA.

“Capital Expenditure” means any expenditure (including any such expenditure by way of acquisition of a Person) or any non-expensed payment related to the lease, purchase, construction or use of any personal or real property, the value or cost of which is or would be capitalized and included in the line item entitled “property, plant and equipment” (or any successor line item) in accordance with Argentine GAAP and the regulations of ENARGAS; provided, that there shall be excluded from the definition of “Capital Expenditure” an amount not to exceed US$ six million (US$6,000,000) in the nature of a deferred purchase price or purchase price adjustment in respect of assets transferred to TGS as part of the privatization of Gas del Estado S.E.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including all common stock and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Carryover Amount” means the amount of Capital Expenditures permitted under the last approved Annual Budget of CIESA and/or the Annual Budget of TGS that were not yet used, which Carryover Amount may be carried forward and added to the permitted amount in the succeeding fiscal years.

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“Chairman” means the chairman of the board of directors of a given corporation.

“CIESA” means Compañía de Inversiones de Energía S.A., a corporation (sociedad anónima) organized and existing under Argentine Law, and any successor thereto.

“CIESA Capital Calls” means the expenses of CIESA payable by all Shareholders, as approved in the Annual Budget of CIESA, or as modified thereafter consistent with the provisions of Section 4.3(c)(xx).

“CIESA Shares” means Class A and/or Class B Shares as the context requires.

“CIESA’s TGS Shares” means the Capital Stock of TGS held by CIESA.

“Class A Directors” means the three (3) Directors of CIESA appointed by the Class A Shareholders pursuant to this Agreement.

“Class A Shareholders” means the registered holders of Class A Shares.

“Class A Shares” means the fully-paid and non-assessable ordinary Class A Shares of CIESA, each with a par value of one (1) Peso and one (1) vote per share, outstanding at any time, and that shall have all of the rights and obligations pursuant to the Companies Law, this Agreement, and the By-Laws, and that, on the date hereof, represent in the aggregate fifty percent (50%) of the Capital Stock and voting rights of CIESA.

“Class B Directors” means the three (3) Directors of CIESA appointed by the Class B Shareholders.

“Class B Shareholders” means the registered holders of Class B Shares.

“Class B Shares” means the fully-paid and non-assessable ordinary Class B Shares of CIESA, each with a par value of one (1) Peso and one (1) vote per share, outstanding at any time, and that shall have all of the rights and obligations pursuant to the Companies Law, this Agreement, and the By-Laws, and that, on the date hereof, represent in the aggregate fifty percent (50%) of the Capital Stock and voting rights of CIESA.

“Class Meeting” means a meeting of the holders of any single Class of Shares.

“Class of Shareholders” means either the Class A Shareholders or the Class B Shareholders, as the case may be, considered as a group.

“Class of Shares” means the Class A Shares or the Class B Shares, as the case may be.

“Companies Law” means the Argentine Commercial Companies Law N° 19,550 of Argentina, as amended from time to time.

“Confidential Information” means all information of whatever kind or nature and in whatever format (including, but not limited to, intellectual property, documents, financial statements, records, business plans, and reports) which has value to CIESA or TGS, or which is treated by CIESA or TGS as confidential (regardless of whether such information is actually marked “confidential”), except such information that (a) is or becomes generally available to the public through no action of the Party (including its limited partners, members, representatives, agents and Affiliates) to whom such information was furnished by CIESA, TGS, or their agents;

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(b) is or becomes available to a disclosing Party on a non-confidential basis from a source, other than CIESA, TGS, or their Agents, which source the receiving Party believes, after reasonable inquiry, was not prohibited by a contractual, legal, or fiduciary obligation from so disclosing such information; or (c) can reasonably be shown from the written or other records of a disclosing Party to have already been in the possession of that Party.

“Consummation Period” means a period of time ending on the later of (a) the sixtieth (60th) day following the end of the twenty-one (21) day period provided in Section 2.2(a), or (b), if approvals by Government Regulators are required to consummate the transaction, ten (10) days after receipt of all such approvals, as long as such approvals are received before the Approval Deadline.

“Control”, “Controls”, “Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a Person, whether through ownership of voting securities, by contract, or otherwise, or as agent, executor, trustee, or otherwise.

“Deemed Notice Date” has the meaning set forth in Section 2.1(e)(i).

“Director” means a member of a board of directors of a corporation.

“Directors of CIESA” means the duly elected members of the board of directors of CIESA.

“Directors of TGS” means the duly elected members of the board of directors of TGS.

“Disqualified Shares” has the meaning provided in Section 2.2(b).

“Drag Along Provisions” means the provisions of Section 2.4.

“Drag Start Shares” has the meaning provided in Section 2.4(a).

“EBITDA” means earnings before interest, tax, depreciation and amortization, calculated in accordance with normal accounting practices of TGS.

“Effective Date” means the date of this Agreement as set forth above.

“ENARGAS” means Ente Nacional Regulador del Gas (or any successor regulatory agency) in Argentina.

“Energy Company” means any Person (excluding a natural Person) that: (a) directly or indirectly is engaged in or is invested in (through Controlling or co-Controlling stakes) businesses engaged in one or more activities related to the energy production business (including but not limited to power generation), or gas, oil, or electricity transportation or distribution (even if any of the foregoing activities is not that Person’s corporate purpose or sole principal purpose); and (b) has a net worth equal to, or greater than, US$ two billion (US$2,000,000,000) or directly or indirectly owns capital assets of a value equal to, or greater than, US$ four billion (US$4,000,000,000).

“Expert” has the meaning provided in Section 2.3(d).

“General Manager” means the General Manager of TGS.

“Government Regulator” means the government of Argentina or any political subdivision thereof, whether state or local, and any agency, authority instrumentality, regulatory body, court,

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central bank or other entity exercising executive, legislative, judicial, taxing, regulator or administrative powers or functions of or pertaining to government, including ENARGAS and the Argentine Secretary of Energy.

“Implied Drag Value” means, as of the Deemed Notice Date, an implied enterprise value of CIESA that is equal to: (a) (i)(A) nine (9) times the cumulative EBITDA of TGS’s last completed four (4) fiscal quarters; minus (B) TGS’s outstanding Indebtedness; multiplied by (ii) (A) the percentage that CIESA’s TGS Shares represent of all outstanding TGS Capital Stock; minus (B) CIESA’s Indebtedness; multiplied by (b) the percentage that the Class B Shares represent of the total CIESA Shares.

“Implied Market Value” means, as of the Deemed Notice Date, the value per CIESA Share that is equal to (a)(i)(A) the total market value of all CIESA’s TGS Shares, as determined by reference to the average closing price of TGS B Shares as recorded at the close of business on the Buenos Aires Stock Exchange on the ten (10) trading days immediately prior to the deemed date of the deemed Transfer Notice (as deemed given pursuant to Section 2.1(e)), multiplied by (B) the percentage that CIESA’s TGS Shares represent of all outstanding TGS Capital Stock; minus (ii) CIESA’s outstanding Indebtedness; divided by (b) the total number of outstanding CIESA Shares.

“Indebtedness” means, with respect to any Person, (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property), or (iii) any amount appearing on the Person’s balance sheet as a liability; (b) any financial obligation of others of the kind described in the preceding clause (a) which the Person has guaranteed or which is otherwise its legal liability; (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the financial obligations of the kind described in the preceding clause (a) secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (d) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any financial liability of the kind described in any of the preceding clauses (a), (b), or (c).

“License” means, as of the date hereof, the exclusive right and responsibility for a 35 year term granted to TGS by the Argentine government to provide gas transportation services in southern Argentina through the southern gas pipeline system, transferred to TGS by Gas del Estado S.E., and the expansions and modifications thereto, granted pursuant to the Natural Gas Law under the Bidding Terms and Conditions for the Privatization of Gas del Estado and/or the License Agreement between the Argentine Federal Government and TGS approved by Executive Decree N° 2,458 dated December 18, 1992, as amended, together with all sub annexes and all legislation, decrees, judicial or administrative rulings and/or regulations or interpretations issued by a Government Regulator, which, as of the date hereof, has modified, amended or supplemented any of the original terms and conditions of the License and all annexes, exhibits and schedules thereto, including the modifications, amendments and supplements that are in effect as of the date hereof that resulted from the provisions of the Emergency Law No 25,561 and related decrees and regulations implemented as of the date hereof and under Federal Executive Branch decrees theretofore issued and implemented as of the date hereof.

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“Maintenance Capital Expenditures” means, with respect to any fiscal year, all Capital Expenditures made or (without duplication) committed in writing in such fiscal year to be made (without duplication of any amount of Capital Expenditures made or committed to be made in a prior fiscal year and attributed to such prior fiscal year for purposes of any determination under Section 4.3(h)) relating to the repair or maintenance, including upgrades directly relating thereto or in connection with advancements or upgrades in technology, of TGS’s fixed or capital assets or other property, plant, and equipment pursuant to or in accordance with Sound Operating Practices; provided, that, with respect to any amount of Capital Expenditures committed in writing in any fiscal year to be made, only the amount of Capital Expenditures that are due and payable pursuant to the terms and conditions of such commitment within one year following the end of such fiscal year may be deemed to be “committed to be made” with respect to such fiscal year for purposes of this definition, and any remaining amount of Capital Expenditures relating to such commitment shall be allocated to one or more subsequent fiscal years; provided, further, that, notwithstanding the foregoing, with respect to any amount of Capital Expenditures committed to be made in any fiscal year, if such amount of Capital Expenditures will be made in a subsequent fiscal year, the board of directors of TGS may elect, as provided in the Indebtedness documents of TGS, at the time such Capital Expenditures are made or committed in writing to be made, as the case may be, and only at such time, to have such amount of Capital Expenditures (or any portion thereof) attributed to such subsequent fiscal year instead of the fiscal year in which such amount of Capital Expenditures were committed in writing to be made.

“Majority A Consent” means an affirmative decision evidenced in writing of the Person or Persons holding a majority in number of those Class A Shares then entitled to exercise voting rights under both this Agreement and applicable law.

“Majority B Consent” means an affirmative decision evidenced in writing of the Person or Persons holding a majority in number of those Class B Shares then entitled to exercise voting rights under both this Agreement and applicable law.

“Majority Consent” means either of the Majority A Consent or the Majority B Consent, as the case may be, and “Majority Consents” means both Majority A Consent and Majority B Consent together.

“Material Contract” means a contract to which CIESA or a TGS Group Company is, or is proposed to become, a party and which is either (a) material to the business or operations of CIESA or the TGS Group, as applicable, or (b) has an aggregate annual value exceeding US$ five hundred thousand (US$500,000), in the case of CIESA, or US$ five million (US$5,000,000) in the case of a TGS Group Company.

“Minority Shareholder” means a Class B Shareholder holding less than ten percent (10%) of the total CIESA Shares.

“Natural Gas Law” means Law N° 24,076 of Argentina, as amended from time to time.

“Notice Breach” has the meaning set forth in Section 2.1(e)(i).

“Offered Shares” means CIESA Shares that are the subject of a Proposed Transfer.

“Participation Agreement” means that certain Participation Agreement dated as of the same date hereof by and among CIESA, PESA, and the other signatories thereto.

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“Parties” and “Party” have the meaning provided in the introductory paragraphs of this Agreement.

“Person” means any individual or legal entity, association, non-profit organization, professional body, business organization (whether organized as a corporation, limited liability company, partnership, or otherwise), joint venture, consortium, investment fund, bank, trust (simple or financial), union, estate, governmental authority, or any other kind of organization or entity.

“PESA” means jointly and severally Petrobras Energía S.A. and Petrobras Hispano Argentino S.A., including any permitted assignee of their rights hereunder.

“Peso” means the legal currency of Argentina or any successor thereto.

“Petrobras Energía S.A.” has the meaning provided in the introductory paragraph of this Agreement.

“Petrobras Hispano Argentina S.A.” has the meaning provided in the introductory paragraph of this Agreement.

“Producer” means any Person who qualifies as a “Producer” under Section 10 of the Natural Gas Law.

“Proposed Transfer” means a proposed sale, transfer, assignment, or other disposition of CIESA Shares to another Person.

“Proposed Transfer Terms” means, with respect to a Proposed Transfer, (a) the identity of the Proposed Transferee(s); (b) the number and class of CIESA Shares proposed to be transferred; (c) the Transfer Price; and (d) all other material terms of the Proposed Transfer (including the terms of any related sale or purchase agreement).

“Proposed Transferee” means a Person to whom CIESA Shares are proposed to be sold, transferred, assigned, or otherwise received from a Proposed Transferor.

“Proposed Transferor” means a Shareholder proposing to make a Proposed Transfer.

“Purchase Failure” has the meaning provided in Section 2.2(e).

“Qualifying Drag Offer” has the meaning provided in Section 2.4(b).

“Regulatory Action” means any order of a court of competent jurisdiction or any order, decision, or conclusive view made, given, or expressed by a Governmental Regulator which prohibits or materially restricts (a) the conduct of the TGS Business, or (b) any of the rights, duties, and actions contemplated by this Agreement.

“Relevant Shareholder” has the meaning provided in Section 2.1(i).

“Shareholder” means a registered holder of CIESA Shares.

“Specified Drag Price” has the meaning provided in Section 2.4(c).

“Specified Purchaser” has the meaning provided in Section 2.3(a).

“Specified Seller” has the meaning provided in Section 2.3(a).

“Specified Shares” has the meaning provided in Section 2.3(a).

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“Specified Tag Price” has the meaning provided in Section 2.3(c).

“Sound Operating Practices” shall mean, at any particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the Argentine pipeline industry, or (b) with respect to any matter as to which (a) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the reasonable cost consistent with commercially recognized and good business and operating practices, manufacturer warranties, environmental considerations, reliability, safety, efficiency and expedition, taking into account, among other things, advancements or upgrades in technology and environmental considerations. “Sound Operating Practices” is not intended to be limited to the optimum or best practices, methods or acts to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, advancements or upgrades in technology, financial resources and constraints, time allowances and limitations, environmental requirements and considerations, including weather-related considerations, insurance policies and the requirements, orders, decrees or mandates that are imposed, declared or otherwise issued by a Government Regulator.

“Subsidiary” means, as regards TGS, any Person who, directly or indirectly, is Controlled by TGS.

“Tag Trigger Amount” means more than fifty percent (50%) of the outstanding Class B Shares.

“Technical Assistance Agreement” means that certain technical assistance agreement dated November 13, 1992, executed between TGS and Enron Pipeline Company Argentina S.A., (which was assigned to Petrobras Energía S.A. under the assignment agreement dated July 15, 2004 entered into between Petrobras Energía S.A., Enron Pipeline Company Argentina S.A. and TGS), as amended supplemented, renewed, replaced, or otherwise modified from time to time.

“Technical Matter” means any operational matter having a material effect on the safety, reliability, or environmental affairs of TGS.

“Technical Operator” means Petrobras Energía S.A., in its capacity as Technical Operator under the Technical Assistance Agreement and any Person who may replace such operator in the future.

“TGS” means Transportadora de Gas del Sur S.A., a corporation (sociedad anónima) organized and existing under the laws of Argentina, and any successor thereto.

“TGS B Share” means an ordinary class “B” share of TGS, with a par value of one (1) Peso and one (1) vote per share, outstanding at any time.

“TGS Business” means natural gas transportation and processing, and the production, commercialization, and marketing of liquified natural gas and its by-products.

“TGS Group” means all of the TGS Group Companies taken as a whole.

“TGS Group Company” means TGS or any of its Subsidiaries.

“Threshold Price” means, as of the date of the Qualifying Drag Offer, the price per Class B Share equal to (a) the higher of (i) US$ two hundred million (US$ 200,000,000) (in this definition, the “Base Amount”) plus an amount equal to twenty five percent (25%) of the Base

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Amount, accruing on a per annum basis, compounding daily, from the date of this Agreement to the date immediately prior to the date of any acquisition of Class B Shares pursuant to the Drag Along Provisions; or (ii) the Implied Drag Value; divided by (b) the number of Class B Shares outstanding at the time of calculation.

“Transfer Notice” means a written notice (a) specifying all of the Proposed Transfer Terms with respect to each Proposed Transfer; (b) informing each Shareholder that it is entitled to make a written unconditional offer to the Proposed Transferor to purchase some or all of the Offered Shares at the Transfer Price, and (c) informing each Shareholder that such offer must be made within twenty-one (21) days after the date such written notice is given, and specifying the actual calendar date of such deadline.

“Transfer Price” means, with respect to a Proposed Transfer, the per share price at which such CIESA Shares are proposed to be transferred, assigned, or otherwise disposed; provided that if the consideration to be paid by the Proposed Transferee(s) includes any non-cash or deferred consideration (in cash or otherwise), the Transfer Price shall include the cash equivalent price for that non-cash or deferred consideration if, when viewed in the context of the transaction as a whole, it can reasonably be regarded as an addition to the value paid or promised to be paid; and provided further that a Transfer Price with respect to a deemed Transfer Notice shall be as specified in Section 2.1(e)(iii); and provided further that if a disagreement arises as to the calculation or value of the non-cash portion of a Transfer Price, then such disagreement shall, if not resolved by the parties within fourteen (14) days of it arising, be referred to an Expert, acting as expert and not as arbitrator, who has been nominated by the disagreeing parties jointly, and the Expert’s decision shall be final and binding (in the absence of manifest error) and the costs of the Expert shall be paid by the parties to the disagreement as the Expert shall direct or, if no such direction is given, equally by the parties to the disagreement.

“Trigger Acquisition” has the meaning given in Section 2.4(a).

“Trigger Shares” has the meaning given in Section 2.4(a).

“US$” means the legal currency of the United States of America.

“Vice-Chairman” means the vice-chairman of the board of directors of a given corporation.

“Winning Buyers” means the Person who is to be the actual acquiror of Offered Shares following satisfaction of the requirements of Section 2.2.

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SECTION 12.17. Interpretation.

For all purposes hereof, except as otherwise expressly provided herein or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings ascribed to them herein and include the plural as well as the singular and vice versa;

(b) the terms importing gender include all genders;

(c) any reference to a “Recital”, “Article”, “Section” or “Exhibit” refers to a Recital, Article, Section or Exhibit, as the case may be, of this Agreement;

(d) any reference to this Agreement, and the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any particular Recital, Article, Section, Exhibit or other subsections;

(e) any reference to “includes” or “including” shall mean “including, but not limited to”;

(f) any reference to agreements or contracts, including this Agreement, shall refer to such agreements or contracts together with all annexes, appendices, schedules and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified from time to time; and

(g) the headings of the articles, sections, paragraphs and subsections of this Agreement are included for convenience purposes only and shall not affect the interpretation thereof.

SECTION 12.18.

TRANSFERS OF CIESA SHARES

SECTION 12.19. General; Transfers to Affiliates.

(a) No Shareholder may sell, transfer, assign, or otherwise dispose of any CIESA Shares owned by it, and all attempts to do so shall be deemed null and void, unless (i) such transfer is performed in accordance with the provisions of this Agreement; and (ii) all necessary approvals of Governmental Regulators have been obtained.

(b) Without limiting Section 2.1(a) in any manner, no Shareholder may sell, transfer, assign, or otherwise dispose of, or offer to purchase, subscribe to, or otherwise acquire any CIESA Shares if such sale, transfer, assignment, other disposal, subscription, or acquisition would result in (i) a breach of the Natural Gas Law, or (ii) an event of default under the License.

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(c) Each Proposed Transferor, before selling, transferring, assigning, or otherwise disposing of any of its CIESA Shares (including sales, transfers, assignments, or other dispositions to another Shareholder or any Affiliate of such Proposed Transferor), and before agreeing to do any of the foregoing, shall (i) give notice to the proposed transferee(s) of the restrictions on the transfer and acquisition of CIESA Shares contained in this Agreement and the By-Laws, and (ii) as a condition to such sale, transfer, assignment or other disposal, execute, and procure its transferee’s execution of, the Assumption Notice and Assignment Agreement, and deliver such executed agreement to CIESA pursuant to the provisions of the Assumption Notice and Assignment Agreement.

(d) Any sale, transfer, assignment, or other disposal of CIESA Shares shall be understood to include a transfer or renunciation of any preemptive rights (derecho de preferencia), accretion rights (derecho de acrecer), and any rights, claims, causes of action or interests of any kind in or arising from those CIESA Shares (including the income, capital or other rights related thereto) whether legal, beneficial or otherwise (including with respect to the entry into any option or other agreement (conditionally or otherwise) for the possible sale, pledge, hypothecation, or transfer thereof or grant of any security or other interest therein), and whether or not for consideration or by written disposition, or otherwise.

(e) Deemed Transfer Notices.

(i) If the provisions of this Agreement require that a Transfer Notice be given in respect of any CIESA Shares, and such Transfer Notice is not properly and timely given (such failure, a “Notice Breach”), then a Transfer Notice shall be deemed to have been given with respect to such CIESA Shares on the date (the “Deemed Notice Date”) that is the earlier of (A) three (3) Business Days after written notice of a Notice Breach is given to the Proposed Transferor by any other Shareholder, with copies of such notice given to all other Shareholders, or (B) the date on which a Transfer Notice is actually (if not timely) given by the Proposed Transferor. The twenty-one (21) day period set forth in Section 2.2(a) shall commence on the Deemed Notice Date.

(ii) A deemed Transfer Notice shall constitute a valid Transfer Notice, and be governed by the provisions of this Agreement pertaining to Transfer Notices.

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(iii) The Transfer Price with respect to a deemed Transfer Notice shall be equal to the lower of (i) the average price per share at which such CIESA Shares were actually agreed to be transferred, or (ii) eighty percent (80%) of the Implied Market Value.

(f) If a Proposed Transferor defaults in any of its obligations under Section 2.1¸ Section 2.2, Section 2.3, or Section 2.4 of this Agreement, such Shareholder (and any Winning Buyer to whom CIESA Shares have been transferred in violation of such provisions) shall not be entitled to exercise any voting rights with respect to, or receive any dividends or other distributions (including payments due under the Participation Agreement) on account of, the Offered Shares related to the default, during the continuance of such default.

(g) A transfer of CIESA Shares to an Affiliate of the transferring Shareholder shall be permitted under this Agreement and such transfer shall not be governed by Sections 2.2, 2.3 and 2.4. Notwithstanding the foregoing, if an Affiliate holds CIESA Shares as a result of an earlier transfer from a Shareholder, that Affiliate may only transfer such CIESA Shares to a Person to whom the original transferring Shareholder could have transferred those CIESA Shares under the terms of this Agreement.

(h) Any Shareholder transferring its CIESA Shares, in whole or in part, to one or more Affiliates shall continue to be jointly and severally liable for the obligations arising hereunder while such Affiliate holds such CIESA Shares and, in such case, the initial transferring Shareholder and all subsequent transferee Affiliates, shall each be jointly and severally liable for compliance with all obligations of a Shareholder arising under this Agreement.

(i) If a Shareholder (the “Relevant Shareholder”) makes a transfer of CIESA Shares to an Affiliate and that Affiliate transferee ceases thereafter to be an Affiliate of the Relevant Shareholder, that former Affiliate transferee shall (to the extent it continues to hold such CIESA Shares) no later than twenty-one (21) days after delivery of a written request by any other Shareholder, transfer the CIESA Shares so transferred to it back to the Relevant Shareholder, or to a continuing Affiliate of the Relevant Shareholder. If such requested transfer is not timely made, a Transfer Notice will be deemed to have been given by the former Affiliate transferee with respect to those CIESA Shares, as of the last day of the twenty-one (21) day period referred to in this paragraph.

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SECTION 12.20. Third Party Transfers; Right of First Refusal.

(a) As soon as practicable after a Proposed Transferor determines to make a Proposed Transfer, the Proposed Transferor shall give a Transfer Notice to the remaining Shareholders. The remaining Shareholders shall have the right, for a period of twenty-one (21) days after the delivery of the Transfer Notice, to make a written unconditional offer to the Proposed Transferor to purchase some or all of the Offered Shares at the Transfer Price.

(b) Any offer made by a Shareholder to purchase any Offered Shares shall not be valid to the extent that any of the Offered Shares to be acquired by such Shareholder would breach the provisions of Section 2.1(a) (in this paragraph, the “Disqualified Shares”), and the Disqualified Shares shall not be taken into account when calculating the number of Offered Shares which Shareholders have offered to purchase.

(c) A Proposed Transferor shall, within seven (7) days after the end of the twenty-one (21) day period referred to in Section 2.2(a), notify the other Shareholders of the number of Offered Shares (if any) that were offered to be purchased by each Shareholder pursuant to Section 2.2(a).

(d) If, at the end of the twenty-one (21) day period provided in Section 2.2(a), the Proposed Transferor receives no valid offers from other Shareholders to purchase the Offered Shares, or receives valid offers that, in the aggregate, constitute offers to purchase less than all of the Offered Shares, then, subject to compliance with the requirements of Section 2.3 and 2.4 if applicable, the Proposed Transferor may (subject to other applicable provisions of this Agreement, including obtaining the relevant approvals of Governmental Regulators) transfer all but not less than all the Offered Shares to the Proposed Transferee(s) at a price per Offered Share that is equal to or greater than the Transfer Price. Following compliance with Section 2.3 and Section 2.4, if applicable, such transfer must take place prior to the end of the Consummation Period.

(e) If, by the end of the twenty-one (21) day period provided in Section 2.2(a), the Proposed Transferor receives valid offers from other Shareholders that, in the aggregate, constitute offers to purchase at least all, and not less than all, of the Offered Shares, then the Proposed Transferor shall allocate the Offered Shares in the following manner:

(i) first to the offering Shareholders who are registered holders of CIESA Shares of the same Class of Shares as the Offered Shares (and to the extent there is an oversubscription for the Offered Shares, they shall be allocated pro rata according to the number of such Class of Shares then held by the offering Shareholders); and

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(ii) second, if any of the Offered Shares remain available after allocation to Shareholders pursuant to Section 2.2(e)(i), they shall be allocated to the remaining offering Shareholders (and, to the extent there is an oversubscription for such remaining Offered Shares, they shall be allocated pro rata according to the number of CIESA Shares then held by the remaining offering Shareholders);

provided that no Shareholder shall be required to take more than the total number of Offered Shares tendered for in its offer. In the event that any Shareholder allocated Offered Shares pursuant to this Section 2.2(e) fails to consummate the purchase of the Offered Shares in accordance with this Agreement (in this paragraph, a “Purchase Failure”), then the Proposed Transferor shall reallocate the Offered Shares pursuant to Section 2.2(e)(i) and (ii), unless, after excluding those Offered Shares covered by the Purchase Failure, there remain valid offers for less than all of the Offered Shares. In that event, subject to compliance with Section 2.2(d), the Proposed Transferor shall be entitled, in its sole discretion, to either proceed with the sale to the Proposed Transferee, or allocate the Offered Shares among the Proposed Transferee and any Shareholder allocated Offering Shares that did not result in a Purchase Failure.

(f) Following the allocation to the Winning Buyers pursuant to Section 2.2(e)(i) and (ii), the Proposed Transferor shall give notice in writing within five (5) days to all Shareholders (an “Allocation Notice”) setting forth the allocations, if any, made pursuant to Section 2.2(e)(i) and (ii). All such transfers to Shareholders shall be consummated at such place and time as shall be specified by the Proposed Transferor in such Allocation Notice no later than the end of the Consummation Period, but no earlier than seven (7) days after the date the Allocation Notice is given.

(g) Until necessary approvals (including approval(s) from Government Regulator) have been obtained, a Proposed Transferor may not accept any direction from a Winning Buyer as to the exercise of any voting rights arising from the Offered Shares.

(h) In the event all necessary approvals of Government Regulators are not obtained by the end of the Consummation Period to allow the consummation of the sale of all the Offered Shares covered by a given Transfer Notice, the Transfer Notice shall be deemed to have been

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withdrawn for all such Offered Shares, and the Proposed Transferor must proceed with a new Transfer Notice process pursuant to this Agreement if it intends to sell, transfer, assign, or otherwise dispose of any CIESA Shares.

SECTION 12.21. Tag Along.

(a) If, following compliance with the provisions of Section 2.2, a Proposed Transfer of any Class B Shares (such shares, the “Specified Shares” and each Shareholder tendering such shares, a “Specified Seller”), if made and registered (when taken together with all other proposed contemporaneous or prior sales, transfers, assignments, or other dispositions of CIESA Shares), would result in an Energy Company and/or its Affiliates owning or Controlling Class B Shares equal to or greater than the Tag Trigger Amount, then the Specified Sellers shall not be entitled to sell, transfer, assign or otherwise dispose of the Specified Shares unless the Person or Persons seeking to buy the Specified Shares (collectively, the “Specified Purchaser”) (i) makes a Qualifying Tag Offer; and (ii) obtains all the necessary approvals from Government Regulators for the acquisition by the Energy Company and/or its Affiliates of all Class B Shares.

(b) A “Qualifying Tag Offer” shall be in writing and:

(i) constitute an offer by the Specified Purchaser to purchase all of the Class B Shares held by all Class B Shareholders;

(ii) be (A) unconditional or (B) subject to a condition such that, if the condition is not satisfied, no purchase of any Specified Shares will take place;

(iii) be open for acceptance for at least twenty-one (21) days from the date notice of the Qualifying Tag Offer is given (and such notice shall specify the actual calendar date of this final deadline); and

(iv) be made at the Specified Tag Price.

(c) “Specified Tag Price” means (i) a price per Class B Share at least equal to the higher of (A) that offered to the Specified Seller(s) for the Specified Shares and (B) the average price paid by the Energy Company and/or its Affiliates for Class B Shares in the six (6) months immediately prior to the date on which the Qualifying Tag Offer is made; and (ii) otherwise on terms at least equal to those offered to the Specified Sellers for the Specified Shares.

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(d) If a disagreement arises as to the calculation or value of the Specified Tag Price (including a disagreement about the amount of any cash alternative therefor), then such disagreement shall, if not resolved by the parties within fourteen (14) days of it arising, be referred to a natural Person (an “Expert”), acting as expert and not as arbitrator, who has been nominated by the disagreeing parties jointly. The Expert’s decision shall be final and binding (in the absence of manifest error) and the costs of the Expert shall be paid by the parties to the disagreement as the Expert shall direct or, if no such direction is given, equally by the parties to the disagreement.

SECTION 12.22. Drag Along.

(a) If, following compliance with the provisions of Section 2.2, a Proposed Transfer of any Class B Shares (a “Trigger Acquisition” and the Class B Shares covered by the Proposed Transfer, the “Trigger Shares”), if made and registered, would result in an Energy Company and/or its Affiliates collectively holding in the aggregate thirty percent (30%) or more of the Class B Shares (such shares held or to be held by the Energy Company and/or its Affiliates, the “Drag Start Shares”), then the Energy Company shall be entitled to make a Qualifying Drag Offer and compel the remaining Class B Shareholders to accept it, upon satisfaction of the requirements of this Section 2.4.

(b) A “Qualifying Drag Offer” shall be in writing and:

(i) constitute an offer by the Energy Company or its Affiliates to purchase all of the Class B Shares held by Class B Shareholders other those then held by that Energy Company and its Affiliates;

(ii) be unconditional;

(iii) be made at the Specified Drag Price; and

(iv) include a commensurate cash alternative for any part of the Specified Drag Price that would otherwise not have been payable in cash.

(c) “Specified Drag Price” means the higher of:

(i) the price per Class B Share equal to the average price paid or payable by the Energy Company and/or its Affiliates for the Drag Start Shares;

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(ii) the price per Class B Share equal to the average price offered, paid, or payable by the Energy Company and/or its Affiliates for the Trigger Shares; or

(iii) the Threshold Price;

and in any event shall include a cash amount equal to the value per Class B Share of any non-cash or deferred consideration (in cash or otherwise) that has been paid or promised to be paid to the holder or holders of the Drag Start Shares or Trigger Shares, as the case may be, if that non-cash or deferred compensation, when viewed in the context of the transaction as a whole, can reasonably be regarded as an addition to the value paid or promised to be paid for the Drag Start Shares or Trigger Shares, as the case may be.

(d) If a disagreement arises as to the calculation or amount of the Specified Drag Price (including a disagreement about the amount of any cash alternative therefor), then such disagreement shall, if not resolved by the parties within fourteen (14) days of it arising, be referred to an Expert nominated by the disagreeing parties jointly. The Expert’s decision shall be final and binding (in the absence of manifest error) and the costs of the Expert shall be paid by the parties to the disagreement as the Expert shall direct or, if no such direction is given, equally by the parties to the disagreement.

(e) If a Qualifying Drag Offer is made, the purchase of the remaining Class B Shares must be consummated no later than fifteen (15) days after the later of (i) the date of the consummation of the Trigger Acquisition or (ii) the date the Energy Company obtains approval from the Government Regulators for the acquisition of all remaining Class B Shares.

SECTION 12.23. Notation in Shares Ledger and Statements of Account.

Each of the Shareholders shall use reasonable efforts to cause the following notation to be made in the shares ledger of CIESA and in each statement of account of book entry shares issued by CIESA, in addition to any other notation required under applicable law, with respect to the existence of the restrictions on transfers of CIESA Shares provided in this Agreement:

“THE SECURITIES EVIDENCED BY [THIS LEDGER // STATEMENT OF ACCOUNT] ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE BY-LAWS OF THE COMPANY AND A SHAREHOLDERS AGREEMENT BY AND AMONG THE SIGNATORIES THERETO, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT, OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.”

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SECTION 12.24

CONFIDENTIALITY; SUPPLY OF INFORMATION; BOARD MEETINGS

SECTION 12.25. Confidentiality.

(a) Commencing on the date hereof (but without prejudice to any existing confidentiality obligation arising outside this Agreement), each Shareholder shall maintain in confidence, and shall abstain from using except in its capacity as Shareholder, all Confidential Information. Notwithstanding the foregoing, a Shareholder may reveal the Confidential Information: (i) to (A) its directors, managers, employees, agents, professional advisors, auditors, insurers, and potential buyers of CIESA Shares; (B) its Affiliates (provided they do not compete with the TGS Business) and their respective directors, managers, employees, agents, professional advisors, auditors, and insurers; and (C) Persons for whom the Shareholder acts as custodian or registered agent, and those Persons’ respective directors, managers, employees, agents, professional advisors, auditors, and insurers, provided that the Shareholder: (x) informs all such Persons of the confidential nature of the Confidential Information and requests that it be kept confidential, and (y) causes any such potential buyers of CIESA Shares to execute with CIESA (and, if Confidential Information relating to TGS is to be disclosed, with TGS) an agreement in form and substance reasonably satisfactory to CIESA or TGS, as the case may be, to keep confidential such Confidential Information; and (ii) if required by applicable law, or by rules, provisions, regulations, or orders issued by the Government Regulators or any other regulatory entity, or if required by any court, administrative, or arbitration proceeding in Argentina or elsewhere.

(b) No announcement regarding the matters contemplated hereby will be made by any party hereto in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing material, or otherwise to the general public except (i) with the prior written consent of each of the parties hereto, or (ii) if required by applicable law, or by rules, provisions, regulations, or orders issued by the Government Regulators or any other regulatory entity, or if required by any court, administrative, or arbitration proceeding in Argentina or elsewhere, provided this paragraph shall not prevent a Shareholder from disclosing information with respect to the acquisition, ownership, or disposition of its own holdings of CIESA Shares.

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SECTION 12.26. Supply of Information.

(a) Each of the Shareholders shall use reasonable efforts to cause CIESA and/or TGS to furnish to all of the Shareholders copies of the following:

(i) within sixty (60) days following the conclusion of each of CIESA’s and TGS’s first three fiscal quarters of each fiscal year, quarterly unaudited consolidating financial statements of CIESA and TGS (which shall include separate balance sheets, income statements and cash flow statements for each of CIESA and the TGS Group Companies, certified by the company’s chief financial officer or equivalent officer) reviewed by CIESA’s and TGS’s respective independent accountants;

(ii) within ninety (90) days following the conclusion of CIESA’s and TGS’s fiscal year, annual audited consolidated and consolidating financial statements of CIESA and TGS (which shall include balance sheets, income statements and cash flow statements) audited by CIESA’s and TGS’s respective independent accountants;

(iii) within thirty (30) days after the end of each month, separate management financial reports of TGS and CIESA as of the end of such month;

(iv) reports on all material events and transactions affecting CIESA or TGS, as promptly as practicable after the occurrence of any such event or transaction;

(v) (A) a draft Annual Budget for CIESA and a draft Annual Budget for TGS, at least one month prior to the commencement of the fiscal year to which each relates, and (B) all proposed changes thereto submitted for consideration to the board of directors of CIESA or TGS;

(vi) (A) within thirty (30) days after approval thereof by the board of directors of TGS and the board of directors of CIESA, the Annual Budget of CIESA and the Annual Budget of TGS, and (B) all changes thereto approved by the board of directors of CIESA or TGS; and

(vii) all management letters delivered to CIESA and TGS by their respective auditors, within ten (10) days after receipt thereof.

(b) In addition to and without limiting the foregoing, upon written request from a Shareholder, each other Shareholder shall use reasonable efforts to cause CIESA or TGS to

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furnish to the requesting Shareholder all information regarding the business, affairs, prospects, financial condition, or accounting and tax records of CIESA and TGS as such requesting Shareholder may reasonably request (other than information related to an actual or threatened dispute between that Shareholder and CIESA or any other Shareholder which, if disclosed, could materially prejudice CIESA). The reasonable expenses incurred by CIESA or TGS in furnishing the information described in this paragraph shall be borne by the requesting Shareholder.

(c) Nothing in this Section 3.2 shall entitle any Shareholder to obtain any know-how of CIESA or TGS relating to any secret processes or inventions.

SECTION 12.27. Meetings of the Boards of Directors of CIESA and TGS.

(a) Each of the Shareholders shall use reasonable efforts to cause any meeting of the board of directors of TGS (which may be held by telephonic or video conference, or by any other electronic means, if in compliance with Argentine law) to be convened with at least five (5) Business Days prior written notice (or such shorter notice as all Directors of TGS may agree) given by the Chairman of TGS or any Director of TGS and addressed to the rest of the Directors of TGS (no matter where such Directors are located), and such meetings shall be held in the manner established or allowed by applicable law and as otherwise required by the by-laws of TGS.

(b) Each of the Shareholders shall use reasonable efforts to cause any meeting of the board of directors of CIESA (which may be held by telephonic or video conference, or by any other electronic means, if in compliance with Argentine law) to be convened with at least five (5) Business Days prior written notice (or such shorter notice as all Directors of CIESA may agree) given by the Chairman of CIESA or any Director of CIESA and addressed to the rest of the Directors of CIESA (no matter where such Directors are located) and to each of the Shareholders, and such meetings shall be held in the manner established or allowed by applicable law and otherwise as required by the By-Laws.

(c) Each Director of CIESA and Director of TGS shall be entitled to attend any meeting of its respective board of directors accompanied by one (1) advisor chosen by such Director to provide advice to that Director. Such advisor shall not be entitled to vote at any time. The costs associated with the attendance by such an advisor shall be borne by the Director and are not reimbursable by CIESA or TGS.

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(d) At the request of any Director of TGS or Director of CIESA, each of the Shareholders shall use reasonable efforts to cause the Directors of TGS and Directors of CIESA nominated by them to approve a “reglamento interno” providing for compliance with this Section.

SECTION 12.28.

ORGANIZATION AND MANAGEMENT OF CIESA

SECTION 12.29. Directors, General Manager and Statutory Auditors (Síndicos).

(a) The Directors, statutory auditors (síndicos), and a board observer of CIESA shall be appointed as follows:

(i) The Class A Shareholders shall be entitled to appoint (and may remove and replace at any time) three (3) Class A Directors of CIESA, and three (3) alternate Class A Directors of CIESA, all of whom shall be natural Persons.

(ii) The Class B Shareholders shall be entitled to appoint (and may remove and replace at any time) three (3) Class B Directors of CIESA, and three (3) alternate Class B Directors of CIESA, all of whom shall be natural Persons.

(iii) Class B Shareholders shall be entitled to appoint one (1) natural Person to act as board observer (the “Board Observer”) who will be entitled to be given notice of and attend meetings of the board of directors of CIESA, but will not be entitled to vote. The Board Observer will be nominated and elected by Class B Shareholders holding thirty-five percent (35%) or more of the Class B Shares outstanding (excluding the vote of any single Class B Shareholder that holds a majority of the Class B Shares), provided in all cases that such nominee is, in the reasonable opinion of any single Class B Shareholder that holds a majority of the Class B Shares, a person of reputable standing. Nominations of proposed Board Observers shall be made by written notice given to all Class B Shareholders at least three (3) Business Days in advance of the date on which the election of Class B Directors will take place, and election of the Board Observer shall take place on the same day as, and immediately prior to, the election of Class B Directors.

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(iv) The Class A Directors shall appoint (and may at any time remove and replace) the Chairman of CIESA. The Chairman of CIESA shall not be entitled to cast the deciding vote in case of a tie at meetings of the board of directors of CIESA.

(v) The Class B Directors shall appoint (and may at any time remove and replace) the Vice-Chairman of CIESA.

(vi) The Class A Shareholders shall appoint (and may at any time remove and replace) one (1) statutory auditor (síndico) of CIESA and one (1) alternate statutory auditor (síndico) of CIESA.

(vii) The Class B Shareholders shall appoint (and may at any time remove and replace) two (2) statutory auditors (síndicos) of CIESA and two (2) alternate statutory auditors (síndicos) of CIESA.

(viii) Each member of a Class of Shareholders shall cause the Persons appointed by that class as statutory auditor of CIESA to unanimously vote for (i) the appointment of the natural Person nominated by the Class A Shareholders as chairman of the statutory audit committee (comisión fiscalizadora) in all instances where the statutory auditors vote to designate one natural Person to hold such office; and (ii) the removal of any Person from the office of regular or alternate statutory auditor of CIESA, and the election of a substitute, whenever the Class of Shareholders who nominated the Person to be removed votes to do so.

(ix) Holders of Class A Shares and Class B Shares shall annually alternate the statutory auditors (síndicos) appointment scheme described in the immediately foregoing provisions (vi), (vii), and (viii).

(x) Nominations for the appointments set forth in this Section 4.1 shall be made by written notice given by any Shareholder of one Class of Shares to the other Shareholders of the same Class of Shares at least three (3) Business Days in advance of the date on which the relevant election of Directors of CIESA will take place, nominating one (1), two (2) or three (3) natural Persons as Class A Directors, Class B Directors or the Class B Board Observer, as the case may be. If the number of Persons nominated exceeds the number of vacancies available, the Persons so appointed shall be determined by the relevant Majority Consent.

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(xi) Any Director of CIESA or statutory auditor of CIESA who is to be replaced, on a temporary or permanent basis, shall be replaced by the alternate Director of CIESA or the relevant alternate statutory auditor of CIESA, as the case may be, who has been appointed by the Class of Shareholders who appointed the Director of CIESA or statutory auditor of CIESA, as the case may be, being replaced.

(b) No Director of CIESA (in this paragraph, an “Interested Director”) shall be entitled to vote on any resolution of the board of directors of CIESA with respect to a dispute involving the Interested Director, the Shareholder(s) who nominated the Interested Director, or any Affiliate of such Shareholder(s). Notwithstanding the foregoing, this paragraph shall not apply to any resolution if this paragraph would otherwise operate to disqualify all of the Directors of CIESA from voting thereon.

(c) Each Shareholder shall use reasonable efforts to ensure that the officers, Directors and statutory auditors (síndico) of CIESA refrain and abstain from taking actions of any kind that would allow any officer, Director or statutory auditor (síndico) of CIESA to be paid any form of compensation by CIESA, unless such compensation has been properly approved by both Majority Consents, provided that the reimbursement of reasonable out of pocket expenses incurred by a CIESA Director in the performance of such Director’s duties, may be reimbursed by CIESA following approval by the board of directors of CIESA .

(d) Each of the Class A Shareholders shall use reasonable efforts to cause the Chairman of CIESA, and each of the Class B Shareholders shall use reasonable efforts to cause the Vice-Chairman of CIESA, to abstain from taking any action on behalf of CIESA, as a representative of CIESA either by operation of law or under contract, unless such action has been properly approved in advance by the relevant majority of the Directors of CIESA as required by this Agreement.

SECTION 12.30. Board of Directors of CIESA; Majorities.

(a) Except as otherwise expressly provided in (c) below or in the By-Laws, resolutions of the board of directors of CIESA shall be adopted by the affirmative vote of the majority of the members of the board of directors of CIESA entitled to vote on such resolutions. The Chairman shall not be entitled to cast the deciding vote in case of a tie.

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(b) Each member of a Class of Shareholders will use reasonable efforts to cause any Directors of CIESA appointed by that Class of Shareholders to abstain from considering any of the actions set forth in Section 4.3(c) at any meeting of the board of directors of CIESA, unless both a Majority A Consent and a Majority B Consent have first been properly obtained.

(c) Only after both a Majority A Consent and a Majority B Consent have been properly obtained, can the matters set forth in Section 4.3(c) be considered by the board of directors of CIESA (whether for approval or in order to convene the necessary meeting of Shareholders). In addition, all decisions of the board of directors of CIESA on matters set forth in Section 4.3(c) must be approved by the affirmative vote of at least eighty percent (80%) of the Directors of CIESA.

(d) Unless a proposed resolution or action is approved in the manner and by the majorities of the board of directors of CIESA as required herein, that resolution or action shall be deemed not to have been approved by the board of directors of CIESA, and shall be null and void.

(e) All powers of attorney granted or to be granted by CIESA related to any of the matters specified in Section 4.3(c) shall require the joint signature of (i) at least one of the Class A Directors, or a person designated by such director, and (ii) at least one of the Class B Directors, or a person designated by such director.

SECTION 12.31. Shareholders Meetings of CIESA; Restricted Actions.

(a) The quorum for a CIESA ordinary shareholders meeting in first call shall be the absolute majority of each of the Class A Shares and the Class B Shares, and on second call shall be any number of CIESA Shares present at the meeting. The quorum for a CIESA extraordinary shareholders meeting on first and second call shall be seventy-six percent (76%) in nominal amount of all CIESA Shares. To be validly held, at least fifteen (15) days advance written notice of any shareholders meeting must be given to all Shareholders.

(b) The Shareholders acknowledge that CIESA has agreed to notify the ENARGAS of any shareholders meeting, together with the agenda, at least ten (10) Business Days prior to such meeting. The Shareholders shall authorize the presence of an observer sent by the ENARGAS to such meeting. The Shareholders acknowledge that CIESA will deliver to the ENARGAS a certified copy of the minutes of the shareholders meeting within the term provided by applicable ENARGAS regulations.

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(c) The following decisions and actions (whether made by the Shareholders, the Directors of CIESA, the shareholders of TGS, or the Directors of TGS) made on and after the Effective Date must first be validly approved by both a Majority A Consent and a Majority B Consent, before they can be put forward for consideration by all of the Shareholders as a group, the Directors of CIESA, the shareholders of TGS, or the Directors of TGS, as applicable:

(i) Any amendment to the By Laws, the TGS by-laws, or any rights attached to any Capital Stock of CIESA or TGS.

(ii) Any material change to the accounting policies and practices of CIESA or TGS.

(iii) Any change in the Capital Stock of CIESA or TGS or the creation, allotment or issue of any Capital Stock or the creation of any security or the grant of any option or rights to subscribe for or to convert any instrument into Capital Stock or other securities of CIESA or TGS.

(iv) (A) Any variation of the rights attaching to the Capital Stock of CIESA or TGS; (B) any redemption, purchase, or other acquisition by CIESA or TGS of its own Capital Stock or other securities; and (C) any reimbursement of irrevocable capital contributions to CIESA or TGS.

(v) (A) Any merger, consolidation, or amalgamation of CIESA or TGS with any other Person; (B) the acquisition of any share or other interest or participation in any Person by CIESA or TGS; or (C) any other similar transaction or undertaking.

(vi) The capitalization, repayment or distribution of any amount standing to the credit of the share capital, share premium account, capital redemption reserve or any other undistributable reserve of CIESA or TGS or the reduction of any uncalled liability in respect of any partly paid shares of CIESA or TGS.

(vii) The winding-up, dissolution, liquidation, or similar disposition of CIESA or TGS, or the commencement or the filing of a voluntary petition for a declaration of CIESA’s or TGS’s own bankruptcy, reorganization procedure (concurso preventivo) or out-of-court reorganization procedure (acuerdo preventivo extrajudicial) in Argentina or similar proceedings elsewhere.

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(viii) Any sale, transfer, assignment, or other disposition of, or pledge or grant of any security interest in or other encumbrance on, any Capital Stock or any other interest in TGS by CIESA, or the sale, transfer, assignment, or other disposition of, or pledge or grant of any security interest in, or other encumbrance on, all, or substantially all, of the assets of the TGS Group when taken as a whole, by TGS.

(ix) The carrying on by CIESA and/or any TGS Group Company of any business other than the current lines of business carried on by them and their related companies respectively.

(x) Any acquisition or disposal by CIESA of any asset, business, securities, or other property (whether personal or real, tangible or intangible) having a value that, when combined with all such transactions in the same fiscal year, exceeds US$ five million (US$5,000,000) in the aggregate.

(xi) Subject to approvals that are otherwise required hereunder, any transaction between CIESA or any TGS Group Company on the one hand, and any Shareholder or an Affiliate of a Shareholder on the other, having a value (alone or taken together with all related or connected transactions) that exceeds US$ five hundred thousand (US$500,000) in the aggregate.

(xii) (A) (I) Any deviation from, or change to the dividend policy for CIESA set forth in Section 4.4, or (II) the determination of the level of reasonable financial reserves for CIESA previously established pursuant to Section 4.4(d); and (B) any entry by CIESA into an agreement that contains a restriction on the payment of dividends by CIESA.

(xiii) (A) Any deviation from, or change to, the dividend policy of TGS set forth in Section 5.8, and (B) the determination of the level of adequate cash reserves for the maintenance of the day to day business of TGS for purposes of Section 5.8.

(xiv) The entry into, commitment to enter into, or termination, revocation, amendment or other modification of any Material Contract or the License by either TGS or CIESA.

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(xv) Any acquisition or disposal by the TGS Group Companies of any asset, business, securities, or other property (whether personal or real, tangible or intangible) having a value that, when combined with all such transactions in the same fiscal year, exceeds US$ twenty million (US$20,000,000) in the aggregate, other than those provided, and validly approved, in the Annual Budget of TGS as Maintenance Capital Expenditures.

(xvi) CIESA or any TGS Group Company commencing or otherwise initiating, or settling or otherwise withdrawing from, any legal or arbitration action or proceeding by or against CIESA and/or such TGS Group Company, as applicable, where the amount claimed with respect to any such legal or arbitration action or proceeding exceeds US$ ten million (US$10,000,000).

(xvii) The creation, incurrence, assumption, guaranty, or acquisition of any agreement or obligation to be liable or responsible (whether directly or indirectly) (A) by CIESA for the payment of any amount that, when combined with all such transactions entered into in the same fiscal year, exceeds US$ five hundred thousand (US$500,000) in the aggregate, or (B) by the TGS Group Companies for the payment of any amount that, when combined with all such transactions entered into in the same fiscal year, exceeds US$ five million (US$5,000,000).

(xviii) The entry by CIESA or any TGS Group Company into any contract, agreement, or other transaction of any nature not specifically delineated herein, other than in the ordinary course of business and on arm’s length terms.

(xix) Approval of the Annual Budget of CIESA.

(xx) Any amendment of any previously-approved Annual Budget of CIESA, if such amendment (A) together with all other amendments to such budget, represents a change of more than ten percent (10%) of any particular budget item or category, or (B) represents an amendment to the previously-approved CIESA Capital Calls.

(xxi) Approval of the Annual Budget of TGS.

(xxii) Any amendment of any previously-approved Annual Budget of TGS, if such amendment, together with all other amendments to such budget, represents a change of more than ten percent (10%) of any particular budget item or category.

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(xxiii) Any increase or decrease in the number of the Directors of TGS to be appointed by CIESA.

(xxiv) The appointment of one additional Director of TGS if the number of Directors of TGS to be appointed by CIESA is an odd number.

(xxv) The appointment of all external legal, accounting, and other advisors to CIESA and TGS.

(d) Each of the Shareholders shall use reasonable efforts to cause a representative of CIESA to (i) attend all shareholders meetings of TGS, (ii) vote all of CIESA’s shares in favor of resolutions regarding the matters set forth in Section 4.3(c) that have been previously approved by both Majority A Consent and Majority B Consent, and (iii) vote against all resolutions regarding the matters set forth in Section 4.3(c) that have not been previously approved by both Majority A Consent and Majority B Consent.

(e) Subject to the provisions of Section 4.3(f), a Class Meeting that is required to be held under the Companies Law, the By-Laws, or this Agreement shall be held in the same manner as general shareholders meetings of CIESA except that (i) the presence of holders of that Class of Shares holding more than fifty percent (50%) of that Class of Shares shall constitute a quorum for the Class Meeting, and (ii) all decisions shall be made by a simple majority of the votes cast at the Class Meeting. All Class Meetings shall be held on the same date as, but prior to, the date of the general shareholders meeting that considers the same matters as are considered at the Class Meeting, unless impracticable, in which case the Class Meeting shall be held on the date immediately prior to the date of the general shareholders meeting.

(f) Where a Majority A Consent or a Majority B Consent is required under this Agreement, such consent may be given in writing in lieu of a Class Meeting, unless otherwise required by Argentine law.

(g) Unless a meeting of Shareholders is required by Argentine law, Majority Consent shall be deemed given when Shareholders holding a majority in number of the outstanding Shares of the relevant Class then entitled to vote deliver a notice in writing to the relevant Person or Persons, indicating approval of a resolution that requires approval of a Majority Consent of the relevant Class of Shares.

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(h) To the extent that, in any given year the proposed Annual Budget of CIESA for the following fiscal year or the proposed Annual Budget of TGS for the following fiscal year is not approved by the required Majority Consents (in this paragraph, a “Budget Impasse”), then the Annual Budget of CIESA and/or the Annual Budget of TGS, as the case may be, that was previously approved and in effect at the time of the Budget Impasse shall be implemented in the following and each succeeding fiscal year (until an Annual Budget of CIESA and/or an Annual Budget of TGS, as the case may be, is approved by the required Majority Consents), with only the following adjustments and variations:

(i) all local currency costs and expenses will be adjusted by the Wholesale Price Index of Argentina;

(ii) all foreign currency-denominated costs and expenses will be adjusted by any changes in the relevant foreign currency against the local currency;

(iii) all cost of goods purchased or to be purchased whose value is set by reference to, or otherwise depends on, the West Texas Intermediate and Montvelview price indexes will be adjusted by any changes in such commodity price indexes affecting such costs;

(iv) Maintenance Capital Expenditures shall not exceed the amount specified for such Maintenance Capital Expenditures in the most-recently approved Annual Budget of CIESA and/or the most-recently approved Annual Budget of TGS, as the case may be, together with the applicable adjustments described in the immediately foregoing (i), (ii) and (iii);

(v) Capital Expenditures shall not exceed any Carryover Amount; and

(vi) all increases in interest rates or other lending fees charged to CIESA or TGS pursuant to “step up” or similar provisions contained in contracts or other agreements that were entered into prior to the occurrence of the Budget Impasse.

SECTION 12.32. Dividend Policy.

To the extent permitted by Argentine Law, each of the Shareholders shall vote all of its CIESA Shares to approve the payment and distribution by CIESA as dividends, as promptly as possible, of all the realized and liquid profits that may be applied to the distribution and payment of dividends to the common Shareholders, after deduction of: (a) CIESA’s losses of previous fiscal years; (b) payments on account of principal, interest and other amounts that become due and payable by CIESA in the same fiscal year in which such dividends are proposed to be paid, (c) CIESA’s legally required reserves, (d) reasonable financial reserves as proposed by the board of directors of CIESA and approved by both Majority Consents, and (e) any applicable fees and expenses of directors and statutory auditors (síndicos); provided, that if there are negative tax implications resulting from the equalization tax (“impuesto de igualación”) pursuant to Section 69.1 of Law No. 20,628, as amended, for CIESA or the Shareholders, the Parties agree to delay the implementation of this dividend policy until 2008.

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SECTION 12.33. Indemnity of Directors and Statutory Auditors.

Each member of a Class of Shareholders shall use reasonable efforts to cause those Directors of CIESA nominated by that Class of Shareholders to vote at meetings of the board of directors of CIESA so that CIESA:

(a) executes an agreement or agreements restricting the liability of each Director of CIESA and the statutory auditors (síndicos) of CIESA serving in such capacity on and after the Effective Date, to the fullest extent allowed by applicable law, including as such law may hereafter be amended, for all the consequences of their actions or omissions;

(b) executes an agreement or agreements binding CIESA to defend and hold each Director of CIESA and the statutory auditors (síndicos) of CIESA serving in such capacity on and after the Effective Date harmless from and against any liability, loss, cost, penalty, payment, and expense (including, without limitation, reasonable legal fees and litigation costs) incurred by such Persons, related to (i) any action, lawsuit, or proceeding, pending or completed, whether civil, criminal, administrative, arbitration, or investigative; (ii) any appeal from any of such proceedings; and (iii) any petition of information or other form of investigation that may lead to such proceedings, in each case as a consequence of such Person having been or being a Director or statutory auditor (síndico) of CIESA on and after the Effective Date, regardless of who filed the claim or the amount thereof, and without considering if it is due or if it is alleged to be due, in whole or in part, to the negligence (exclusive or concurrent, active, or passive) of such Director or statutory auditor (síndico) (but excluding for purposes of this paragraph actions or omissions that are determined to constitute willful misconduct or gross negligence by such Person with respect to CIESA), and

(c) obtains and maintains directors’ and officers’ liability insurance and professional liability insurance coverage for each Director of CIESA and the statutory auditors (síndicos) of CIESA serving in such capacity on and after the Effective Date, on terms satisfactory to each of the CIESA Directors.

SECTION 12.34. Vote in the Interest of the Shareholder Involved.

Each member of a Class of Shareholders shall use reasonable efforts to cause the Directors of CIESA nominated by that Class of Shareholders to vote (whether in their capacity as Directors of CIESA or Directors of TGS) according to the provisions of this Agreement and, with respect to

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issues not provided for hereunder, according to the duly-authorized instructions of the Class of Shareholders that nominated such Director.

SECTION 12.35. Removal of Directors, Statutory Auditors (síndicos) or Managers of CIESA and TGS.

(a) Each of the Class A Shareholders shall cause the Class A Directors, and each of the Class B Shareholders shall cause the Class B Directors, to cause CIESA to convene the appropriate TGS shareholders meeting and to vote the CIESA’s TGS Shares in favor of the removal of any Director of TGS nominated by CIESA who fails to vote in accordance with the provisions of this Agreement.

(b) In the event of any failure by a Director of TGS or a Director of CIESA to comply with all of the provisions of this Agreement, any Class of Shareholders may report such failure by giving written notice to the Class of Shareholders that appointed (directly or indirectly) the defaulting Director. That latter Class of Shareholders shall be entitled to a sixty (60) day period after the giving of such notice to procure the replacement of the defaulting Director of CIESA or Director of TGS, as applicable, if deemed appropriate, or to take other steps that will cure the non-performance to the reasonable satisfaction of the reporting Class of Shareholders.

(c) Subject to the provisions of Section 4.7(b), each of the Class A Shareholders shall cause the Class A Directors, and each of the Class B Shareholders shall cause the Class B Directors, to convene the appropriate Shareholders meeting at which all Shareholders shall vote their CIESA Shares in favor of the removal of any Director of CIESA who fails to vote in accordance with the provisions of this Agreement.

(d) In the event that a Director of CIESA or Director of TGS is removed pursuant to this Section, the holders of the Class of Shares which originally appointed the removed Director shall be entitled to appoint the Director’s replacement, subject to any applicable provisions of this Agreement.

SECTION 12.36. Restrictions as to the Members of the Board of Directors of CIESA.

(a) Notwithstanding anything to the contrary in this Agreement, and while legal restrictions preclude it, no Shareholder that qualifies as a Producer may at any time elect a majority of the members of the board of directors of CIESA, or otherwise be deemed to “control” CIESA (as such term is defined in article 33 of the Companies Law).

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(b) All the Shareholders undertake to adopt all the necessary measures (including, without limitation, obtaining the resignation of one or more Directors of CIESA) to ensure that Section 4.8(a) is complied with at all times.

SECTION 12.37. CIESA Capital Calls.

(a) No later than fifteen (15) days after the approval of (a) an Annual Budget of CIESA that includes a CIESA Capital Call, or (b) a modification to the Annual Budget or other action that results in a modification of a previously-announced CIESA Capital Call, CIESA shall notify each of the Shareholders of the amount and the estimated date of payment of such CIESA Capital Call.

SECTION 12.38.

ORGANIZATION AND MANAGEMENT OF TGS

SECTION 12.39. Directors of TGS.

(a) Subject to the provisions of Section 5.1(c), each member of a Class of Shareholders shall use reasonable efforts to cause the Directors of CIESA appointed by that Class of Shareholders to vote at meetings of the board of directors of CIESA, and cause CIESA’s TGS Shares to be voted at shareholder meetings of TGS, so that the members of the board of directors of CIESA will be appointed (or removed, as applicable) as members of the board of directors of TGS. In the event the number of TGS Directors to be appointed by CIESA is an even number, each Class of Shareholders shall nominate half the number of such TGS Directors. In the event the number of TGS Directors to be appointed by CIESA is an odd number, then each Class of Shareholders shall nominate an equal number of such TGS Directors, and the remaining TGS Director shall be nominated jointly by both the Majority A Consent and the Majority B Consent.

(b) Each member of a Class of Shareholders shall use reasonable efforts to cause the CIESA Directors appointed by that Class of Shareholders, in such directors’ capacity as TGS Directors, to (i) vote at meetings of the board of directors of TGS in a manner consistent with the decisions of the board of directors of CIESA (except for those matters set forth in Section 4.3(c), in which case, such voting shall be determined solely by the Majority Consents given or withheld with respect to such matters), and (ii) appoint TGS Directors nominated by the Class A Shareholders and Class B Shareholders, respectively, in equal numbers to any committee of the board of directors of TGS (other than the audit committee).

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(c) So long as it is legally required for TGS, and provided that they are not otherwise elected by other TGS shareholders, at least two Independent Directors (as such term is defined by the Argentine Comisión Nacional de Valores) shall be appointed by CIESA to the board of directors of TGS and the TGS audit committee. Any Independent Director of TGS that is to be nominated by CIESA must first be approved by both a Majority A Consent and a Majority B Consent. Each Shareholder agrees to use reasonable efforts thereafter to cause CIESA to appoint any Independent Director approved pursuant to this paragraph.

(d) Each member of a Class of Shareholders shall use reasonable efforts to cause CIESA to cause TGS to pay directors’ fees to the Directors of TGS, in amounts and terms consistent with Argentine market practice for directors of similar companies.

SECTION 12.40. Chairman and Vice-Chairman of TGS.

(a) Each member of a Class of Shareholders shall use reasonable efforts to cause the Directors of CIESA appointed by that Class of Shareholders, in such director’s capacity as a Director of TGS, to:

(i) unanimously nominate and vote for the candidate nominated by the Class A Shareholders to hold office as Chairman of the board of TGS in all instances when the board of directors of TGS selects a natural Person to hold such office, and unanimously vote for the removal of the such Chairman and the election of the substitute whenever the Class A Shareholders so resolve by a Majority A Consent; and

(ii) unanimously nominate and vote for the candidate nominated by the Class B Shareholders to hold office as Vice-Chairman of the board of directors of TGS in all instances when the board of directors of TGS selects a natural Person to hold such office, and unanimously vote for the removal of such Vice-Chairman and the election of the substitute whenever the Class B Shareholders so resolve by a Majority B Consent.

(b) The primary role of the Chairman shall be to represent TGS with respect to the Governmental Regulators of any jurisdiction and hierarchy, whether in the executive, legislative, or judicial branch. Each of the Class A Shareholders shall use reasonable efforts to stop the Chairman of TGS, and each of the Class B Shareholders use reasonable efforts to stop the Vice-Chairman

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of TGS, from creating any obligation on behalf of TGS, in the Chairman’s or Vice-Chairman’s capacity as an agent of TGS, either by operation of law or by contract, unless such action has previously been duly approved by the board of directors of TGS.

SECTION 12.41. Statutory Auditors (Síndicos).

(a) The Class A Shareholders shall nominate one (1) statutory auditor (síndico) of TGS and one (1) alternate statutory auditor (síndico) of TGS.

(b) The Class B Shareholders shall nominate two (2) statutory auditors (síndicos) of TGS and two (2) alternate statutory auditors (síndicos) of TGS.

(c) The Class A Shareholders and the Class B Shareholders shall annually alternate the statutory auditors appointment scheme described in (a) and (b) above and in (e) below.

(d) Each of the Class A Shareholders shall use reasonable efforts to cause the Class A Directors, and each of the Class B Shareholders shall use reasonable efforts to cause the Class B Directors, to cause CIESA to vote all CIESA’s TGS Shares, so as to: (i) appoint the candidates nominated by a Majority A Consent to hold office as first regular statutory auditor and alternate statutory auditor of TGS, in all instances where the Shareholders of TGS vote for one Person to hold such office, and (ii) appoint the candidates nominated by a Majority B Consent to hold office as second and third regular statutory auditors and alternate statutory auditors in all instances where the Shareholders of TGS vote for Persons to hold such offices.

(e) Each member of a Class of Shareholders shall cause the Persons nominated by that class to hold office as statutory auditors to unanimously vote for (i) the appointment of the natural Person nominated by the Class A Shareholders as chairman of the statutory audit committee (comisión fiscalizadora) in all instances where the statutory auditors vote to designate one natural Person to hold such office; and (ii) the removal of any Person from the office of regular or alternate statutory auditor of CIESA, and the election of a substitute, whenever the Class of Shareholders who nominated the Person to be removed votes to do so.

(f) Each member of a Class of Shareholders shall use reasonable efforts to cause CIESA to cause TGS to pay statutory auditors’ (síndicos) fees to the statutory auditors (síndicos) of TGS, in amounts and terms consistent with Argentine market practice for statutory auditors (síndicos) of similar companies.

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SECTION 12.42. General Manager.

(a) Each member of a Class of Shareholders shall use reasonable efforts to cause each of the Directors of CIESA appointed by that Class of Shareholders, in such director’s capacity as a Director of TGS, to unanimously vote for:

(i) the candidate nominated by the Class A Shareholders to hold office as General Manager of TGS with the authority set out below in all instances where a meeting of the board of directors of TGS is convened to designate one (1) Person to hold such office (and shall conduct the voting whenever the Class A Shareholders resolve so); and

(ii) the removal of the candidate nominated by the Class A Shareholders if requested by Majority A Consent, provided that any payment made in excess of the statutory severance payment to the removed General Manager shall be determined according to the provisions of Section 5.7.

(b) The General Manager of TGS shall be a natural Person and be empowered and vested with authority to conduct the day-to-day operations of the TGS Group including making all decisions and taking all actions related thereto, subject to the provisions of Section 5.7 and the direction of the board of directors of TGS. Each member of a Class of Shareholders shall use reasonable efforts to cause each of the Directors of CIESA appointed by that Class of Shareholders, in such director’s capacity as a Director of TGS, to unanimously vote for the granting of a power of attorney by TGS in favor of the General Manager of TGS, subject to the provisions of this Agreement. The General Manager of TGS shall conduct regular consultations (approximately one (1) meeting per month) with the Directors of TGS.

SECTION 12.43. Other Managers of TGS.

(a) The Chief Financial Officer of TGS shall be a natural Person nominated by the Class B Shareholders by a Majority B Consent. Each member of a Class of Shareholders shall use reasonable efforts to cause each of the Directors of CIESA appointed by that Class of Shareholders, in the director’s capacity as a Director of TGS, to nominate and vote for the candidate nominated by the Class B Shareholders as Chief Financial Officer (and the removal of such Person if requested by a Majority B Consent).

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(b) The remaining respective senior management officers of TGS will be selected by the General Manager of TGS and approved by the board of directors of TGS. The General Manager of TGS, at any moment and in his or her sole discretion, may dismiss any senior management officer except for the Chief Financial Officer.

SECTION 12.44. Authority of the Chairman, General Manager, Other Managers.

(a) Neither the Chairman, the Vice-Chairman, the General Manager, the Directors of TGS, Chief Financial Officer, or the statutory auditors (síndicos) of TGS shall be vested with authority to make any decision on behalf of TGS unless the authority to make such decision has been expressly delegated upon such Persons in compliance with the provisions of this Agreement.

(b) No manager or other officer of TGS shall be authorized to make any decision unless the authority to make such decision has been expressly delegated to such manager or officer by the General Manager exercising the delegation of authority included in the power of attorney established in Section 5.4(b), and subject to compliance with the provisions of this Agreement.

(c) The General Manager may take any action resulting in a change to the Annual Budget of TGS, notwithstanding Section 4.3(c)(xxii), to the extent he or she may reasonably consider it necessary or prudent to avoid a potential danger to people or property, in which case, as soon as reasonably possible after having taken such action without the required approval, the General Manager shall submit to the board of directors of TGS a report thereof, including in such report (should the decision involve expenses for which approval would have otherwise been required) a detail of the expenses.

(d) All powers of attorney granted or to be granted by TGS related to any of the matters specified in Section 4.3(c) shall require the joint signature of (i) at least one of the TGS directors appointed by the Majority A Consent, or a person designated by such director, and (ii) at least one of the TGS directors appointed by the Majority B Consent, or a person designated by such director.

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SECTION 12.45. Actions that Require the Vote of the Majority of the Directors of TGS.

(a) Only after both a Majority A Consent and a Majority B Consent have been obtained, can the matters set forth in Section 4.3(c) be considered by the board of directors of TGS (whether for approval or in order to convene the necessary meeting of Shareholders), and any decisions of the board of directors of TGS on such matters must be approved by the affirmative vote of the majority of the Directors of TGS entitled to vote at a duly-convened meeting of the board of directors of TGS.

(b) Subject to Section 5.7(d), in case of a tie between the Directors of TGS as regards a proposal that must be approved by a majority of the Directors of TGS entitled to vote, such proposal shall be deemed not to have been approved. The Chairman of TGS will not be entitled to cast the deciding vote in case of a tie.

(c) Any action with respect to a Technical Matter shall not be deemed to have been approved by the board of directors of TGS unless at least one (1) Director of TGS nominated by the Class A Shareholders has voted in favor of approval.

(d) In case of a tie between the Directors of TGS with respect to any Technical Matter, in order to protect the Shareholders from a potential loss of value that could ensue, the Technical Operator shall implement such proposals as it reasonably considers appropriate; provided that if the holder of the majority of the Class B Shares, directly or indirectly, is an Energy Company, then such Technical Matters will be jointly decided by the Technical Operator and such Energy Company.

(e) Each member of a Class of Shareholders shall use reasonable efforts to cause each Director of CIESA appointed by that Class of Shareholders to vote in such director’s capacity as a director of TGS (i) against any action by TGS which requires Majority Consents pursuant to this Agreement unless such Majority Consents have first been obtained, and (ii) in favor of any action by TGS where all requisite Majority Consents have first been obtained.

SECTION 12.46. Dividend Policy.

To the extent permitted by Argentine Law and the restrictions stemming from agreements entered into by TGS, and taking account the cash reserves established pursuant to Section 4.3(c)(xiii), the need to comply with the Capital Expenditures approved in the Annual

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Budget of TGS, and to assure performance of all debt obligations, each Class of Shareholders shall cause the Directors of CIESA appointed by that Class of Shareholders to cause CIESA to vote CIESA’s TGS Shares so that TGS approves and distributes as dividends, all its realized and liquid profits (after deducting statutory reserves and other amounts that must be deducted under applicable law), as soon as possible, provided that TGS has available cash to make such payments.

SECTION 12.47. Indemnity of the Directors, Statutory Auditors and Managers of TGS.

Each member of a Class of Shareholders shall use reasonable efforts to cause each Director of CIESA appointed by that Class of Shareholders to vote in the director’s capacity as a Director of TGS so that TGS:

(a) executes an agreement or agreements restricting the liability of each Director of TGS, the statutory auditors (síndicos) of TGS, and manager of TGS (including, without limitation, the General Manager and Chief Financial Officer) (all as serving in such capacity on and after the Effective Date), to the fullest extent allowed by applicable law, including as such law may hereafter be amended, for all the consequences of their actions or omissions;

(b) executes an agreement or agreements binding TGS to defend and hold each Director of TGS, the statutory auditors (síndicos) of TGS, and manager of TGS (including, without limitation, the General Manager and Chief Financial Officer) (all as serving in such capacity on and after the Effective Date) harmless from and against any liability, loss, cost, penalty, payment, and expense (including, without limitation, reasonable legal fees and litigation costs) incurred by such Persons related to (i) any action, lawsuit, or proceeding, pending or completed, whether civil, criminal, administrative, arbitration, or investigative; (ii) any appeal from any of such proceedings; and (iii) any petition of information or other form of investigation that may lead to such proceedings, in each case as a consequence of such Person having been or being a Director of TGS, the statutory auditors (síndicos) of TGS, or manager of TGS (including, without limitation, the General Manager and Chief Financial Officer) on and after the Effective Date, regardless of who filed the claim or the amount thereof, and without considering if it is due or if it is alleged to be due, in whole or in part, to the negligence (exclusive or concurrent, active, or passive) of such Director or statutory auditor (síndico) (but excluding for purposes of this paragraph actions or omissions that are determined to constitute willful misconduct or gross negligence by such Person with respect to TGS); and

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(c) obtains and maintains directors’ and officers’ liability insurance and professional liability insurance coverage for each Director of TGS and the statutory auditors (síndicos) of TGS serving in such capacity on and after the Effective Date, on terms satisfactory to each of the TGS Directors appointed by CIESA.

SECTION 12.48. Technical Assistance Agreement.

(a) As long as PESA holds a majority of Class A Shares or as otherwise agreed by both Majority Consents, PESA will continue to be the Technical Operator of TGS under the Technical Assistance Agreement.

(b) The Shareholders of CIESA shall cause CIESA to cause TGS to adopt PESA´s environmental and technical standards so long as PESA or an affiliate of PESA owns the majority of Class A Shares. However, in the event that the holder of the majority of the Class B Shares, directly or indirectly, is an Energy Company, then said policies will be jointly agreed by both Majority Consents.

(c) Notwithstanding Section 5.10(a), the termination by TGS of the Technical Assistance Agreement pursuant to Article 3.3(a) thereof may be approved (by the affirmative vote of all the Directors of TGS except those Directors of TGS nominated by PESA, subject to compliance with the following conditions:

(i) the Technical Operator has been grossly negligent in the performance of its obligations under the Technical Assistance Agreement or, through the willful misconduct or the willful breach by the Technical Operator of its obligations under the Technical Assistance Agreement, TGS has failed to be operated in accordance with the laws, rules and regulations applicable to a natural gas transportation company in Argentina, provided that such gross negligence or willful misconduct or breach has continued after two (2) written notices have been given to PESA (while PESA or an Affiliate of PESA is the Technical Operator) by a unanimous vote of the Directors of TGS (other than those nominated by PESA), specifying the gross negligence or the willful misconduct or breach, and the Technical Operator has failed to remedy such situation within a reasonable time subsequent to each of such notices; and

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(ii) the Directors of TGS (other than those nominated by PESA) have unanimously voted to approve the removal of the Technical Operator following the two notices referred to in the preceding paragraph (i).

SECTION 12.49. Other Transactions with the Shareholders.

No Shareholder shall, by virtue of its being a Shareholder, have any preferential status in conducting business with TGS.

SECTION 12.50.

REPRESENTATIONS AND WARRANTIES

Each Shareholder represents and warrants to the other Shareholders that, as of the date hereof:

(a) It is duly organized and existing under the laws of the jurisdiction of its incorporation or registration and it is vested with the necessary and sufficient right, power and authority to own its property and to conduct its business and activities as conducted to date.

(b) It has full right, power and authority to execute and deliver this Agreement and to perform its obligations arising hereunder, provided, that the Parties accept and agree that under the Companies Law the Shareholders may not be entitled to vote if they are not registered pursuant to Section 123 of the Companies Law. The Parties acknowledge that certain Minority Shareholders might not be registered under Section 123 of the Companies Law, and agree that such Minority Shareholders shall not be considered in breach of this Agreement if they do not vote at a meeting of Shareholders.

(c) It has taken all necessary steps and actions (corporate or otherwise) and obtained all approvals and authorizations for the execution, delivery and performance of this Agreement, as well as for the consummation of the transactions contemplated hereunder, except for the registration of certain Minority Shareholders under Section 123 of the Companies Law.

(d) The obligations arising from this Agreement are valid, binding and legally enforceable against it under the terms and conditions agreed hereunder, except for the limitations arising from (i) in the case of the Minority Shareholders domiciled outside of Argentina, the lack of voting rights due to lack of registration under Section 123 of the Companies Law, and (ii) reorganization, bankruptcy or liquidation proceedings and other similar laws that may affect, currently or in the future, the relations with creditors.

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(e) The representatives or agents of each Shareholder who sign this Agreement are vested with sufficient power and authority to execute this Agreement on the Shareholder’s behalf and in its stead, and such power and authority has not been restricted or revoked as of the date hereof.

(f) The execution, delivery and performance of this Agreement by it and the transactions contemplated hereunder do not result in a breach of, or constitute a default or event of default under: (i) any agreement or contract to which the Shareholder or any of its Affiliates is a party, (ii) its articles of incorporation, by-laws and any other documents of organization or (iii) any law, regulation or court order that may be applicable to it.

(g) All consents, licenses, approvals or authorizations required by it from any Government Regulator for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereunder have been obtained.

SECTION 12.51.

MISCELLANEOUS

SECTION 12.52. Several Liability.

The obligations and liabilities of the Shareholders arising under this Agreement are individual and separate and not joint and several. Each Shareholder shall be liable solely for the obligations and liabilities that this Agreement imposes upon such Shareholder. Each of the Shareholders agrees that the relationship among them is solely that of Shareholders of CIESA, and that this Agreement and the parties’ dealings hereunder shall not: (a) create a legal Person (either as a partnership, corporation, limited liability company, or otherwise), joint venture, or any other kind of association, or (b) give rise to joint and several liability, either as Shareholders, members of a joint venture, or in any other respect.

SECTION 12.53. Applicable Law.

The validity, performance, provisions, and effect of this Agreement will be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflict of laws thereof. However, nothing in this Agreement shall oblige any Person to take or omit to take, or direct any other Person to take or omit to take, any action which would cause that Person to be in breach of any applicable law to which that Person is subject (including Argentine Law).

SECTION 12.54. Arbitration.

(a) In the event there arises any dispute among the parties to this Agreement arising from:

(i) any provision and or interpretation or construction of this Agreement;

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(ii) any action which the Parties cause, or seek to cause, CIESA or TGS to take or not take; or

(iii) any meeting of the boards of directors or shareholders of CIESA or TGS that has not been called as required hereunder or under the By-Laws or the TGS by-laws on two (2) or more consecutive occasions; or

(iv) any instance where a shareholder resolution is not passed which the holders of a majority in number of any Class of Shares reasonably consider fundamental for the continued operation of CIESA or TGS, then:

(x)	the Class A Shareholders and Class B Shareholders shall by Majority Consent each appoint a representative who shall attempt to resolve such dispute;

(y)	if the foregoing representatives fail to resolve the dispute, the largest single Shareholder of each Class of Shares shall cause their respective Chief Executive Officers to meet to attempt to resolve such dispute, but any resolution by these Shareholders’ Chief Executive Officers shall be subject to the approval, by both Majority Consents; and

(z)	if the dispute continues to remain unresolved for a thirty (30) day period following the meeting of the Chief Executive Officers (or such earlier time as may be agreed by the disputing Shareholders), then arbitration through the International Chamber of Commerce can be commenced by any of the Shareholders involved in the dispute, which arbitration shall be held in the Borough of Manhattan in the City of New York in the State of New York and be conducted in English and according to the procedural rules of the International Chamber of Commerce. The arbitration award shall be final, mandatory and binding on the parties and shall be enforceable in any court of relevant jurisdiction.

(b) Subject to the provisions of Section 7.12(b), each Party hereby irrevocably waives to any right, present or future, to invoke the jurisdiction of any judicial or quasi-judicial body other than the International Chamber of Commerce, with the exception of any precautionary measures or emergency relief that may be requested before a court of competent jurisdiction by any Shareholder to protect its rights until the dispute is resolved by the International Chamber of Commerce. In the event that an arbitrator declines to make an award pursuant to this Section, then notwithstanding any other provision of this Agreement, each Class of Shareholders may give instructions to the Directors of CIESA nominated by that Class of Shares to vote in his/her capacity as a Director of TGS in such manner as each Class of Shareholders respectively may decide by Majority Consent.

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SECTION 12.55. Notices.

(a) All notices to be given hereunder shall be made in writing and be addressed as follows:

If to PESA:

Maipú 1, 22nd floor,

City of Buenos Aires, Argentina

Attention: Rafael J. G. Fernández Morandé

Tel: (54-11) 4344-6000

Fax: (54-11) 4344-6398

and

Zurbano No. 5 Oficina lero. 3, 28010

Madrid, Reino de España

Fax: (34-91) 308-2079

Attn: Emilio Lillo

If to a Class B Shareholder, at the address set forth in such Shareholder’s signature page hereto.

(b) Any Party may change its address for notice purposes under this Agreement by giving ten (10) days prior written notice to each of the other Parties.

(c) Any notice, request, or other communication hereunder will be deemed to have been given, delivered, or made if it is addressed as set forth in Section 7.4(a) and is (i) transmitted by facsimile to the intended recipient, and an electronic confirmation of transmission is received; and (ii) (A) deposited with a reliable overnight or two day courier service, or (B) personally hand delivered.

(d) Any notice, request or other communication hereunder, if given, delivered, or made in accordance with Section 7.4(c), shall be deemed to have been given, delivered, or made on the date that is the next Business Day following the earlier of (i) transmittal by confirmed facsimile, (ii) deposit with a reliable international overnight or two-day courier services, or (iii) personal hand delivery.

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SECTION 12.56. Cooperation. Each party will cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

SECTION 12.57. Validity; Enforceability.

If any provision hereof would be invalid or unenforceable according to applicable law or pursuant to court order, the parties shall negotiate in good faith to amend such provision to the extent (and only to the extent) it would be necessary to comply with such law or court order. Until such amendment has been duly authorized in writing by the Parties hereto and is enforceable, the rest of this Agreement shall remain in full force and effect, and be enforceable by the Parties to the extent allowed by law.

SECTION 12.58. Binding Effect.

This Agreement shall be binding on the Parties hereto as well as any of their successors or assignees that become holders of the CIESA Shares.

SECTION 12.59. Conflict.

In the event of any conflict between the provisions or interpretation of this Agreement and the By-Laws or any other organizational document of CIESA or TGS, the terms of this Agreement shall prevail among the Parties and the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement, including amending the By-Laws or other organizational document of CIESA or TGS (as may be necessary), except to the extent that any such exercise or amendment would cause any of the Shareholders, CIESA or TGS, as the case may be, to breach any applicable Argentine Law, rule or government regulation.

SECTION 12.60. No Third Party Beneficiaries.

Nothing hereunder, whether express or implied, is intended to grant any right, action, benefit or obligation to any Person other than the parties hereto and their respective successors and/or assigns.

SECTION 12.61. Amendments; Waivers; Survival; Entire Agreement.

Except as expressly provided in this Agreement, this Agreement may be amended or modified and any provision hereof may be waived only with the prior written consent of each of the Shareholders. In the event of any such waiver of any provision of this Agreement, the remainder of this Agreement will not be affected. No course of dealing or course of conduct between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend, or waive any part of this Agreement, or any rights or obligations of any Person under or by reason of this Agreement.

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Unless otherwise provided in this Agreement, all representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement.

This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and, except as provided herein, their respective successors and permitted assigns (including any Person to whom any CIESA Shares are transferred as permitted under this Agreement). This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, term sheets, agreements, and understandings of any kind among them.

SECTION 12.62. Term and Termination of the Agreement.

(a) This Agreement shall terminate on the date on which CIESA is liquidated, or at such earlier date as each of the Shareholders may agree to in writing.

(b) This Agreement shall no longer be applicable to former Shareholders who have transferred, in compliance with the provisions hereof, all of their CIESA Shares to a Person other than an Affiliate, except for continuing obligations arising under confidentiality provisions that shall continue to be binding on the transferor for one (1) year following the date of transfer.

(c) Nothing in this Agreement shall be construed to release any Party from its liability for default of its obligations arising hereunder.

SECTION 12.63. Cumulative Actions and Remedies.

(a) The rights, actions and remedies arising from this Agreement shall be cumulative with any other remedy arising under applicable law and they may be exercised cumulatively or successively.

(b) If any Shareholder breaches or threatens to commit a breach of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by applicable law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement will be specifically enforceable, it being agreed by each Shareholder (i) that the remedy at law, including monetary damages, for the breach of such provisions will be inadequate compensation for any loss and (ii) to waive any defense in any action for specific performance that a remedy at law would be adequate.

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SECTION 12.64. Joint Drafting.

This Agreement has been negotiated, drafted and reviewed jointly by all the Parties, who have been advised by their respective legal counsel. Therefore, each of the parties waives any interpretative rule or provision whereby the drafting of this Agreement should be construed against any of the Parties.

SECTION 12.65. Regulatory Matters.

(a) Each of the Shareholders shall reasonably co-operate with CIESA to provide to CIESA all information necessary or desirable for any notifications or filings with respect to this Agreement, or the transactions contemplated under this Agreement.

(b) If, at any time, any material Regulatory Action is taken or threatened; or the board of directors of CIESA shall conclude that either CIESA or TGS is unlikely to be able, or is unable, to maintain its permissions, consents, licenses, certificates, permits or other rights that are legally required to carry on the business of CIESA or TGS, as applicable, then the Shareholders shall promptly meet to discuss what actions need to be taken and whether (i) any modification to the terms of this Agreement (or any agreement entered into pursuant to this Agreement) needs to be made to assure compliance with all laws, rules and resolutions of any Government Regulator, or (ii) any other action that should be taken by CIESA or TGS. Following such meeting or meetings, the Shareholders shall reasonably co-operate in implementing any proposed course of action approved by both Majority Consents at or following such meeting.

SECTION 12.66. Effective Date.

This Agreement shall become effective and binding on the Parties on the Effective Date.

SECTION 12.67. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

[Signatures follow]

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EXHIBIT A

FORM OF CIESA LETTER

[Date]

Compañía de Inversiones

de Energía S.A.

Don Bosco 3672, 5th floor

(1206) City of Buenos Aires

Republic of Argentina

Re.:	Shareholders Agreement

Dear Sirs,

We hereby inform you that Petrobras Energía S.A., Petrobras Hispano Argentina S.A., and [name of all the holders of Class B Shares signing the Shareholders Agreement] have entered into that certain Shareholders’ Agreement dated as of [            ] (as it may be amended from time to time, the “Shareholders Agreement”) in order to further regulate their respective rights, obligations and duties in connection with Compañía de Inversiones de Energía S.A. (“CIESA”) and Transportadora de Gas del Sur S.A. (“TGS”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Shareholders Agreement.

The Parties hereby deliver to CIESA an executed copy of the Shareholders Agreement for CIESA’s official books and records.

The Parties hereby request that CIESA: (i) hold the Shareholders Agreement on deposit, and make a copy of the same available for consultation at CIESA’s offices by any current or prospective holder of CIESA’s Shares, and (ii) include the following legend in the Shares Ledger of CIESA and in each statement of account of book entry shares issued by CIESA, in addition to any other legend required under applicable law:

“THE SECURITIES EVIDENCED BY THIS [LEDGER // STATEMENTS OF ACCOUNT] ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE BY-LAWS OF THE COMPANY AND A SHAREHOLDERS AGREEMENT BY AND AMONG THE SIGNATORIES THERETO, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.”

Sincerely yours,

[Signatures of all the Parties]

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Acknowledged and agreed that CIESA will comply with the provisions of the third paragraph of this letter.

Compañía de Inversiones de Energía S.A.

By:

Name:

Title:

Date:

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EXHIBIT B

[FORM OF ASSIGNMENT NOTICE AND ASSUMPTION AGREEMENT]

Reference is made to that certain Shareholders Agreement dated as of [        ], 2005 (as it may be amended from time to time, the “Shareholders Agreement”) with respect to the shares of Compañía de Inversiones de Energía S.A., a corporation (sociedad anónima) organized and existing under the laws of the Republic of Argentina (“CIESA”). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Shareholders Agreement.

This agreement (the “Agreement”) is entered into by and among the assignor and assignee whose names are set forth below (the “Assignor” and the “Assignee”, respectively) and all the other Shareholders (notwithstanding the actual execution of this document by such Shareholders).

NOW, THEREFORE, the Assignor, Assignee, and Shareholders agree as follows:

ARTICLE II THE ASSIGNOR AND ASSIGNEE JOINTLY AND SEVERALLY REPRESENT THAT THE ASSIGNOR HAS SOLD AND ASSIGNED TO THE ASSIGNEE, AND THE ASSIGNEE HAS PURCHASED AND ACQUIRED FROM THE ASSIGNOR, [INSERT NUMBER] [CLASS A // CLASS B] SHARES OF CIESA (THE “TRANSFER”).

ARTICLE III THE ASSIGNEE HEREBY REPRESENTS AND WARRANTS THAT:

it has received a copy of the Shareholders Agreement;

it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

its execution and delivery of this Agreement and the performance of its obligations hereunder and under the Shareholders Agreement have been duly authorized by all necessary corporate, partnership or other action on its part;

its execution and delivery of, and performance under, this Agreement and the Shareholders Agreement does not and will not (A) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by laws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party in a manner which could materially and adversely affect its performance under this Agreement and the Shareholders Agreement;

any required registration, filing with, consent of, approval of, notice to, or any other similar action to, with, or by, any Person, including to or with any federal, state or other governmental authority or regulatory body for the execution and delivery of, and performance under, this Agreement and the Shareholders Agreement has been made, obtained or granted, as the case may be; and

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this Agreement and the Shareholders Agreement are legally valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with their respective terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity.

ARTICLE IV THE ASSIGNEE HEREBY AGREES AS FOLLOWS:

It shall not become or be deemed to be a registered holder of CIESA Shares until the Effective Date (as defined below).

It will assume and perform all of the obligations of the Assignor under the Shareholders Agreement as though the Assignee were an original signatory thereto;

It will indemnify each of the other Shareholders for all costs and expenses (including reasonable legal fees and expenses) incurred by each such Shareholder related to the breach of the Assignee’s representation, warranties, and obligations under this Agreement and the Shareholders Agreement;

This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States of America, without giving effect to the principles of conflict of laws thereof.

It (A) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive personal jurisdiction of any State of New York court or the Federal District Court for the Southern District of New York that is located in the Borough of Manhattan in the City of New York in the State of New York in the United States (collectively a, “New York Court”), and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and it irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court; (B) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; (C) irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this paragraph and brought in any such court referred to in this paragraph; and (D) irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in a New York Court.

If it breaches or threatens to commit a breach of its obligations under this Agreement, any Shareholder injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

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A remedy at law, including monetary damages, for the breach of this Agreement will be inadequate compensation for any loss, and any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

It consents to the service of process in any action upon the person whose name and address are set forth in the Assignee’s signature below, and represents that such location is a true and correct address for the process of service. It agrees that the address set forth below for the Assignee shall be deemed its address with respect to all notices to be delivered pursuant to this Agreement and the Shareholders Agreement, except as such address may hereafter be changed on written notice pursuant to Section 7.4 of the Shareholders Agreement.

In the event of any challenge to the enforcement of this Agreement by a Shareholder other than the Assignee, each Shareholder shall be deemed a third-party beneficiary of this Agreement, entitled to enforce it as though it were a signatory hereto.

ARTICLE V THE ASSIGNOR AND THE ASSIGNEE AGREE THAT THE TRANSFER SHALL NOT BECOME EFFECTIVE UNTIL THIS AGREEMENT HAS BEEN EXECUTED AS “RECEIVED” BY CIESA AND MADE PART OF IN ITS BOOKS AND RECORDS (THE “EFFECTIVE DATE”).

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment and Assumption Agreement as of the date first specified herein.

[NAME OF ASSIGNOR], as Assignor

By
Print Name:
Print Title:

[Street Address – not Post Office Box]
[City, State, Country Code]
[Country]
[Telephone]
[Facsimile]

[NAME OF ASSIGNEE], as Assignee

By
Print Name:
Print Title:

[Street Address – not Post Office Box]
[City, State, Country Code]
[Country]
[Telephone]
[Facsimile]

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Received on this

                     day of                     , 20

COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A.

By	]
Title:

By	]
Title:

52

PARTICIPATION AGREEMENT

This Participation Agreement (the “Agreement”) dated as of [                    ] is entered by and among:

(i) COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A. (the “Company” or “CIESA”);

(ii) PETROBRAS ENERGÍA S.A. (“PESA”); and

(iii) Each of the undersigned holders of Class B Shares issued by CIESA (the “Holders” and together with CIESA and PESA, and any successor transferee of the foregoing parties, the “Parties” and each a “Party”).

RECITALS

(i) WHEREAS, the Company is a holding company whose principal asset is a controlling interest in Transportadora de Gas del Sur S.A.;

(ii) WHEREAS, the Company, PESA, Petrobras Hispano Argentina S.A., Enron Pipeline Company Argentina S.A., ABN AMRO Bank N.V., Sucursal Argentina and certain creditors of the Company entered into the Restructuring Agreement dated as of September 1, 2005 (the “Restructuring Agreement”) pursuant to which the parties thereto agreed on the restructuring of certain of CIESA’s debt;

(iii) WHEREAS, upon consummation of the Restructuring Agreement and as provided therein, certain holders of Existing Debt Obligations have opted to receive as consideration and in exchange for their Existing Debt Obligations (a) ordinary Class B Shares of CIESA and (b) the right to receive the Restructuring Fee (as defined below) from PESA;

(iv) WHEREAS, PESA has agreed to pay to the Class B Shareholders the Restructuring Fee as provided herein and in the Restructuring Agreement as partial consideration for the restructuring of the Existing Debt Obligations and the resulting benefit to PESA as an existing shareholder of CIESA;

(v) WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions governing the Restructuring Fee, including the application of the Restructuring Fee to satisfy CIESA Capital Calls (as defined below);

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Unless otherwise expressly defined in this Agreement, all capitalized terms used herein shall have the meanings set forth in the Shareholders Agreement (as defined below).

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“Agreement” has the meaning assigned to it in the preamble hereof.

“CIESA” has the meaning assigned to it in the preamble hereof.

“CIESA Capital Calls” means those expenses of CIESA payable on account of Class B Shares, as approved in the Annual Budget of CIESA or at any time thereafter as provided in the Shareholders Agreement.

“Class B Shareholder Account” means a bank account located in Argentina, as designated in writing from time to time by a Class B Shareholder to CIESA, into which PESA shall transfer all amounts payable to such Class B Shareholder under this Agreement.

“Company” has the meaning assigned to it in the preamble hereof.

“Dollars” means the legal currency of the United States of America.

“Holders” has the meaning assigned to it in the preamble hereof.

“LIBOR” means the rate appearing on page 3750 of the Moneyline Telerate service (or any successor to or substitute for such screen providing rate quotations comparable to those currently provided on such page as reasonably determined by the Company) at approximately 11:00 a.m., London time, two (2) Business Days prior to the date on which the relevant payment should have been made, as the rate for deposits of Dollars with a maturity of 180 days.

“Net TAA Collection” means a TAA Collection minus all TAA Taxes and all PESA Collection and Transfer Costs with respect to such TAA Collection.

“Other Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, withholdings, deductions, or other charges of whatever nature now or hereafter imposed by any municipal, state, or federal government or governmental agency or instrumentality in the Republic of Argentina with respect to the payment and distribution of the Restructuring Fee by PESA to the Class B Shareholders as set forth in this Agreement, provided, however, that Other Taxes shall not include TAA Taxes.

“Parties” has the meaning assigned to it in the preamble hereof.

“PESA” has the meaning assigned to it in the preamble hereof.

“PESA Collection and Transfer Costs” means all reasonable out-of-pocket costs and any bank transfer taxes (“Impuesto sobre los débitos y créditos en cuenta corriente bancaria” created by Law No. 25,413, as amended from time to time, or other similar banking transfer taxes that may be levied in the future) incurred by PESA and its Affiliates in connection with the collection of TAA Collections, and the transfers to or for the benefit of the Class B Shareholders as set forth in this Agreement.

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“Pro Rata Portion” means the fraction derived by dividing the number of Class B Shares held by a single Class B Shareholder by the total number of Class B Shares issued and outstanding, each as of the Record Date.

“Record Date” means the date on which a TAA Collection is received by PESA or its Affiliates.

“Restructuring Agreement” has the meaning assigned to it in the recitals hereof.

“Restructuring Fee” means forty percent (40%) of the Net TAA Collection, together with any interest payable pursuant to Section 2.4.

“Restructuring Fee Itemization” means a report signed by a duly authorized officer of PESA, setting forth the following information with respect to each TAA Collection: (i) the date on which such TAA Collection was received by PESA or any of its Affiliates; (ii) an itemization, by payee, of all PESA Collection and Transfer Costs with respect to such TAA Collection, and a brief description of the nature of such PESA Collection and Transfer Cost; (iii) based on the information provided by CIESA pursuant to Section 2.2.(a), the aggregate amount of the Restructuring Fee owing by PESA to all Class B Shareholders and the individual amount of the Restructuring Fee owed by PESA to each Class B Shareholder, with a notation identifying interest amounts, if any, included in such Restructuring Fee; (iv) based on the information provided by CIESA pursuant to Section 2.2.(a), an itemization of each Class B Shareholder’s unpaid CIESA Capital Calls due and owing on the Record Date and the amount of the Restructuring Fee that was transferred by PESA to CIESA on behalf of such Class B Shareholder to pay the CIESA Capital Calls owed by such Class B Shareholder; and (v) the amount of the remaining Restructuring Fee, if any, that was transferred by PESA to each Class B Shareholder Account.

“Shareholders Agreement” means that certain agreement dated [            ] by and among Petrobras Energía S.A., Petrobras Hispano Argentina S.A., and certain holders of Class B Shares that are signatories thereto.

“TAA Collection” means the consideration received by PESA (as technical operator of TGS) or any Affiliate of PESA under the Technical Assistance Agreement, on a gross basis before any deduction or withholding for any taxes due on such consideration, or any offsets, deductions, claims, or any other right of payment which TGS might have or assert against PESA or its Affiliates or their respective properties.

“TAA Taxes” means the Argentine income tax levied against PESA or withheld by TGS on account of a TAA Collection, without taking into account any tax loss carry-forward of PESA, and other taxes levied against PESA or withheld by TGS with respect to the TAA Collection.

“TGS” means Transportadora de Gas del Sur S.A. and all successors and assigns, whether by agreement or operation of law.

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SECTION 1.2. Interpretation. (a) For all purposes hereof, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings ascribed to them herein and include the plural as well as the singular and vice versa; (ii) the terms importing gender include all genders; (iii) unless otherwise expressly set forth herein, any reference to a “Recital”, “Article” “Section” “Subsection” or “Exhibit” refers to a Recital, Article, Section, Subsection or Exhibit, as the case may be, of this Agreement; (iv) unless otherwise expressly set forth herein, any reference to this Agreement, and the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any particular Recital, Article, Section, Subsection, or Exhibit; (v) any use of the terms “includes” or “including” shall mean “including, but not limited to”; (vi) any reference to agreements or contracts, including this Agreement, shall refer to such agreements or contracts together with all annexes, appendices, schedules and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified according to their respective terms from time to time; and (vii) the headings of the articles, sections, paragraphs, and subsections of this Agreement are included for convenience purposes only and shall not affect the interpretation thereof.

(b) In the event of a conflict between the provisions of this Agreement and those of any other Restructuring Document, or any other agreement, document, or instrument, with respect to the subject matter of this Agreement, this Agreement shall control.

ARTICLE II

PARTICIPATION

SECTION 2.1. Grant of Restructuring Fee. PESA hereby grants to each Class B Shareholder a Pro Rata Portion of all Restructuring Fees received on and after the Consenting Creditors’ Consummation Date.

SECTION 2.2. Payment of the Restructuring Fee.

(a) Immediately upon written request from PESA (which written request shall specify the actual date of the Record Date for any TAA Collection), CIESA shall provide PESA with the following information as of such Record Date: (i) the name and amount of Class B Share holdings of each Class B Shareholder based on CIESA’s official registry of shares; and (ii) the total of all unpaid CIESA Capital Calls due and owing with respect to the Class B Shares held by each such Class B Shareholder. In addition, CIESA shall provide PESA with the then-current notice address and Class B Shareholder Account information for each Class B Shareholder, based on CIESA’s books and records.

(b) No later than three (3) Business Days after receipt of a TAA Collection by PESA or any of its Affiliates, and subject to having received CIESA’s information pursuant to Section 2.2(a) above, PESA shall pay and distribute the Restructuring Fee for the benefit of the Class B Shareholders as follows:

(i) PESA, as agent in fact for each Class B Shareholder, shall transfer to CIESA cash in immediately available and freely transferable Pesos equal to the lesser of the aggregate

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amount of (A) CIESA Capital Calls due and owing on the Record Date by each Class B Shareholder, or (B) the Restructuring Fee due to each Class B Shareholder. Such cash shall be applied by CIESA against all CIESA Capital Calls due and owing on the Record Date by each Class B Shareholder, and shall be deemed to be either a loan or a capital contribution by such shareholder, as determined by the CIESA Annual Budget.

(ii) PESA shall transfer to the Class B Shareholder Account of each Class B Shareholder entitled to receive such Restructuring Fee pursuant to this Agreement, the remaining balance of the Restructuring Fee, if any, owing to each Class B Shareholder after making the transfers to CIESA as set forth in the immediately preceding paragraph. Such transfers shall be in cash in immediately available and freely transferable funds, in the currency received from TGS. PESA shall not pay the Restructuring Fee to a Class B Shareholder until all CIESA Capital Calls of such Class B Shareholder are paid in full.

SECTION 2.3. Additional Amounts. The payment and distribution by PESA to the Class B Shareholders of the Restructuring Fees shall be made without withholding for, or deduction of, any Other Taxes. If any Other Taxes are required to be deducted or withheld, PESA agrees to pay such additional amounts as may be necessary so that every payment of the Restructuring Fee to the Class B Shareholders, after withholding or deduction for or on account of any Other Taxes, will be equal to the sum that the Class B Shareholders would have received had no such withholdings or deductions been made, pursuant to the payment procedures set forth in Section 2.2(b), and simultaneously with such payments.

SECTION 2.4. Interest. If PESA fails to pay when due any amount payable by it to, or for the benefit of, a Class B Shareholder hereunder, then interest shall accrue on such unpaid amount at a rate per annum equal to LIBOR from and including the date on which such amount became due to, but excluding, the date the same is paid in full; provided, that PESA shall not owe any interest in the event a payment is delayed for any reason not attributable to the action or inaction of PESA.

SECTION 2.5. Restructuring Fee Itemization. Simultaneously with making any payments and distributions with respect to the Restructuring Fee pursuant to this Agreement, PESA shall deliver to each Class B Shareholder a Restructuring Fee Itemization by facsimile pursuant to the provisions of Section 3.5. A Class B Shareholder may require PESA to deliver the Restructuring Fee Itemization by guaranteed overnight or second-day delivery, at the expense of such Class B Shareholder.

SECTION 2.6. No Actions or Claims Against TGS. The Parties acknowledge and agree that only PESA or its successor under the Technical Assistance Agreement shall have recourse against TGS under the Technical Assistance Agreement pursuant to this Agreement.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Termination. This Agreement shall terminate on the date on which PESA and all of its Affiliates (or any of their respective successors or assignees) ceases to be the

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technical operator under the Technical Assistance Agreement. PESA shall immediately deliver a written notice to each Class B Shareholder informing them of such termination.

SECTION 3.2. Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes any and all purportedly prior or contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified in any way without a written agreement signed by all the Parties.

SECTION 3.3. Successors and Assigns. This Agreement shall inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, administrators, and representatives, and shall be binding on each of them, provided, that the rights of Class B Shareholders with respect to the Restructuring Fee as set forth herein cannot be assigned, sold, pledged, or otherwise transferred independently of the underlying Class B Shares, and any attempts to do so are deemed null and void.

SECTION 3.4. Beneficiaries. All rights under this Agreement with respect to the Restructuring Fee are conveyed by PESA to the Holders solely in their capacity as holders of Class B Shares, and shall inure solely to the benefit of Class B Shareholders as third-party beneficiaries, according to their respective Pro Rata Portion. All other rights under this Agreement shall be solely for the benefit of the Parties hereto, and no other person shall be deemed a third-party beneficiary hereof.

SECTION 3.5. Notices.

(a) All notices to be given hereunder shall be made in writing and be addressed as follows:

If to the Company, to:

Don Bosco 3672, 5th floor
Buenos Aires, Argentina
Fax: (54-11) 4865-9050, Ext. 1024
Attn: Chairman (Rafael Fernandez Morandé)

If to PESA, to:

Maipú 1, 14th floor
(C1084ABA) Buenos Aires, Argentina
Fax: (54-11) 4344-6807
Attn: VP Legal Affairs (H. Daniel Casal)

If to a Holder or to a Holder’s transferee or successor, to:

The address set forth in such Holder’s signature page to the Shareholders’ Agreement or in a Holder’s successor’s Assignment Notice and Assumption Agreement, as applicable, or as it may have thereafter been changed pursuant to Section 7.4 of the Shareholders Agreement.

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(b) Any Party may change its address for notice purposes under this Agreement by giving ten (10) days prior written notice to each of the other Parties.

(c) Any notice, request, or other communication hereunder will be deemed to have been given, delivered, or made if it is addressed as set forth in Section 3.5(a) and is (i) transmitted by facsimile to the intended recipient, and an electronic confirmation of transmission is received; and (ii) (A) deposited with a reliable overnight or two day courier service, or (B) personally hand delivered.

(d) Any notice, request or other communication hereunder, if given, delivered, or made in accordance with Section 3.5(c), shall be deemed to have been given, delivered, or made on the date that is the next Business Day following the earlier of (i) transmittal by confirmed facsimile, (ii) deposit with a reliable international overnight or two-day courier services, or (iii) personal hand delivery.

SECTION 3.6. Joint Drafting. This Agreement shall be deemed to have been jointly drafted and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

SECTION 3.7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as a delivery of a manually executed counterpart of this Agreement.

SECTION 3.8. Severability. The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

SECTION 3.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York in the United States of America, without giving effect to principles of conflict of laws thereof.

SECTION 3.10. Jurisdiction and Venue. Each Party (including all successors and assigns) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any State of New York court or the Federal District Court for the Southern District

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of New York that is located in the Borough of Manhattan in the City of New York in the State of New York in the United States, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this paragraph and brought in any such court referred to in this paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court referred to in this paragraph.

SECTION 3.11. Waiver of Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.11.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officers, effective as of the date first above written.

COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A.,

By:
Name:
Title:

PETROBRAS ENERGÍA S.A.,

By:
Name:
Title:

[HOLDERS]

By:
Name:
Title:

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EXHIBIT D - FORM OF CIESA CORPORATE RESOLUTIONS MINUTES

CIESA’s Board of Directors Meeting

Issuance of shares and new authorities

BOARD OF DIRECTORS MEETING MINUTE No. [        ]: In the City of Buenos Aires, on the [    ] day of [                ], 2005, the undersigned Directors of COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A. (“CIESA” or the “Company”) do hereby meet at the Company’s registered offices located at Don Bosco 3672, 5th floor, City of Buenos Aires. Being [        ] hours, the chairman [                ] submits for consideration the following Agenda: 1) Consideration of the issuance of the new shares resulting from the capitalization passed on the Ordinary and Extraordinary Shareholders Meeting held on [                ], 200[5]. Transfer of Shares. The Chairman informed that the Shareholder’s of the Company, in their Ordinary and Extraordinary Meeting held on [            ], 200[5] decided to delegate on the Board of Directors the issuance of the shares resulting from the capital increase approved on such meeting. Therefore, the Chairman proposes to (a) issue the shares resulting from the capitalization of the irrevocable capital contributions and/or loans made by Petrobras Energía S.A., Petrobras Hispano Argentina S.A. and Enron Pipeline Company Argentina S.A. to the Company for an aggregate amount of AR$[                ], (b) issue [511,054,956] Class B Shares with a par value of one peso and entitled to one vote per share as a consequence of the capitalization of the existing debt obligations held by certain creditors as agreed in the restructuring agreement executed by the Company on [            ] for the restructuring of its unsecured financial debts, and (c) register the issuance of these shares in the Company’s stock ledger pursuant to Article 213 of the Argentine Commercial Companies Law No. 19,550, as amended (the “ACCL”), issuing the respective statements of account corresponding to the shares issued in accordance to the provisions of Article 8 Decree No. 259/96 (including a legend, both in the stock ledger and in the statements of account, informing about the transfer restrictions set forth in the Company’s By-Laws).

The Chairman also informed that the Board of Directors of the Company has received transfer notices on the terms of Article 215 of the ACCL from (i) Enron Pipeline Company Argentina S.A. for [            ] shares in favor of [                ][name of all the Equity Option Creditors] and (ii) ABN AMRO Bank N.V., Sucursal Argentina for [            ] shares in favor of Petrobras Energía S.A. and [            ] shares in favor of Petrobras Hispano Argentina S.A.

Finally, the Chairman reminds the members of the board of directors that the above mentioned Shareholders Meeting had resolved the conversion of all the outstanding shares into class A shares representing fifty percent (50%) of the capital stock of the Company and class B shares representing fifty percent (50%) of the capital stock of the Company.

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Following a brief discussion, the members of the board of directors unanimously resolve to:

(i) issue [            ] shares with a par value of one peso and entitled to one vote per share resulting from the capitalization of the irrevocable capital contributions and/or loans made by Petrobras Energía S.A., Petrobras Hispano Argentina S.A. and Enron Pipeline Company Argentina S.A. to the Company as follows: (A) to Petrobras Energía S.A. [            ] Class [A1/A2/B1/B2/B3] shares, (B) to Petrobras Hispano Argentina S.A. [            ] Class [A1/A2/B1/B2/B3] shares and (C) to Enron Pipeline Company Argentina S.A. Class [A1/A2/B1/B2/B3] [            ] shares.

(ii) issue [511,054,956] Class B Shares with a par value of one peso and entitled to one vote per share to be delivered as follows: (A) [            ] Class B Shares to [            ], (B) [            ] Class B Shares to [            ], (C) [            ] Class B Shares to [            ], (D) [            ] Class B Shares to [            ], (E) [            ] Class B Shares to [            ], (F) [            ] Class B Shares to [            ], (G) [            ] Class B Shares to [            ], (H) [            ] Class B Shares to [            ] and (I) [            ] Class B Shares to [            ].

(iii) register the new issued shares in the Company’s stock ledger pursuant to Section 213 of the ACCL and issue the respective statements of account corresponding to such issued shares in accordance to the provisions of Section 8 Decree No. 259/96 (including a legend, both in the stock ledger and in the statements of account, informing about the transfer restrictions set forth in the Company’s By-Laws).

(iv) (a) register in the Company’s stock ledger the transfer of the following Company’s shares: (i) [            ] shares of Enron Pipeline Company Argentina S.A. in favor of [            ][name of all the Equity Option Creditors] and (ii) [            ] shares of ABN AMRO Bank N.V., Sucursal Argentina in favor of Petrobras Energía S.A. and [            ] shares of ABN AMRO Bank N.V., Sucursal Argentina in favor of Petrobras Hispano Argentina S.A; and (b) issue the respective statements of account corresponding to such transferred shares in accordance to the provisions of Section 8 Decree No. 259/96 (including a legend, both in the stock ledger and in the statements of account, informing about the transfer restrictions set forth in the Company’s By-Laws).

(v) convert all the outstanding shares of the Company into Class A shares representing fifty percent (50%) of the capital stock and Class B shares representing fifty percent (50%) of the capital stock, which shall be allocated as follows: (A) Petrobras Energía S.A. and Petrobras Hispano Argentina S.A. shall hold the Class A Shares and (B) [            ], [            ], [            ], [            ], [            ], [            ], [            ], [            ] and [            ] [name of the Equity Option Creditors] shall hold the Class B Shares.

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EXHIBIT D - FORM OF CIESA CORPORATE RESOLUTIONS MINUTES

After the above passed decisions, the corporate capital of the Company shall be held as follows: (A) Petrobras Energía S.A. [            ] Class A Shares, (B) Petrobras Hispano Argentina S.A. [            ] Class A Shares, (C) [                ] [            ] Class B Shares, (D) [                ] [            ] Class B Shares, (E) [                ] [            ] Class B Shares, (F) [                ] [            ] Class B Shares, (G) [                ] [            ] Class B Shares, (H) [                ] [            ] Class B Shares, (I) [                ] [            ] Class B Shares, (J) [                ] [            ] Class B Shares and (K) [                ] [            ] Class B Shares .

Then, the second item of the Agenda was submitted for consideration: 2) Consideration of the resignation of [                    ], [                    ] and [                    ] to their position of Directors of the Company. The Chairman informs to those present that on [            ], 200[5] the Company was notified of the resignation of [                    ], [                    ] and [                    ][persons appointed by EPCA and the MSA Trustee] to their position of Directors as well as to any fee related with their performance. Alternate directors [            ,                  and                 ][persons previously appointed as per indication of the Majority Consenting Creditors] hereby assume as regular directors. It is unanimously resolved to accept the resignation of [                    ], [                    ] and [                    ] to the position of Directors and thank them the resignation of any fees that might correspond them in connection with their duties as Directors. It is expressly stated that their performance from [                    ], 200[5] to the date hereof, as well as the resignation of their fees will be considered by the shareholders in an Ordinary Shareholders Meeting that will be convened to such effect.

Then the Chairman submitted to consideration the next point of the agenda: 3) Consideration of the resignation of [                    ] and [                    ] to their position of Statutory Auditors. The Chairman informs to those present that on [        ], 200[5] the Company was notified of the resignation of [                    ] and [                    ][persons appointed by EPCA] to their position of Statutory Auditors as well as to any fee related with their performance. Alternate statutory auditors [                    ] and [                    ][persons previously appointed as per indication of the Majority Consenting Creditors] hereby assume as regular statutory auditors. It is unanimously resolved to accept the resignation of [                    ] and [                    ] to the position of Statutory Auditors and thank them the resignation of any fees that might correspond them in connection with their duties as Statutory Auditors. It is expressly stated that their performance from [                    ], 200[5] to the date hereof, as well as the resignation of their fees will be considered by the shareholders in an Ordinary Shareholders Meeting that will be convened to such effect

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Following, the fourth and last point on the Agenda is considered: 4) Call for an Ordinary Shareholders Meeting to be held on the [    ] day of [            ], 200[5], at [    ] hs. at the Company’s registered office. As a consequence of the resignation of the members of the board of directors and statutory auditors mentioned above, it is necessary to call for an Ordinary Shareholders Meeting to consider their performance from [            ], 200[5] to the date hereof, and their resignation of any fees they might be entitled to receive. After a brief discussion the attendees unanimously resolve to call for an Ordinary Shareholders Meeting to be held on [        ] day of [        ], 200[5], at [        ] hs., at the Company’s registered office, which shall consider the following Agenda: 1) Appointment of two shareholders to approve and sign the minutes; 2) Consideration of the resignation of [                    ], [                    ] and [                    ] to their position of Directors of the Company. Consideration of their performance from [            ], 200[5] to the date hereof and fees; 3) Consideration of the resignation of [                    ] and [                    ] to their position of Statutory Auditors. Consideration of their performance from [            ], 200[5] to the date hereof and fees; 4) Appointment of the members of the Board of Directors of the Company by Classes of Shares; 5) Appointment of the Statutory Auditors of the Company by Classes of Shares; 6) Granting of the necessary authorizations in connection with what has been resolved in the preceding paragraphs for its registration with and presentation before the applicable authorities for its registration with and presentation before the applicable authorities. There being no further business to discuss, the meeting is adjourned at [        ] a.m.

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EXHIBIT D - FORM OF CIESA CORPORATE RESOLUTIONS MINUTES

CIESA’s Shareholders Meeting

Amendment to By-Laws and Closing Restructuring

SHAREHOLDERS MEETING MINUTES No. [            ]: In the City of Buenos Aires, on the [__] day of [            ], 2005, at the offices of COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A. (“CIESA” or the “Company”), located at Don Bosco 3672, 5th floor, City of Buenos Aires, the shareholders of the Company, who are registered and signed page [__] of the Company’s Share Deposit and Meeting Attendance Book No. 1, with a total of 638.818.696 of one peso ($1) nominal value each and entitled to one vote per share, which represent 100% of the outstanding capital stock and voting power of the Company, held an Ordinary and Extraordinary Shareholders Meeting. Being [__] a.m./p.m., with the unanimous consent of all the shareholders Mr. [            ] is appointed as Chairman for the meeting. Mr. [            ] is present representing the Statutory Auditors. Mr./Mrs. [            ] is present representing the Comisión Nacional de Valores (the “CNV”), Mr./Mrs. [                ] is present representing the Bolsa de Comercio de Buenos Aires and Mr./Mrs. [                ] is present representing the Ente Nacional Regulador del Gas (ENARGAS). The Chairman states that even though the notices calling the meeting have not been published, all shareholders have been notified as provided in Section 238 of Argentine Commercial Companies Law No. 19,550, as amended (the “ACCL”), and are attending the meeting, therefore, this meeting is held pursuant to Section 237 last paragraph of the ACCL.

Then, the Chairman submits for consideration the first item on the Agenda: 1) Appointment of two shareholders to sign the minutes. It was unanimously resolved that Mr./Mrs. [            ] representatives of [            ] and Mr./Mrs. [            ] representative of [            ] be empowered to sign the minutes.

Then, the second item of the Agenda is submitted for consideration: 2) Capitalization of Capital Contributions and/or loans made by Petrobras Energía S.A., Petrobras Hispano Argentina S.A. and Enron Pipeline Company Argentina S.A. to CIESA.

The Chairman takes the floor and informs those present that as of the date of this Shareholders Meeting Petrobras Energía S.A. had made irrevocable capital contributions / loans for an amount of AR$[                ], Petrobras Hispano Argentina S.A. had made irrevocable capital contributions / loans for an amount of AR$[                ] and Enron Pipeline Company Argentina S.A. had made irrevocable capital contributions / loans for an amount of AR$[                ]. The Chairman proposes to capitalize all these irrevocable capital contributions / loans made by the above mentioned shareholders. After a brief discussion, it is unanimously resolved to (i) capitalize the irrevocable capital contributions / loans made by Petrobras Energía S.A. for AR$[                ], Petrobras Hispano Argentina S.A. for AR$[                ] and Enron Pipeline Company Argentina S.A. for AR$[                ]; (ii) increase the corporate capital of the Company from the amount of $638.818.696 to the amount of AR$[                ] through the issuance of [                ] Class [A1/A2/B1/B2/B3] shares with par value of one peso ($1) each and entitled to one vote per share, which are

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subscribed as follows: Petrobras Energía S.A. [                ] Class [A1/A2/B1/B2/B3] shares, Petrobras Hispano Argentina S.A. [                ] Class [A1/A2/B1/B2/B3] shares and Enron Pipeline Company Argentine S.A. [                ] Class [A1/A2/B1/B2/B3] shares; (iii) amend Article 5 of the Company’s By-Laws to reflect the new corporate capital of the Company as a result of the capital increase passed in this item of the Agenda, notwithstanding the overall amendment to the corporate By-Laws of CIESA that will be considered in the following item of the Agenda of this Shareholders Meeting and (iv) delegate on the Board of Directors the implementation of the issuance of the shares resulting from the capital increase approved in this item of the Agenda.

Then, the third item on the Agenda is submitted for consideration: 3) Implementation of the Restructuring of the Company’s unsecured financial indebtedness. Disposal of 34,133,200 Class B Shares of Transportadora de Gas del Sur S.A. (“TGS”). Amendment of the corporate By-Laws. Conversion of classes of shares. Capitalization of Debts. Increase of corporate capital. Issuance of shares.

The Chairman takes the floor and informs that on [August __], 2005 the Company entered into a restructuring agreement (the “Restructuring Agreement”) with its current shareholders and [100%] of its financial creditors for the restructuring of its unsecured financial debt consisting of (a) the US$220,000,000 Floating Rate Notes due 2002 issued by CIESA (the “Notes”) pursuant to that certain Fiscal Agency Agreement dated as of April 18, 1997 authorized by Resolution Nº 11,617 of the CNV; and (b) two closed-out derivatives transactions originally entered into between CIESA and J. Aron & Company on August 3, 2000 (further assigned to Fintech Energy LLC) with a net amount payable of US$938,437.50, and Morgan Guaranty Trust Company of New York on August 4, 2000 (further assigned to Fintech Energy LLC) with a net amount payable of US$937,317.38, respectively, resulting in an aggregate net claim against CIESA in the amount of US$1,875,754.88 (the “Derivatives” and, together with the Notes and all accrued and unpaid interest, penalties, fees, and all other obligations, liabilities, claims, and causes of action under the Notes and the Derivatives (but excluding all obligations, liabilities, claims and causes of action arising under any of the Restructuring Documents), the “Existing Debt Obligations”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Restructuring Agreement.

Under the Restructuring Agreement, the Creditors have the option to receive as adequate and full consideration for the exchange and cancellation of its Existing Debt Obligations:

(A) (1) Class B Shares of CIESA representing fifty percent (50%) of CIESA’s Capital Stock and voting rights, through a combination of:

(a) a payment in kind through the transfer of TGS B Exchanging Shares (representing 4.296% of the TGS Capital Stock) in exchange for and in cancellation of the amounts of Existing Debt Obligations equal to the TGS B Shares Exchange Amount of such TGS B Exchanging Shares; and

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(b) a capitalization of the balance of the Existing Debt Obligations held by the Equity Option Creditors, which requires an increase of the existing CIESA capital stock from [638,818,696] shares to a total amount of [1,149,873,652] by issuing [511,054,956] Class B Shares; and

(2) the Restructuring Fees; and/or

(B) New Debt Obligations for an aggregate amount of up to US$22,671,982 of principal as provided under the Debt Option.

The Chairman mentioned that all the Regulatory Approvals have been obtained and the other Conditions Precedent set forth in the Restructuring Agreement have been satisfied or waived, being the Company in conditions to implement the Restructuring as agreed in the Restructuring Agreement.

Prior to the capitalization of the Existing Debt Obligations held by the Equity Option Creditors, the Company’s corporate By-Laws should be amended as provided in the Restructuring Agreement to, among other things, have only two classes of shares (class A and class B shares) and convert all necessary outstanding class B shares into class A shares so each class of shares represents fifty percent of the common shares of the Company.

In order to allow the Equity Option Creditors to subscribe the new shares to be issued in exchange for the capitalization of the Existing Debt Obligations held by them, the current shareholders of the Company inform that they have irrevocably renounced to any preemptive rights (derecho de preferencia), accretion rights (derecho de acrecer), and any other rights, claims, causes of action or interests of any kind arising with respect to the above mentioned issuance.

After a deep analysis and discussion of the issues involved, it is unanimously resolved to:

(I) Consummate the Restructuring pursuant to the Direct Exchange on the terms described by the Chairman and in the Restructuring Agreement.

(II) Make an overall amendment to the corporate By-laws of the Company, including among others, the conversion of all the outstanding shares into class A shares representing fifty percent (50%) of the capital stock of the Company and class B shares representing fifty percent (50%) of the capital stock of the Company, the mechanism for the appointment of the members of the Board of Directors and the Statutory Audit Committee by classes of shares, aggravated majorities at both the Board of Directors and Shareholders Meeting level for

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certain issues, transfer restrictions and first refusal rights for the company’s shares, information rights, which shall read as follows:

[CIESA CORPORATE BY-LAWS

TO BE INCLUDED HEREIN]

(III) Approve the transfer of the TGS B Exchanging Shares in exchange for and in cancellation of an amount of Existing Debt Obligations equal to the TGS B Shares Exchange Amount of such TGS B Exchanging Shares, as provided in the Restructuring Agreement.

(IV) Approve the increase of the corporate capital of the Company from the sum of AR$[638,818,696] to the sum of AR$[1,149,873,652] through the issuance of [511,054,956] Class B Shares with a par value of one peso and entitled to one vote per share.

The representatives of each of Petrobras Energía S.A., Petrobras Hispano Argentina S.A., Enron Pipeline Company Argentina S.A. and ABN AMRO Bank N.V., Sucursal Argentina solely in its capacity as trustee of the MSA Trust, each successively takes the floor and, in representation of each of their respective shareholders, hereby irrevocably confirms its renounce to any preemptive rights (derecho de preferencia), accretion rights (derecho de acrecer), and any other rights, claims, causes of action or interests of any kind arising with respect to the shares to be issued.

(V) Include the new language for Article 5 of the Company’s By-Laws amended to reflect the new corporate capital of the Company as a result of the capital increase passed in this item of the Agenda, in the overall amendment to the corporate By-Laws of CIESA considered in this item of the Agenda.

(VI) Delegate on the Board of Directors the implementation of the issuance of the shares resulting from the capital increase approved in this item of the Agenda and their subscription by the Equity Option Creditors, including the registration in the Company’s ledger of the new shares and the issuance of statements of accounts evidencing the ownership of such new shares.

(VII) Authorize Mr. [            ,                  and/or             ], to, jointly or separately, approve, execute and deliver any and all documents and certificates and to perform any other act as may be necessary or convenient in order to carry out the resolutions passed above.

Then, the fourth item of the Agenda is submitted for consideration: 4) Consideration of the resignation of the alternate members of the Board of Directors. Consideration of their performance and fees. Consideration of the performance of the remaining members of the Board of Directors. The Chairman informs to those present that on [            ], 2005 the Company was notified of the resignation of [            ,             ,             ,             ,              and             ] as alternate members of the Board of Directors to their positions,

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as well as to any fee related with their performance. The representative of [            ] takes the floor and proposes to also approve the performance of the remaining members of the Board of Directors of their duties as of the date of this meeting. It was unanimously resolved to (i) approve the performance of the duties of the resigning alternate members of the Board of Directors as of the date of this meeting as well as the resignation of the fees that they might be entitled to receive; and (ii) approve the performance of the remaining members of the Board of Directors of their duties as of the date of this meeting.

Then, the fifth item of the Agenda is submitted for consideration: 5) Consideration of the resignation of the alternate statutory auditors to their positions. Consideration of their performance and fees. Consideration of the performance of the remaining statutory auditors. The Chairman informs to those present that on [            ], 2005 the Company was notified of the resignation of [            ,             ,             , and             ] as alternate statutory auditors to their positions, as well as to any fee related with their performance. The representative of [            ] takes the floor and proposes to also approve the performance of the remaining statutory auditors of their duties as of the date of this meeting. It was unanimously resolved to (i) approve the performance of the duties of the resigning statutory auditors as of the date of this meeting as well as the resignation of the fees that they might be entitled to receive; and (ii) approve the performance of the remaining statutory auditors of their duties as of the date of this meeting.

Then, the sixth item of the Agenda is submitted for consideration: 6) Appointment of the alternate members of the Board of Directors. The representative of [            ] proposes to appoint [                    ], [                    ], [                    ], [                    ], [                    ] and [                    ][persons indicated by the Majority Consenting Creditors] as alternate directors. The proposal is unanimously approved by all the shareholders.

Therefore, the Board of Directors is comprised by (i) [                    ], [                    ], [                    ], [                    ], [                    ], and [                    ] as Directors; and (ii) [                    ], [                    ], [                    ], [                    ], [                    ], and [                    ] as Alternate Directors.

[None of the//The] Alternate Directors [is//are] independent as provided in article 4 of Chapter XXI of General Resolution No. 368/01 of the CNV.

Then, the seventh item of the Agenda is submitted for consideration: 7) Appointment of the alternate members of the Statutory Auditors Committee. The representative of [            ] proposes to appoint [                    ], [                    ] and [                    ][persons indicated by the Majority Consenting Creditors]as Alternate Statutory Auditors. The proposal is unanimously approved by all the shareholders.

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Therefore, the Statutory Auditors Committee is comprised by (i) [                    ], [                    ], and [                    ] as Regular Statutory Auditors and (ii) [                    ], [                    ] and [                    ] as Alternate Statutory Auditors, respectively.

[None of the//The] Alternate Statutory Auditors [is//are] independent as provided in Technical Resolution 15 of the Federación Argentina de Consejos Profesionales de Ciencias Económicas.

Finally, the eighth and last item of the agenda is submitted for consideration: 8) Granting of the necessary authorizations in connection with what has been resolved in the preceding paragraphs for its registration with and presentation before the applicable authorities. It was unanimously resolved to authorize Messrs. Nicolás Martín Mordeglia, Enrique Pedro Prini Estebecorena, Nathalia María Conci, Ricardo Walter Beller, Mariano Gramajo, Facundo Recondo, Natalia Paola Hernaez Galarraga, Lucia Diana Trillo and/or María Fernanda Molina so that any of them, acting jointly, separately, alternatively or indistinctly, with the broadest powers, makes the corresponding publications and performs all the formalities, acts and things that are necessary to obtain from the controlling authorities the approval for the above resolutions and to register same therewith, with power to subscribe and file documents and notices and any other necessary public and/or private instrument, including the necessary powers for the lawyers to execute the sworn statement provided by Resolution No. 9/87. There being no further business to transact, the meeting was adjourned at [        ] a.m/p.m.

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COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A.

CORPORATE BY-LAWS

I.- NAME, DOMICILE, TERM, and PURPOSE.

ARTICLE ONE: The name of the company is “COMPAÑIA DE INVERSIONES DE ENERGIA S.A.” (the “Company”).

ARTICLE TWO: The Company shall have its legal address at the City of Buenos Aires, and may establish agencies, branches or other forms of representative agencies within the country or abroad.

ARTICLE THREE: The Company’s term of duration shall be ninety-nine (99) years after its registration with the Public Registry of Commerce in this City.

ARTICLE FOUR: The Company’s purpose both within the country and abroad shall be: a) to hold a majority of the capital stock of companies, and also to participate as investor company in other companies; b) to perform any kind of service activities, commercial and industrial related with hydrocarbons and the electric power industry, either on its own account or on account of, or in association with any third parties, with its own means or those of any third party, it being empowered to: 1. perform any and all complementary and subsidiary activities, including separation, transportation, sales and purchase, extraction, processing, treatment, compression, technical operation of gas line systems or pipelines, both of solid, liquid and gaseous hydrocarbons, and any other activity in that connection, 2. manufacture, process, industrialize, purchase, offer for sale, import, export, transport, and distribute hydrocarbons, and its derivatives, liquid, solid or gaseous either of its own or of any third parties; 3. generate, transform, transport, purchase and sell, and distribute electric power; c) provide both on its own account or that of, or in association with any third parties, for general rendering, and in all respects of telecommunication services, either domestically or internationally; d) to provide for its own account or on account of, and/or in association with any third parties, the projection, manufacturing, construction, installation, exploitation and/or maintenance of networks, equipment and infrastructure related with telecommunications; e) enter into financial transactions in general; loans to, and/or capital contributions to individuals or companies, for businesses already entered or to be entered; granting of sureties, guarantees and bonds in favor of any third parties; sales and purchase, and management of shares, government securities, debentures and other stock and bonds, except for transactions covered under prescriptions of the Argentine Financial Institutions Law, and those requiring a public bidding. In order to meet its corporate purpose, the Company shall be entitled to: 1) enter into any kind of works and/or services agreements in connection with the above mentioned activities; 2) enter into commercial transactions through importation, exportation, sale purchase, transportation and distribution of products and merchandises, including the exercise

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or performance of representations, commissions, consignments, and mandates; 3) enter transactions aimed at generating, transforming, transporting, purchasing and selling, transmission and distribution related with the above mentioned activities. In order to meet its corporate purpose, the Company shall avail of full legal capacity to enter any kind of acts, agreements, and transactions which are directly or indirectly related therewith, to gain rights and incur obligations, and exercise any other actions not expressly forbidden by laws and regulations, and these By-laws, including the carrying out of mandates, and commissions, rendering of advisory services, technical assistance, construction of works, operating and maintenance of third parties’ installations, and other ancillary activities or in connection with its corporate purpose. The Company shall also be entitled to incorporate, and/or take part in stock companies, or any other kind of participative association, and of entrepreneurial cooperation within the country or abroad, making the appropriate capital investment to that end.

II.- CAPITAL STOCK. SHARES.

ARTICLE FIVE: The share capital of the Company shall be [One Thousand One Hundred and Forty Nine Million Eight Hundred Seventy Three Thousand Six Hundred and Fifty Two] Pesos (AR$[1,149,873,652]) represented by an equal number of common shares of AR$1 par value each, with one vote per share, of which [Five Hundred Seventy Four Million Nine Hundred Thirty Six Thousand Eight Hundred Twenty Six] ([574,936,826]) shall be Class A shares, and [Five Hundred Seventy Four Million Nine Hundred Thirty Six Thousand Eight Hundred Twenty Six] ([574,936,826]) shall be Class B shares. All shares shall be in book-entry form. A legend informing about the transfer restrictions provided for in these By-Laws shall be included in the shares ledger of the Company and in each statement of account of the book-entry shares issued by the Company. The holders of Class A and Class B common shares shall have, respectively, the rights and obligations provided under these By-Laws.

ARTICLE SIX: Subject to the special majorities set forth for the matters described in Article 31 of these By-Laws, share capital may be increased up to five times by resolution of the Shareholders, with no amendment to these By-Laws being required as provided in Article 188 of Law No. 19,550.

ARTICLE SEVEN: Any increase in the capital stock of the Company resulting from any issue of common shares shall be made pro-rata to the then existing Class A and Class B shares, and be subject to the preference rights of Shareholders (by Class of shares) according to Law No. 19,550, as amended. Subject to the special majorities set forth for the matters described in Article 31 of these By-Laws, preferred shares may be issued, with the following equity preferences, as may be resolved by the Shareholders’ Meeting: a) shall pay a fixed or variable dividend, with or without additional participation, cumulative or not, and for the time as determined by the Shareholders’ Meeting; b) shall be redeemable fully or partly, convertible or not into common shares; c) may be preferred in case of reimbursement of paid-in

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amounts upon liquidation of the Company; and d) shall be issued in the currency, and with such adjustment clauses as permitted by the legislation in effect. In case the Company issues non voting preferred shares, such shares shall have one vote per share in the following events: 1) in case of breach by the Company in payment of the preference; 2) whenever the special assumptions contemplated in the last part of Article 244 of Law No. 19,550 are submitted to consideration by a Shareholders’ Meeting.

ARTICLE EIGHT: In an event of default in paid up of shares, the Company may adopt any of the actions authorized under Article 193 of Law No. 19,550.

ARTICLE NINE: No Shareholder may sell, transfer, assign or otherwise dispose of any shares owned by it, and all attempts to do so shall be deemed null and void unless (i) such transfer is performed in accordance with the provisions of these By-Laws, and (ii) all necessary approvals of the Government Regulators have been obtained; provided, however, that no Shareholder may sell, transfer, assign, or otherwise dispose of, or offer to purchase, subscribe to, or otherwise acquire any shares nor shall the Company approve any modification on the percentage represented by the Class A shares and the Class B shares, if such sale, transfer, assignment, other disposal, subscription, acquisition or modification would result in a breach of the Natural Gas Law or the License. Each Proposed Transferor, before selling, transferring, assigning or otherwise disposing of any of its shares, (including sales, transfers, assignments, or other dispositions to another Shareholder or any Affiliate of such Proposed Transferor), and before agreeing to do any of the foregoing, shall give notice to the Proposed Transferee(s) of the restrictions on the transfer and acquisition of the Company’s shares contained in these By-Laws. For the purposes of the provisions of these By-Laws relating to any transfer of shares, any sale, transfer, assignment or other disposal of shares shall be understood to include a transfer or renunciation of any preemptive rights (derecho de preferencia), accretion rights (derecho de acrecer), and any rights, claims, causes of action or interests of any kind in or arising from the shares (including the income, capital or other rights related thereto) whether legal, beneficial or otherwise (including with respect to the entry into any option or other agreement (conditionally or otherwise) for the possible sale, pledge, hypothecation, or transfer thereof or grant of any security or other interest therein), and whether or not for consideration or by written disposition, or otherwise. If a Proposed Transferor defaults in any of its obligations under these By-Laws, such Shareholder (and any Winning Buyer to whom the shares of the Company have been transferred in violation of such provisions) shall not be entitled to exercise any voting rights with respect to, or receive any dividends or other distributions on account of, the Offered Shares related to the default, during the continuance of such default.

ARTICLE TEN: A transfer of shares to an Affiliate of the transferring Shareholder shall be permitted under these By-Laws and such transfer shall not be governed by Article 12 of these By-Laws. If an Affiliate holds shares as a result of an earlier transfer from a Shareholder, that

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Affiliate may only transfer such shares to a person to whom the original transferring Shareholder could have transferred those shares under the terms of these By-Laws. If a Shareholder (in this Article, the “Relevant Shareholder”) makes a transfer of shares to an Affiliate and that Affiliate transferee ceases thereafter to be an Affiliate of the Relevant Shareholder, that former Affiliate transferee shall (to the extent it continues to hold such shares) no later than twenty-one (21) days after delivery of a written transfer request by any other Shareholder, transfer the shares so transferred to it back to the Relevant Shareholder, or to a continuing Affiliate of the Relevant Shareholder. If such requested transfer is not timely made, a Transfer Notice will be deemed to have been given by the former Affiliate transferee with respect to those shares as of the last day of the twenty-one (21) day period referred to in this paragraph.

ARTICLE ELEVEN: If the provisions of these By-laws require that a Transfer Notice be given in respect of any shares and such Transfer Notice is not properly and timely given within the period specified in these By-Laws (such failure, a “Notice Breach”), then a Transfer Notice shall be deemed to have been given with respect to such shares on the date (the “Deemed Notice Date”) that is the earlier of (A) three (3) Business days after written notice of a Notice Breach is given to the Proposed Transferor by any other Shareholder, with copies of such notice given to all other Shareholders, or (B) the date on which a Transfer Notice is actually (if not timely) given by the Proposed Transferor. The twenty-one (21) day period set forth in Article 12 of these By-Laws shall commence on the Deemed Notice Date. A deemed Transfer Notice shall constitute a valid Transfer Notice and be governed by the provisions of these By-Laws pertaining to Transfer Notices. The Transfer Price with respect to a deemed Transfer Notice shall be equal to the lower of (i) the average price per share at which such shares where actually agreed to be transferred, or (ii) eighty per cent (80%) of the Implied Market Value.

ARTICLE TWELVE: Notwithstanding the exception of permitted sales or transfers of shares to an Affiliate, as soon as practicable after a Proposed Transferor determines to make a Proposed Transfer, the Proposed Transferor shall give a Transfer Notice to the remaining Shareholders. The remaining Shareholders shall have the right, for a period of twenty-one (21) days after the delivery of the Transfer Notice, to make a written unconditional offer to the Proposed Transferor to purchase some or all of the Offered Shares at the Transfer Price. Any offer made by a Shareholder to purchase any Offered Shares shall not be valid to the extent that any of the Offered Shares to be acquired by that Shareholder would breach the provisions of Article 9 of these By-Laws and shall not be taken into account when calculating the number of Offered Shares which Shareholders have offered to purchase. A Proposed Transferor shall, within seven (7) days after the end of the twenty-one (21) day period starting from the date of the delivery of the Transfer Notice, notify the other Shareholders of the number of Offered Shares (if any) that were offered to be purchased by each Shareholder pursuant to this Article. If, at the end of the twenty-one (21) day period, the Proposed

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Transferor receives no valid offers from other Shareholders to purchase the Offered Shares, or receives valid offers that in the aggregate constitute offers to purchase less than all of the Offered Shares, then the Proposed Transferor may (subject to other applicable provisions of these By-Laws including obtaining the relevant approvals of Government Regulators) transfer all but not less than all the Offered Shares to the Proposed Transferee(s) at a price per Offered Share that is equal to or greater than the Transfer Price. Such transfer must take place prior to the end of the Consummation Period. If by the end of the twenty-one (21) days period above referred the Proposed Transferor receives valid offers from other Shareholders that, in the aggregate, constitute offers to purchase at least all, and not less than all, of the Offered Shares, then the Proposed Transferor shall allocate the Offered Shares in the following manner: (i) first to the offering Shareholders who are registered holders of shares of the same class of shares as the Offered Shares (and to the extent there is an oversubscription for the Offered Shares, they shall be allocated, pro rata according to the number of such Class of shares then held by the offering Shareholders); and (ii) second, if any of the Offered Shares remain available after allocation to Shareholders pursuant to (i) above they shall be allocated to the remaining offering Shareholders (and, to the extent there is an oversubscription for such remaining Offered Shares, they shall be allocated, pro rata according to the number of the shares then held by the remaining offering Shareholders), provided that no Shareholder shall be required to take more than the total number of Offered Shares tendered for in its offer. In the event that any Shareholder allocated Offered Shares fails to consummate the purchase of the Offered Shares in accordance with this Article (in this paragraph a “Purchase Failure”), then the Proposed Transferor shall reallocate the Offered Shares as provided in (i) and (ii) above, unless after excluding those Offered Shares covered by the Purchase Failure, there remain valid offers for less than all of the Offered Shares. In that event, subject to compliance with the provisions of this Article, the Proposed Transferor shall be entitled, in its sole discretion, to either proceed with the sale to the Proposed Transferee or allocate the Offered Shares among the Proposed Transferee and any Shareholder allocated Offering Shares that did not result in a Purchase Failure. Following the allocation to the Winning Buyers pursuant to (i) and (ii) above, the Proposed Transferor shall give notice in writing within five (5) days to all Shareholders (an “Allocation Notice”) setting forth the allocations, if any made pursuant to section (i) and (ii) above. All such transfers to Shareholders shall be consummated at such place and time as shall be specified by the Proposed Transferor in such Allocation Notice, no later than the end of the Consummation Period but not earlier than seven (7) days after the date of the Allocation Notice is given. Until necessary approvals (including approval(s) from Government Regulators) have been obtained, a Proposed Transferor may not accept any direction from a Winning Buyer as to the exercise of any voting rights arising from the Offered Shares. In the event all necessary approvals of the Government Regulators are not obtained by the end of the Consummation Period to allow the consummation of the sale of all the Offered Shares covered by a given Transfer Notice, the Transfer Notice shall be deemed to have been withdrawn for all of such Offered Shares, and the Proposed Transferor must

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proceed with a new Transfer Notice process pursuant to this By-Laws if it intends to sell, transfer, assign or otherwise dispose of any shares. The Company shall not register the transfer of any shares made in breach of these By-Laws.

ARTICLE THIRTEEN: Subject to the special majorities set forth in Article 31 of these By-Laws, the Company may issue debentures or negotiable obligations (notes) within the country or abroad, at the price and under the terms and conditions it may deem advisable, subject to legal and statutory provisions in effect. The debentures or negotiable obligations may be denominated in Argentine or any foreign currency, at a floating rate, unsecured or with a special guarantee, convertible or not, as may be set forth by Shareholders at the time the issue is resolved.

III.- BOARD OF DIRECTORS.

ARTICLE FOURTEEN: The Company’s management and administration shall be entrusted to a Board of Directors comprised of 3 directors and 3 alternate directors elected by the Class A shares, and 3 directors and 3 alternate directors elected by the Class B shares, all of which shall be natural persons. Directors shall be elected for one (1) fiscal year, except resignation or removal, and may be reelected unlimitedly. Except as provided for under Article 264 and 276 of Law No. 19,550, each director shall only be removed by the Class of shares that elected him. Shareholders of each Class of shares may remove the directors elected by them, at any time and without need of expressing any cause, and may appoint new directors in their replacement. In case the Shareholders of a relevant Class are not present to Class Meetings of that relevant Class duly convened in first and second call to consider the election of the Directors, a general Shareholder’s Meetings shall be convened to consider the election of such Directors, provided however that if holders of the relevant Class are present at the general Shareholder’s Meeting they shall elect the Directors to be appointed by such Class of shares.

ARTICLE FIFTEEN: The alternate directors elected by one Class of shares shall only replace the directors elected by such Class of shares in case of absence or impediment. The absence or impediment of a director shall be deemed to have occurred if an alternate director elected by a Class attends to a meeting in which a director of the same Class is absent, without requiring the delivery of any prior notice. Each director shall be entitled to attend any meeting of the Board of Directors accompanied by one (1) advisor chosen by such director to provide advice to such director. Such advisor shall not be entitled to vote at any time. The costs associated with the attendance by such an advisor shall be borne by the director and are not reimbursable by the Company.

ARTICLE SIXTEEN: The Class A Directors shall appoint (and may at any time remove and replace) the Chairman of the Company and the Class B Directors shall appoint (and may at any time remove and replace) the Vice-Chairman of the Company. The Chairman shall not be entitled to cast the deciding vote in case of a tie at meetings of the Board of Directors.

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ARTICLE SEVENTEEN: The Company shall vote at the shareholder meetings of TGS for the election (or removal, as applicable) of the members of the Board of Directors of the Company as members of the board of directors of TGS.

ARTICLE EIGHTEEN: While legal restrictions preclude it, no Shareholder that qualifies as a Producer as defined in the Natural Gas Law No. 24,076 may at any time elect a majority of the members of the Board of Directors of the Company, or otherwise be deemed to “control” the Company, as such term is defined in Article 33 of Law No. 19,550. The Shareholders undertake to adopt all the necessary measures (including, without limitation, obtaining the resignation of one (1) or more directors of the Company) to ensure that the provisions of this Article are complied with at all times).

ARTICLE NINETEEN: The Board of Directors members shall post one AR$10,000 performance bond with the Company, in cash, an equivalent amount in government securities, a bail bond or an insurance coverage, as may be required by applicable regulations.

ARTICLE TWENTY: The Board of Directors’ meetings shall be validly convened by the Chairman or any director through a prior written notice of at least five (5) business days delivered to all directors at the address indicated by each director upon acceptance of the position. The written notice shall include the items of the agenda and all material information necessary to resolve the matters included in such agenda. The Chairman of the Board of Directors shall be in charge of keeping the record of the addresses of the directors and each director shall have the obligation of updating such information. Any change of address shall be notified by the respective director to all other directors. Until such notification is delivered by the respective director, all notices delivered to the previous address shall be valid. The attendance of an absolute majority of its members shall constitute quorum, and shall adopt its resolutions with the vote of that absolute majority, except in those matters listed in Article 31 in which case the required majority will be the affirmative vote of 80% of aggregate members of the Board of Directors. The Chairman shall not be entitled to cast the deciding vote in case of a tie. Directors may attend to the meetings by telephone or videoconference. For quorum purposes, both the directors present at the meeting and those attending by telephone or videoconference shall be counted. The minutes of the meetings shall be prepared and signed by the directors and syndics present at the meeting within five business days as from the day the meeting was held. A member of the statutory audit committee elected by the same Class of shares that elected the director attending the meeting by telephone or videoconference shall record in the minutes the name of such director, his statements and his vote regarding each decision adopted.

ARTICLE TWENTY-ONE: Subject to the provisions of Article 31 of these By-Laws, the Board of Directors shall have full powers of administration and disposition, including the special powers required for certain matters as provided under article 1881 of the Civil Code, and Article Nine of Decree Law 5965/63. The Board of Directors may operate, particularly,

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with any kind of government or private banks, financial companies or credit agencies, to grant and revoke general and special powers of attorney, either at court or for administrative matters, or others, with or without powers of substitution; to file lawsuits, prosecute, answer or abandon accusation or criminal complaints, and do any other legal act or things which causes the Company to be entitled to rights or incur obligations.

ARTICLE TWENTY-TWO: The legal representative of the Company shall be the Chairman of the Board or the Vice-Chairman in the case of absence or impediment of the Chairman, or the director appointed to replace him, if appropriate. The Chairman and the Vice-Chairman of the Company shall abstain from taking any action on behalf of the Company, as a representative of the Company either by operation of law or under contract, unless such action has been properly approved in advance by the relevant majority of the directors of the Company as required by these By-Laws. All powers of attorney granted or to be granted by the Company related to any of the matters specified in Article 31 of these By-Laws shall require the joint signature of (i) at least one of the Class A Directors or a person designated by such director and (ii) at least one of the Class B Directors or a person designated by such director, as the case may be.

ARTICLE TWENTY-THREE: Holders of Class B shares shall be entitled to appoint one (1) natural person to act as board observer (the “Board Observer”) who will be entitled to be given notice of and attend meetings of the Company’s Board of Directors, but will not be entitled to vote. The Board Observer will be nominated and elected by holders of Class B shares holding thirty-five percent (35%) or more of the Class B shares outstanding (excluding the vote of any single holder of Class B shares holding a majority of the Class B shares), provided in all cases that such nominee is, in the reasonable opinion of any single holder of Class B shares holding a majority of the Class B shares a person of reputable standing.

ARTICLE TWENTY-FOUR: The Company shall furnish to all Shareholders copies of the following: (1) within sixty (60) days following the conclusion of each of the Company’s and TGS’s first three fiscal quarters of each fiscal year, quarterly unaudited consolidating financial statements of the Company and TGS (which shall include balance sheets, income statements and cash flow statements for each of the Company and the TGS Group Companies, certified by the company’s chief financial officer or equivalent officer) reviewed by the Company’s and TGS’s respective independent accountants; (2) within ninety (90) days following the conclusion of the Company’s and TGS’s fiscal year, annual audited consolidated and consolidating financial statements of the Company and TGS (which shall include balance sheets, income statements and cash flow statements) audited by the Company’s and TGS’s respective independent accountants; (3) within thirty (30) days after the end of each month separate management financial reports of TGS and the Company as of the end of such month; (4) reports on all material events and transactions affecting the Company and TGS, as promptly as practicable after the occurrence of any such event or

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transaction; (5) (A) a draft Annual Budget for the Company and TGS at least one month prior to the commencement of the fiscal year to which it relates and (B) all proposed changes thereto submitted for consideration to the Board of Directors of the Company and TGS; (6) (A) within thirty (30) days after approval thereof by the Board of Directors of the Company and the Board of Directors of TGS, the Annual Budget of the Company and the Annual Budget of TGS and, (B) all changes thereto approved by the Board of Directors of the Company or the Board of Directors of TGS; and (7) all management letters delivered to the Company or TGS by their respective auditors within ten (10) days after receipt thereof. In addition to and without limiting the foregoing, the Company shall furnish to any Shareholder upon written request and at such Shareholder expense all information regarding the business, affairs, prospects, financial condition, or accounting and tax records of the Company and TGS as such Shareholder may reasonably request (other than information related to an actual or threatened dispute between that Shareholder and the Company or any other Shareholder which, if disclosed, could materially prejudice the Company). The reasonable expenses incurred by the Company in furnishing the information described in this last sentence, shall be borne by the requesting Shareholder. Nothing in this Article 24 shall entitle any Shareholder to obtain any know-how of the Company or TGS relating to any secret processes or inventions.

IV.- AUDITING.

ARTICLE TWENTY-FIVE: The Company’s audit shall be entrusted to a statutory audit committee consisting of three (3) regular syndics and an equal number of alternate syndics to be appointed by the Shareholders’ Meeting. Regular and alternate syndics shall be appointed for one (1) fiscal year, except resignation or removal, and may be reelected unlimitedly. Holders of Class A shares shall appoint (and may at any time remove and replace) one (1) statutory auditor and one (1) alternate statutory auditor, and holders of Class B shares shall appoint (and may at any time remove and replace) two (2) statutory auditors and two (2) alternate statutory auditors, provided that holders of Class A shares and Class B shares shall annually alternate the statutory auditors appointment scheme previously described, so the following fiscal year holders of Class A shares shall appoint (and may remove and replace) two (2) statutory auditors and two (2) alternate statutory auditors, and holders of Class B shares shall appoint (and may remove and replace) one (1) statutory auditor and one (1) alternate statutory auditor, and so forth. In case the Shareholders of a relevant Class are not present to Class Meetings of that relevant Class duly convened in first and second call to consider the election of the statutory auditors, a general Shareholder’s Meetings shall be convened to consider the election of such statutory auditors, provided however that if holders of the relevant Class are present at the general Shareholder’s Meeting they shall elect the statutory auditors to be appointed by such Class of shares.

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ARTICLE TWENTY-SIX: The alternate syndics appointed by one Class of shares shall only replace the regular syndics appointed by such Class of shares in case of absence or impediment. The absence or impediment of a syndic shall be deemed to have occurred if an alternate syndic elected by a Class attends to a meeting in which a syndic of the same Class is absent, without requiring the delivery of any prior notice.

ARTICLE TWENTY-SEVEN: The Chairman of the statutory audit committee and the syndic to replace him in case of absence or impediment shall be appointed by the statutory audit committee itself among the syndics appointed by the holders of the Class of shares entitled to appoint one member of the statutory audit committee at such fiscal year.

ARTICLE TWENTY-EIGHT: The meetings of the statutory audit committee shall be validly convened with the attendance of an absolute majority of its members, and shall adopt its resolutions with the vote of that absolute majority, without prejudice to the rights, powers, and duties granted to the dissident syndic, in the case, by Article 290 of Law No. 19,550, as amended.

V.- SHAREHOLDERS’ MEETINGS.

ARTICLE TWENTY-NINE: Except as otherwise provided under these By-laws, Shareholders’ Meetings shall be governed by provisions of Article 233 and subsequent of Law No. 19,550. In addition to the notification required under Article 237 of Law No. 19,550, Shareholder’s Meetings shall be convened through a prior written notice of at least fifteen (15) business days delivered to all Shareholders at the address indicated by each Shareholder and registered by the Company in the Stock Registry Book. The written notice shall include all material information necessary to resolve the matters included in the agenda for such meeting. Each Shareholder shall have the obligation of updating its address to the Company. Until the notification of the change of address is delivered to the Company by the respective Shareholder, all notices delivered to its previous address shall be valid.

ARTICLE THIRTY: The quorum for an ordinary Shareholders’ Meeting in first call shall be the absolute majority of each of the Class A shares and the Class B shares (in person or by proxy), and on second call shall be any number of shares present at the meeting (in person or by proxy). The quorum for an extraordinary Shareholders’ Meeting on first and second call shall be seventy-six percent (76%) in nominal amount of the shares (in person or by proxy). The resolutions of the Shareholders’ Meetings shall be passed with majorities specified under Articles 243 and 244 of Law No. 19,550, as applicable, except in those matters listed in Article 31 in which case the required majority will be the affirmative vote of person or persons holding an absolute majority in number of the Class A shares plus the affirmative vote of a person or persons holding an absolute majority in number of the Class B shares, respectively in each case entitled to exercise voting rights under both these By-Laws and the applicable law. The Board of Directors shall notify the Ente Nacional Regulador del Gas

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(ENARGAS) of any Shareholders meeting, together with the agenda, at least ten (10) business days prior to such meeting. The presence of an observer sent by the ENARGAS to such meeting will be authorized by the Shareholders. The Company shall deliver to the ENARGAS a certified copy of the minutes of the Shareholders’ Meeting within the term provided by applicable ENARGAS regulations.

ARTICLE THIRTY-ONE: The following matters must be approved by the aggravated majorities provided in Article 20 and 30 of these By-Laws by, either the Board of Directors or the Shareholders Meeting, depending on the subject matter of its competence: (1) any amendment to these By-Laws, the TGS’ By-Laws or any rights attached to any capital stock of the Company or TGS; (2) any material change to the Company’s or TGS’s accounting policies and practices; (3) any change in the capital stock of the Company or TGS, or the creation, allotment or issue of any Capital Stock or the creation of any security or the grant of any option or rights to subscribe for or to convert any instrument into capital stock or other securities of the Company or TGS other than in accordance with the terms of such shares or securities issued in accordance with the terms of these By-Laws; (4) (A) any variation of the rights attaching to the Capital Stock of the Company or TGS; (B) any redemption, purchase or other acquisition by the Company or TGS of its own Capital Stock or other securities;, and (C) any reimbursement of irrevocable capital contributions to the Company or TGS; (5)(A) any merger, consolidation or amalgamation of the Company or TGS with any other person; (B) the acquisition of any share or other interest or participation in any person by the Company or TGS; or (C) any other similar transaction or undertaking; (6) the capitalization, repayment or distribution of any amount outstanding to the credit of the share capital, share premium account, capital redemption reserve or any other undistributable reserve of the Company or TGS or the reduction of any uncalled liability in respect of any partly paid shares in any such company; (7) the winding-up, dissolution, liquidation (or similar) disposition of the Company or TGS, or the commencement or the filing of a voluntary petition for a declaration of the Company’s or TGS’s own bankruptcy, reorganization procedure (concurso preventivo) or out-of-court reorganization procedure (acuerdo preventivo extrajudicial) in Argentina or similar proceedings elsewhere; (8) any sale, transfer, assignment, or other disposition of, or pledge or grant of any security interest in or other encumbrance on, any capital stock or any other interest in TGS by the Company, or the sale, transfer, assignment or other disposition of, or pledge or grant of any security interest in or other encumbrance on, all or substantially all of the assets of the TGS Group when taking as a whole by TGS; (9) the carrying on by the Company and/or any TGS Group Company or any of its subsidiaries of any business other than the current lines of businesses carried on by them and their related companies, respectively; (10) any acquisition or disposal by the Company of any asset, business, securities or other property (whether personal or real, tangible or intangible) having a value that when combined with all such transactions in the same fiscal year exceeds US$5,000,000 in the aggregate; (11) any transaction between the Company or a TGS Group Company or any of its subsidiaries on the one hand, and any Shareholder or an Affiliate of a

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Shareholders on the other, having a value (alone or taken together with all related or connected transactions) exceeding US$500,000 in the aggregate; (12) (A) (I) any deviation from or change to the dividend policy established in Article 36 of these By-Laws, or (II) the determination of the level of reasonable financial reserves as per Article 35 paragraph (d) of these By-Laws and (B) any entry by the Company into an agreement that contains a restriction on the payment of dividends of the Company; (13)(A) Any deviation from or change to the established dividend policy of TGS (which seeks the approval and distribution by TGS as dividends of all the realized and liquid profit (after deducting statutory reserves and other amounts that must be deducted under applicable law), as soon as possible and provided TGS has available cash to make such payments, to the extent permitted by the Argentine law and the restrictions stemming from the agreements entered into by TGS, and taking account the cash reserves for the maintenance of the day to day business of TGS to ensure to comply with the capital expenditures approved in the annual budgets of TGS, and to ensure performance of all debt obligations by TGS), and (B) the determination of the level of adequate cash reserves for the maintenance of the day to day business of TGS; (14) the entry into, commitment to enter into, or termination, revocation, amendment or other modification of any Material Contract or the License by either the Company or TGS; (15) any acquisition or disposal by the TGS Group Companies of any asset, business, securities, or other property (whether personal or real, tangible or intangible) having a value that, when combined with all such transactions in the same fiscal year exceeds US$20,000,000 in the aggregate, other than those provided and validly approved in the Annual Budget of TGS as maintenance capital expenditures; (16) the Company’s or any TGS Group Company commencing or otherwise initiating, or settling or otherwise withdrawing from any legal or arbitration action or proceeding by or against the Company and/or any TGS Group Company, as applicable, where the amount claimed with respect to any such legal or arbitration action or proceeding exceeds US$10,000,000; (17) the creation, incurrence, assumption, guaranty or acquisition of any agreement or obligation to be liable or responsible (whether directly or indirectly) (A) by the Company for the payment of any amount that when combined with all such transactions entered into in the same fiscal year, exceeds US$500,000 in the aggregate or (B) by the TGS Group Companies for the payment of any amount that when combined with all such transactions entered into in the same fiscal year exceeds US$5,000,000; (18) the entry by the Company or any TGS Group Company into any contract, agreement or other transaction of any nature, not specifically delineated herein, other than in the ordinary course of business and on arm’s length terms; (19) approval of the Annual Budget of the Company; (20) any amendment of any previously approved Annual Budget of the Company if such amendment (A) represents a change of more than ten percent (10%) of any particular budget item or category, when added together with all previous amendments to that particular budget item or category in that fiscal year or (B) represents an amendment to the previously-approved CIESA Capital Calls; (21) the approval of the Annual Budget of TGS; (22) any amendment of any previously approved Annual Budget of TGS if such amendment represents a change of

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more than ten percent (10%) of any particular budget item or category, when added together with all previous amendments to that particular budget item or category in that fiscal year; (23) any increase or decrease in the number of Directors of TGS to be appointed by the Company; (24) the appointment of one additional director of TGS if the number of the directors of TGS to be appointed by the Company is an odd number; and (25) the appointment of all external legal, accounting and other advisors to the Company and TGS.

ARTICLE THIRTY-TWO: The Shareholders shall cause a representative of the Company to attend Shareholders’ meetings of TGS and to vote all of its shares in TGS in favor of resolutions regarding those matters set forth in Article 31 of these By-Laws that have previously been approved by the aggravated majorities set forth in Articles 20 and 30 of these By-Laws, and to vote against all resolutions regarding the matters set forth in Article 31 that have not been previously approved by such aggravated majorities.

ARTICLE THIRTY-THREE: Class Meetings shares of the Company that may be required to be held under Law No. 19,550 or these By-Laws shall be held in the same manner as set forth in these By-Laws for the general Shareholders’ Meetings of the Company except that (i) the presence of holders of that Class of shares holding more than fifty percent (50%) of that Class of shares shall constitute a quorum for the Class Meeting and (ii) all decisions shall be made by a simple majority of the votes cast at the Class Meeting. At the request of Shareholders holding at least five percent (5%) of the shares of each Class, the Board of Directors shall call to special Shareholders meetings of the relevant Class. All Class Meetings shall be held on the same date as, but prior to, the date of the general Shareholders’ Meeting that considers the same matters as are considered at the Class Meeting, unless impracticable, in which case the Class Meeting shall be held on the date immediately prior to the date of the general Shareholders’ Meeting.

ARTICLE THIRTY-FOUR: In case in any given year the proposed Annual Budget of the Company for the following fiscal year is not approved by the affirmative vote of person or persons holding an absolute majority in number of the Class A shares plus the affirmative vote of a person or persons holding an absolute majority in number of the Class B shares (in this paragraph a “Budget Impasse”), then the Annual Budget of the Company that was previously approved and in effect at the time of the Budget Impasse shall be implemented in the following and each succeeding fiscal year until an Annual Budget of the Company is approved by the abovementioned majorities, with only the following adjustments and variations: (a) all local currency costs and expenses will be adjusted by the Wholesale Price Index of Argentina; (b) all foreign currency-denominated costs and expenses will be adjusted by any changes in the relevant foreign currency against the local currency; (c) all costs of goods purchased or to be purchased, whose value is set by reference to or otherwise depends on the West Texas Intermediate and Montvelview price indexes will be adjusted by any changes in such commodity price indexes affecting such costs; and (d) all increases in interest

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rates or other lending fees charged to the Company pursuant to “step up” or similar provisions contained in contracts or other agreements that were entered into prior to the occurrence of the Budget Impasse.

VI.- DIVIDENDS.

ARTICLE THIRTY-FIVE: The Company’s fiscal year shall end on December 31 of each year. At the end of each fiscal year, financial statements shall be prepared in accordance with legal, regulatory and technical requirements or generally accepted accounting principles.

ARTICLE THIRTY-SIX: To the extent permitted by Argentine Law , all the realized and liquid profits shall be applied to the distribution and payment of dividends on preference shares, with priority in payment to any unpaid cumulative dividends, and to dividends to the common Shareholders, as promptly as possible, after deduction of: (a) losses of previous fiscal years; (b) payments on account of principal, interest and other amounts that become due and payable by the Company in the same fiscal year in which such dividends are paid; (c) five percent of such profits and up to twenty percent of the subscribed share capital, to build up a legal reserve, (d) reasonable financial reserves as proposed by the Board of Directors and approved by the Shareholders’ Meeting with the affirmative vote of person or persons holding an absolute majority in number of the Class A shares plus the affirmative vote of a person or persons holding an absolute majority in number of the Class B shares, and (e) any applicable fees and expenses of directors and statutory auditors (síndicos).

ARTICLE THIRTY-SEVEN: Dividends shall be paid to Shareholders pro-rata to the relevant payments on shares within ninety (90) days of the date of declaration thereof.

VII.- LIQUIDATION.

ARTICLE THIRTY-EIGHT: Upon dissolution of the Company, its liquidation shall be in charge of a liquidator appointed by the Shareholders’ Meeting, under the supervision of the statutory audit committee.

ARTICLE THIRTY-NINE: Upon settlement of liabilities, any remaining amount shall be fully distributed, in such case, in the following order: a) to reimbursement of capital of preferred shares pro-rata to their nominal value as paid-up, b) to reimbursement of capital of common shares pro-rata to their nominal value as paid-up, c) to payment to any unpaid cumulative dividends over preferred shares, and d) any remaining amount shall be fully distributed among all common Shareholders, pro-rata to their relevant payments for shares, and to preferred shares according to the terms agreed.

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VIII.- ADDITIONAL DEFINITIONS.

ARTICLE FORTY: As used in these By-Laws, the following terms shall have the following respective meanings: “Affiliate” means, with respect to a given person (in this definition, the “Relevant Person”), any person who (a) directly or indirectly, Controls, or is Controlled by, or is under a common Control with, the Relevant Person or (b) from time to time, is managed by (i) the same investment manager as the Relevant Person is managed by, or (ii) an investment manager that is Controlled by the same Person that Controls the Relevant Person. “Annual Budget of TGS” means the annual budget of TGS, prepared by the managers of TGS, and approved by the directors of TGS and, if applicable, as thereafter modified. The Annual Budget of TGS shall include all commercial, financial, investment, borrowing, capital expenditure, maintenance capital expenditure, taxation, operating and regulatory programs of TGS. “Annual Budget of the Company” means the annual budget of the Company, including CIESA Capital Calls, approved by the directors of the Company pursuant to Article 31, and, if applicable, as thereafter modified consistent with the provisions of the abovementioned Article. “Approval Deadline” means the date which is one hundred and eighty (180) days after the end of the twenty-one (21) day period provided in Article 12 of these By-Laws provided that the Approval Deadline may be modified with the written consent of each of the Winning Buyers and the Proposed Transferor, provided that notice of such modification is given to each of the other Shareholders. “CIESA Capital Calls” means the expenses of the Company payable by all Shareholders, as approved in the Annual Budget of the Company, or as modified thereafter consistent with the provisions of Article 31 of these By-Laws. “Class A Directors” means the directors of the Company appointed by the holders of the Class A shares. “Class B Directors” means the directors of the Company appointed by the holders of the Class B shares. “Class Meeting” means a meeting of the holders of any single Class of Shares. “Consummation Period” means a period of time ending on the later of (a) the sixtieth (60th) day following the end of the twenty-one (21) day period provided in Article 12, or (b), if approvals by Government Regulators are required to consummate the transaction, ten (10) days after receipt of all such approvals, as long as such approvals are received before the Approval Deadline. “Control”, “Controls”, “Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a person, whether through ownership of voting securities, by contract, or otherwise, or as agent, executor, trustee, or otherwise. “Government Regulator” means the government of Argentina or any political subdivision thereof, whether state or local, and any agency, authority instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulator or administrative powers or functions of or pertaining to government, including ENARGAS and the Argentine Secretary of Energy. “Implied Market Value” means, as of the Deemed Notice Date, the value per the Company´s Share that is equal to (a)(i)(A) the total market value of all the Company’s TGS shares, as determined by reference to the average closing price of TGS B Shares as recorded at the close of business on the Buenos Aires Stock Exchange on the ten (10) trading days immediately prior to the deemed date of the deemed Transfer Notice (as deemed given pursuant to

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Article 11 of these By-Laws), multiplied by (B) the percentage that Company’s TGS shares represent of all the outstanding capital stock of TGS; minus (ii) the Company’s outstanding Indebtedness; divided by (b) the total number of outstanding shares of the Company. “Indebtedness” means, with respect to any person, (a) any liability, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property), or (iii) any amount appearing on the person’s balance sheet as a liability; (b) any financial obligation of others of the kind described in the preceding clause (a) which the person has guaranteed or which is otherwise its legal liability; (c) any obligation secured by a lien to which the property or assets of such person are subject, whether or not the financial obligations of the kind described in the preceding clause (a) secured thereby shall have been assumed by or shall otherwise be such person’s legal liability; and (d) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any financial liability of the kind described in any of the preceding clauses (a), (b), or (c). “License” means, as of the date hereof, the exclusive right and responsibility for a 35 year term granted to TGS by the Argentine government to provide gas transportation services in southern Argentina through the southern gas pipeline system, transferred to TGS by Gas del Estado S.E., and the expansions and modifications thereto, granted pursuant to the Natural Gas Law under the Bidding Terms and Conditions for the Privatization of Gas del Estado and/or the License Agreement between the Argentine Federal Government and TGS approved by Executive Decree N° 2,458 dated December 18, 1992, as amended, together with all sub annexes and all legislation, decrees, judicial or administrative rulings and/or regulations or interpretations issued by a Government Regulator, which, as of the date hereof, has modified, amended or supplemented any of the original terms and conditions of the License and all annexes, exhibits and schedules thereto, including the modifications, amendments and supplements that are in effect as of the date hereof that resulted from the provisions of the Emergency Law No 25,561 and related decrees and regulations implemented as of the date hereof and under Federal Executive Branch decrees theretofore issued and implemented as of the date hereof. “Material Contract” means a contract to which the Company or a TGS Group Company is, or is proposed to become, a party and which is either (a) material to the business or operations of the Company or the TGS Group, as applicable, or (b) has an aggregate annual value exceeding US$500,000, in the case of the Company, or US$5,000,000 in the case of a TGS Group Company. “Natural Gas Law” means Law N° 24,076 of Argentina, as amended from time to time. “Offered Shares” means shares of the Company that are the subject of a Proposed Transfer. “Proposed Transfer” means a proposed sale, transfer, assignment, or other disposition of shares of the Company to another person. “Proposed Transferee” means a person to whom shares of the Company are proposed to be sold, transferred, assigned, or otherwise received from a Proposed Transferor. “Proposed Transferor” means a Shareholder proposing to make a

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Proposed Transfer. “Proposed Transfer Terms” means, with respect to a Proposed Transfer, (a) the identity of the Proposed Transferee(s); (b) the number and class of shares of the Company proposed to be transferred; (c) the Transfer Price; and (d) all other material terms of the Proposed Transfer (including the terms of any related sale or purchase agreement). “Shareholder” means a registered holder of the shares of the Company. “TGS” means Transportadora de Gas del Sur S.A., a corporation (sociedad anónima) organized and existing under the laws of Argentina, and any successor thereto. “TGS B Share” means an ordinary class “B” share of TGS, with a par value of one (1) Peso and one (1) vote per share, outstanding at any time. “TGS Group” means all of the TGS Group Companies taken as a whole. “TGS Group Company” means TGS or any of its subsidiaries. “Transfer Notice” means a written notice (a) specifying all of the Proposed Transfer Terms with respect to each Proposed Transfer; (b) informing each Shareholder that it is entitled to make a written unconditional offer to the Proposed Transferor to purchase some or all of the Offered Shares at the Transfer Price, and (c) informing each Shareholder that such offer must be made within twenty-one (21) days after the date such written notice is given, and specifying the actual calendar date of such deadline. “Transfer Price” means, with respect to a Proposed Transfer, the per share price at which such shares of the Company are proposed to be transferred, assigned, or otherwise disposed; provided that if the consideration to be paid by the Proposed Transferee(s) includes any non-cash or deferred consideration (in cash or otherwise), the Transfer Price shall include the cash equivalent price for that non-cash or deferred consideration if, when viewed in the context of the transaction as a whole, it can reasonably be regarded as an addition to the value paid or promised to be paid; and provided further that a Transfer Price with respect to a deemed Transfer Notice shall be as specified in Article 11, and provided further that if a disagreement arises as to the calculation or value of the non-cash portion of a Transfer Price, then such disagreement shall, if not resolved by the parties within fourteen (14) days of it arising, be referred to an expert, acting as expert and not as arbitrator, who has been nominated by the disagreeing parties jointly, and the expert’s decision shall be final and binding (in the absence of manifest error) and the costs of the expert shall be paid by the parties to the disagreement as the expert shall direct or, if no such direction is given, equally by the parties to the disagreement. “Winning Buyers” means the person who is to be the actual acquiror of Offered Shares, following the satisfaction of the requirements of Article 12 of these By-Laws.

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EXHIBIT E - FORM OF NEW DEBT AGREEMENT

DEBT REFINANCING AGREEMENT

This debt refinancing agreement (the “Agreement”) is entered into on this September [    ], 2005, by and between (i) Compañía de Inversiones de Energía S.A., a corporation organized and existing under the laws of the Republic of Argentina, domiciled at Don Bosco 3672, 5th floor, City of Buenos Aires, Republic of Argentina (the “Debtor”), represented by [                    ] in its/their character of [                ]; and (ii) [                    ], [a corporation organized and existing under the laws of [                    ], domiciled at [                    ] as creditor (the “Creditor”), represented by [                    ] in its/their character of [                ].

RECITALS

(i) WHEREAS, under the debt restructuring that the Debtor has undergone with its Creditors pursuant to the restructuring agreement dated as of September 1, 2005 (the “Restructuring Agreement”) entered into by and among the Debtor, PESA, EPCA, ABN AMRO Bank N.V., Sucursal Argentina and the Creditors (including the Creditor), the Debtor has agreed to deliver as consideration and in cancellation of the principal amount of the Existing Debt Obligations held by the Debt Option Creditors plus 50% of the aggregate amount of unpaid interest accrued thereunder until August 31, 2005 (the “Exchanged Obligations”), Debt Refinancing Agreements at an exchange ratio of US$1 of New Debt Obligations per US$1 of Exchanged Obligations.

(ii) WHEREAS, the Creditor holds, and the Debtor acknowledges to owe to the Creditor, US$[                    ] of Exchanged Obligations of [principal][accrued and unpaid interest], being, therefore, entitled to receive from the Debtor in exchange for such debt US$[                    ] of principal amount of Debt Refinancing Agreements.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, the parties hereby agree as follows:

Definitions.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided):

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Argentine GAAP” means the generally accepted accounting principles applicable in Argentina.

“Argentine Taxes” has the meaning set forth in Section 7 (a) hereto.

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“Business Day” means any day, that is not a Saturday or a Sunday, on which (i) commercial banks in New York City are not authorized or required by law to remain closed and (ii) banking institutions in the City of Buenos Aires are open to the public.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under Argentine GAAP, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with Argentine GAAP.

“Creditor” has the meaning set forth in the introductory paragraph hereto.

“Creditors” means the holders of the Existing Debt Obligations, including the Creditor.

“Debt” has the meaning set forth in Section 2 hereto.

“Debt Option Creditors” means the Creditors who, under the Restructuring Agreement, elect to exchange and cancel their Existing Debt Obligations for New Debt Obligations evidenced in the Debt Refinancing Agreements.

“Debtor” has the meaning set forth in the introductory paragraph hereto.

“Debt Refinancing Agreements” means one or more debt refinancing agreements (with the same terms and conditions of this Agreement, other than the principal amount owed hereunder) and the corresponding promissory notes (pagarés) issued thereunder for an aggregate principal amount of twenty two million, six hundred seventy one thousand, nine hundred eighty two Dollars (US$22,671,982) issued by the Debtor and delivered to the Debt Option Creditors.

“EPCA” means Enron Pipeline Company Argentina S.A.

“Event of Default” has the meaning set forth in Section 10 hereto.

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“Exchanged Obligations” has the meaning set forth in whereas (i) hereto.

“Existing Debt Obligations” means the unsecured financial debt of CIESA restructured under the Restructuring Agreement.

“Governmental Agency” means any public legal entity or public agency or instrumentality of Argentina, whether created by any competent national, provincial or municipal authority, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency or instrumentality of Argentina.

“Indebtedness” means, with respect to any Person, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property), or (c) any amount appearing on such Person’s balance sheet as a liability for a Capitalized Lease Obligation; (ii) any financial obligation of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the financial obligations of the kind described in the preceding clause (i) secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any financial liability of the kind described in any of the preceding clause (i), (ii) or (iii).

“Interest Note” has the meaning set forth in Section 4(b) hereto.

“Interest Period” means, initially, the period commencing on the date of signing of the Restructuring Agreement and ending on the next following Payment Date and, thereafter, each successive period of six (6) months commencing on one Payment Date and ending on the next following Payment Date.

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“LIBOR” means, in relation to any Interest Period, the rate appearing on page 3750 of the Moneyline Telerate service (or any successor to or substitute for such screen providing rate quotations comparable to those currently provided on such page as reasonably determined by the Debtor) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits of U.S. dollars with a maturity comparable to such Interest Period.

“Lien” means, any mortgage, deed of trust, pledge, lien, lease, encumbrance, easement, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, in each case securing obligations of such Person.

“Material Adverse Effect” has the meaning specified in Section 9(b) hereto.

“Maturity Date” means September 1, 2015. If such date is not a Business Day, the Maturity Date shall be the immediately succeeding Business Day.

“New Debt Obligations” means all obligations of CIESA arising under the Debt Refinancing Agreements.

“Payment Date” has the meaning specified in Section 3(a) hereto.

“Permitted Liens” means:

(a) Liens existing as of the date of this Agreement and listed in Exhibit A hereto;

(b) Liens arising in the ordinary course of business of the Debtor and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(c) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(d) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Debtor incurred in the ordinary course of business;

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(e) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(f) Liens created pursuant to any order of attachment or similar legal process arising in connection with court proceedings which are being contested by the Debtor in good faith by appropriate proceedings;

(g) any interest or title of a lessor under any Capitalized Lease Obligation;

(h) Liens arising by operation of law or created as a result of regulations or requirements of a Governmental Agency;

(i) any Lien securing claims provided for by mandatory provisions of Argentine law which are being contested by the Debtor in good faith by appropriate proceedings; and

(j) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (i); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

“Person” means any individual or legal entity, association, non-profit organization, professional body, business organization (whether organized as a corporation, limited liability company, partnership, or otherwise), joint venture, consortium, investment fund, bank, trust (simple or financial), union, estate, governmental authority, or any other kind of organization or entity from any jurisdiction.

“PESA” means Petrobras Energía S.A. and Petrobras Hispano Argentina S.A. jointly.

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“PIK Note” means each of the pagaré issued by the Debtor pursuant to Section 3(c) of this Agreement or the corresponding provision of any other Debt Refinancing Agreements.

“Restructuring Agreement” has the meaning set forth in whereas (i) hereto.

“TGS” means Transportadora de Gas del Sur S.A.

Principal amount.

The Debtor acknowledges to owe solely under this Agreement and agrees to pay to the Creditor on the Maturity Date, the principal amount of ______________________ UNITED STATES DOLLARS (US$___________________________) (the “Debt”).

Interest.

The Debtor shall pay interest on the outstanding principal amount of the Debt at the rate specified in Section 3(b) of this Agreement. Interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed in a year of three hundred and sixty (360) days including the first date of the period during which it accrues but excluding the last date on such period. Accrued interest shall be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2005 and ending on the Maturity Date (each, a “Payment Date”); provided, however, that if any payment under this Agreement shall become due on a day which is not a Business Day, then the due date thereof shall be extended to the next following Business Day.

Interest Rate. The Debt shall accrue interest, in respect of each Interest Period, at a rate equal to LIBOR for such Interest Period plus one percent (1%) per annum; provided, however, that such rate shall not in any event exceed five percent (5%) per annum.

PIK. Notwithstanding anything to the contrary in this Agreement, if the Debtor’s cash and monies on deposit banks were lower than US$500,000 after giving effect to the corresponding payment of interest accruing under the Debt during the first three (3) years after September 1, 2005, then the Debtor may, at its option, make such payment of interest by delivering to the Creditor (i) a duly completed and executed pagaré, substantially in the form of Exhibit B herein, payable to the order of the Creditor and having a principal amount equal to such payment and being dated the date such payment became due hereunder and (ii) a pagaré substantially in the form of Exhibit B herein, payable to the Creditor, in a stated amount equal to the interest that will accrue hereunder in respect of the Debt for the following Interest Period corresponding to the principal amount mentioned in (i) above. The terms and conditions set forth under this Agreement with respect to the principal and interest on the Debt shall be applicable to the debt evidenced under the pagarés mentioned in these subsections (i) and (ii), including without limitation Section 4(b). The date on which such pagaré is delivered to the Creditor shall be deemed to be the date on which such interest is paid for purposes of Section 10 of this Agreement.

Pagarés

The Debtor’s obligation to pay the principal of the Debt, shall be evidenced by a pagaré substantially in the form of Exhibit B, to be duly executed and delivered by an authorized officer of the Debtor on the date hereof, with blanks appropriately completed in conformity herewith. Such pagaré shall (y) be payable to the Creditor and be dated on the date hereof, and (z) be in the principal amount of the Debt.

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The Debtor’s obligation to pay interest on the Debt, shall be evidenced by a pagaré substantially in the form of Exhibit B, to be duly executed and delivered by an authorized officer of the Debtor on the date hereof, with blanks appropriately completed in conformity herewith (the “Interest Note”). Such Interest Note shall (y) be payable to the Creditor and be dated on the date hereof, and (z) be in a stated amount equal to the interest that will accrue hereunder in respect of the Debt at the interest rate during the relevant Interest Period. On the first day of each Interest Period after the initial Interest Period applicable to the Debt, the Debtor shall execute and deliver to the Creditor an Interest Note covering such Interest Period, which shall replace the Interest Note then in effect evidencing interest hereunder for the immediately preceding Interest Period, provided that if the Debtor fails to replace such Interest Note evidencing interest but nonetheless pays the interest accrued during the immediately preceding Interest Period, the Creditor shall be entitled to claim under such pagaré the amount that may accrue in the following Interest Period. Promptly upon repayment in full of amounts due under any Interest Note (whether in cash or by delivery of a PIK Note) and the delivery of the applicable replacement Interest Note as required under this Section 4(b), the Creditor shall return the replaced Interest Note to the Debtor marked “cancelled”.

The pagarés shall not be presented for payment if no Event of Default shall have occurred and this Agreement shall have not been declared or become due and payable as provided in Section 10 of this Agreement.

Prepayment.

Optional Prepayment. The Debtor shall have the option at any time and from time to time to prepay the Debt in whole or in part, subject to the requirements of this Section.

Mandatory Prepayment. If the Debtor declares any dividends in respect of any fiscal year, then the Debtor shall have the obligation to make a prepayment on the New Debt Obligations in an aggregate principal amount equal to five percent (5%) of the total amount of dividends so declared. Each such prepayment shall be made promptly following the declaration of such dividends and, in any event, prior to or simultaneously with any payment of dividends to the Debtor’s shareholders for such fiscal year.

Notice, Etc. The Debtor shall give the Creditor written notice of any prepayment of the Debt not less than three (3) Business Days before the date of such prepayment. Each such notice shall specify the Debt to be prepaid, the date of such prepayment and the principal amount to be prepaid. Each prepayment shall be accompanied by the payment of accrued interest on the amount prepaid to the date of prepayment. In addition, if any prepayment is made on the Debt other than on the last day of the Interest Period, then the Debtor shall pay to the Creditor an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount prepaid at LIBOR applicable to the then current Interest Period (exclusive of the margin) for the period from the date of such prepayment to the last day of such Interest Period over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Creditor would bid were it to bid, at the commencement of such period, for U.S. dollar deposits of a comparable period from other banks in the eurodollar market. A certificate of the Creditor setting forth in good faith and in reasonable detail the basis of and the amount that the Creditor is entitled to receive pursuant to the preceding sentence shall be delivered to the Debtor. The Debtor shall pay the Creditor any additional amount due pursuant to this provision within thirty (30) days after receipt of such certificate.

Application of Prepayments. Notwithstanding anything to the contrary in this Agreement, (i) the Debtor shall prepay any and all outstanding PIK Notes before any other New Debt Obligations (including the Debt) may be prepaid and (ii) all prepayments of the New Debt Obligations

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(including the Debt) shall be allocated among the holders of the New Debt Obligations pro rata according to the principal amount of New Debt Obligations (including the Debt) held by each of them.

Payments Generally. Each payment of principal and interest hereunder shall be made on the date when due in lawful money of the United States of America and in funds having same day value by transferring the amount thereof to the account [            ] or to the account of the Creditor at such bank or trust company in the City of New York or elsewhere as the Creditor may designate on the date on which such payment shall become due. Each such payment shall be made without set-off or counterclaim and free and clear of, and (except as required by applicable law) without deduction for, any taxes.

Argentine Taxes; Withholding Taxes; Increased Costs.

Argentine Taxes. Subject to clause (b) of this Section 7, all payments on account of principal of and interest on the Debt, fees and all other amounts payable hereunder or under the pagarés by the Debtor to the Creditor shall be made free and clear of, and without deduction or withholding for or by reason of, any and all present and future income, stamp, asset, value-added and any other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever now or hereafter imposed, assessed, levied or collected by Argentina or any political subdivision or taxing authority thereof or therein together with interest thereon and penalties with respect thereto, if any, on, under or in respect of this Agreement or the pagarés, principal of and interest on the Debt, fees and all other amounts payable hereunder or under the pagarés, the registration, notarization or other formalization of any thereof, any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof (herein collectively called “Argentine Taxes”), all of which Argentine Taxes will be paid by the Debtor.

Withholding Taxes. If the Debtor shall at any time be required by applicable law to withhold or deduct any Argentine income taxes from any amount payable to the Creditor under this Agreement or the pagarés issued hereunder, then the amounts payable to the Creditor shall be increased to such amount as will result in the receipt by the Creditor of the amount that would have been receivable by it had such taxes not been required to be so withheld or deducted. Notwithstanding the foregoing, the obligation to pay additional amounts will be subject to maximum limit which shall not exceed the additional amount that may be due for withholdings on interest payments to the persons set forth in Section 93(c)(1) second paragraph of the Argentine Income Tax Law or any amendment to such section.

Increased Costs. If, after the date of this Agreement, (i) the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority or (ii) compliance by the Creditor with any request, guideline, policy or directive of any governmental authority issued after the date of this Agreement (whether or not having the force of law) shall:

subject the Creditor to any tax, duty or other charge or shall change the basis of taxation of payments to the Creditor of any amount due under this Agreement (except for changes in the tax on the overall net income of the Creditor); or

impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or liabilities of, or deposits with or for the account of, the Creditor;

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and the result of any of the foregoing is to increase the cost to the Creditor of making or maintaining the debt evidenced by this Agreement, or to reduce the amount of any sum received or receivable by the Creditor hereunder, then the Debtor shall pay to the Creditor within thirty (30) days of its demand therefore such additional amount or amounts as will compensate it for such increased cost or reduction of the amount perceived; provided, however, that the Debtor shall not be obligated to pay any additional amounts with respect to any withholdings or deductions to the extent such withholdings or deductions are required to be deducted, withheld or otherwise imposed for an amount greater than the deduction or withholding that would be imposed on a person as set forth in Section 93(c)(1) of the Argentine Income Tax Law or any amendment to such section.

Failure or delay on the part of the Creditor to demand compensation pursuant to this Section shall not constitute a waiver of the Creditor’s right to demand such compensation.

Representations and Warranties.

The Debtor represents and warrants that the following statements are true, correct and complete as of the date hereof:

Corporate Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the Republic of Argentina, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and the pagarés and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement and the pagarés.

No Conflicts. The execution, delivery and performance by it of this Agreement and the pagarés does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it is a party.

Governmental Consents. With the exception of the notices, filings and/or authorizations that may be required pursuant to the Argentine Central Bank regulations, the execution, delivery and performance by it of this Agreement and the pagarés does not and shall not require any registration or filing with or consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than such registrations, filings, consents, approvals, notices and authorizations that have already been made or obtained and are in full force and effect.

Binding Obligation. This greement is the legally valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity.

Inmunity. Neither the Debtor nor any of its revenues, assets or properties has any right of immunity, on the ground of sovereignty or otherwise, from service of process or the jurisdiction of any court in connection with any suit, action or proceeding arising out of or relating to its obligations under the Agreement and/or the pagarés or from the execution or enforcement of any judgment resulting therefrom, and if the Debtor or any of its revenues, assets or properties should become entitled to any such right of immunity, the Debtor has effectively waived such right hereunder.

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Covenants.

The Debtor hereby covenants and agrees that until all the amounts owed under this Agreement has been paid in full:

Payment of Taxes. The Debtor will, and will cause TGS to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Debtor or TGS, as the case may be.

Preservation of Existence. The Debtor will, and will cause TGS to, preserve and maintain its existence, rights, franchises and privileges, except where the failure to do so could not reasonably be expected to have any effect which would be material and adverse to the financial condition, business or operations of the Debtor and its subsidiaries, considered as a whole, or which would materially and adversely impair the ability of the Debtor to perform its obligations under this Agreement or impair the enforceability of this Agreement or the pagarés (a “Material Adverse Effect”).

Compliance with Laws. The Debtor will, and will cause TGS to, comply with the requirements of all applicable laws, rules, regulations, orders and directive of any Governmental Agency having jurisdiction over the business of the Debtor and TGS, non-compliance with which could, singly or in the aggregate, have a Material Adverse Effect.

Keeping of Books and Records; Inspection. The Debtor will, and will cause TGS to, maintain a system of accounting in accordance with the Argentine GAAP on a basis consistently applied. Upon reasonable notice from the Creditor, the Debtor will, and will cause TGS to, permit the Creditor or its representatives to have access to and examine and inspect the books and records and properties of the Debtor and its subsidiaries and confer with the Debtor’s and its subsidiaries’ officers, agents, employees and accountants at any reasonable time and from time to time.

Notice of Certain Events. The Debtor will promptly and in any event not more than five (5) Business Days after obtaining knowledge thereof notify the Creditor of (a) the occurrence of any Event of Default or (b) the commencement of any litigation or governmental proceeding affecting the Debtor or any of its subsidiaries which, if adversely determined, would have a Material Adverse Effect.

Priority. The Debtor shall ensure at all times that its obligations under this Agreement are pari passu in priority to all other senior unsecured indebtedness of the Debtor, including those Existing Debt Obligations restructured or refinanced under the Restructuring Agreement or otherwise, and any Indebtedness whether senior or subordinated incurred to refinance such restructured Existing Debt Obligations shall not contain terms, including but not limited to, tenor, amortization, interest rate and/or other economic compensation, more favorable than the terms of the Debt Refinancing Agreements.

Financial Statements and Other Information. The Debtor will deliver to the Creditor:

as soon as available and in any event within ninety (90) days after the end of each of its fiscal years, an audited consolidated balance sheet of the Debtor and its subsidiaries at the end of such year and audited consolidated statements of income, stockholders’ equity and cash flows of the Debtor and its subsidiaries for such year, setting forth in each fiscal year in comparative form the figures for the previous year, reported on, by recognized independent certified public accountants;

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simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a certificate of the chief financial officer or another appropriate officer of the Debtor stating, to the best knowledge of such officer after reasonable inquiry, whether there exists on the date of such certificate any Event of Default, and if any Event of Default exists, specifying the nature and period of existence thereof and the action the Debtor is taking and proposes to take with respect thereto;

as soon as available and in any event not later than sixty (60) days after the end of each of the first three quarters of each fiscal year of the Debtor, a copy of the unaudited consolidated balance sheet of the Debtor and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of the Debtor and its subsidiaries for such quarter and the portion of the fiscal year through such date, all in reasonable detail and setting forth in comparative form the figures for the corresponding period of the previous year; and

from time to time, such additional information regarding the financial condition, business or prospects of the Debtor or its subsidiaries as the Creditor may reasonably request.

Consolidations, Mergers, etc. The Debtor will not merge with or into, or consolidate with, any other person, provided that the Debtor may merge with or into, or consolidate with, another person if (A) either (x) the Debtor is the entity surviving such merger or (y) the entity surviving such merger or consolidation enters into an agreement assuming the Debtor’s obligations under this Agreement and (B) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing.

Transactions with Affiliates. The Debtor will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its affiliates, except transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Debtor than could be obtained on an arm’s-length basis from unrelated third parties.

Currency of Payment. The Debtor agrees that, notwithstanding any restriction or prohibition on access to the foreign exchange market in Argentina, any and all payments under this Agreement and the pagarés shall be made in U.S. dollars. In the event of the existence of any such restriction or prohibition, the Debtor shall, at its own expense, obtain such U.S. dollars through (i) the purchase with Argentine Pesos of any public or private bond or tradable security issued in Argentina and denominated in U.S. dollars and transferring and selling the same outside Argentina for U.S. dollars or (ii) any other appropriate mechanism for the acquisition of U.S. dollars in any exchange market. In the event such operations to obtain U.S. dollars must be undertaken with respect to the payment of any amount due by the Debtor under this Agreement, interest shall continue to accrue until payment is made to the Creditor in the manner required hereunder. If the Creditor is an Argentine resident, the payment obligations of the Debtor under this Agreement shall be fully complied with and be discharged by the delivery by the Debtor of the amount of Argentine Pesos necessary to acquire the amount of U.S. dollars owed hereunder at the seller’s foreign exchange ratio (“tipo de cambio vendedor”) published by the Banco de la Nación Argentina on the immediately preceding date to the date on which the payment is made.

Indebtedness. The Debtor shall not incur any Indebtedness other than (i) any Indebtedness that is subordinated to the New Debt Obligations; or (ii) unsecured Indebtedness, the net proceeds from which are used for purposes of working capital; provided, however, that the aggregate principal amount outstanding of such Indebtedness incurred shall not exceed US$1,500,000 (or the equivalent thereof in any other currency); or (iii) any unsecured Indebtedness, the net cash proceeds of

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which are used to pay interest due under this Agreement and the other Debt Refinancing Agreements on a pro rata basis; or (iv) any Indebtedness issued as a consequence of any refinancing or restructuring of the Existing Debt Obligations pursuant to the terms of Section 9(f) of this Agreement.

Limitation on Liens. The Debtor shall not create, incur, assume or suffer to exist any Lien other than Permitted Liens.

Limitation on Sales of Assets. The Debtor shall not make any sale of any of its assets (including, without limitation, the sale of any Capital Stock of TGS, other than as contemplated in the Restructuring Agreement), unless the Debtor simultaneously repays this Agreement and the other Debt Refinancing Agreements.

Events of Default. If any one or more of the following events (an “Event of Default”) shall occur and be continuing:

the Debtor shall default in the payment of (i) any principal owing under this Agreement when due (whether at the due date thereof or at a date fixed for prepayment thereof or otherwise) or (ii) any interest or other amount owing under this Agreement within three (3) Business Days of the date when due; or

the Debtor shall fail to perform or observe any covenant or obligation contained in Sections 9(f) and 9(h) hereof; or

the Debtor shall fail to perform or observe any other covenant or obligation of the Debtor pursuant to this Agreement, and such failure shall continue for thirty (30) days after notice thereof from the Creditor to the Debtor; or

any representation or warranty made by the Debtor in this Agreement or any certificate delivered pursuant hereto shall be false or misleading in any material respect on any date as of which made; or

the Debtor shall default in the payment when due of any principal or premium (if any) or interest on any Indebtedness with third parties other with the Creditor having an aggregate principal amount in excess of two million United States dollars (U.S.$2,000,000) (or the equivalent thereof in any other currency) and such default shall continue beyond any applicable grace period, or the Debtor shall fail to observe or perform any term or provision of any agreement or instrument pursuant to which any such Indebtedness was created or of any mortgage, indenture or other agreement relating thereto if the effect of such failure is to cause the acceleration or mandatory prepayment or repurchase of such Indebtedness; or

the entry of a decree or order for relief in respect of the Debtor or TGS by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Debtor or TGS or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under Argentine bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law; or the commencement against the Debtor or TGS of an involuntary case under Argentine bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, to the extent that any of the above mentioned circumstances remains unstayed and in effect for a period of sixty (60) consecutive days; or

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the commencement by the Debtor or TGS of a voluntary case under Argentine bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or the consent by the Debtor or TGS to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of any of the Debtor or TGS or of any substantial part of any of the Debtor’s or TGS’s property, or the making by any of the Debtor or TGS of a general assignment for the benefit of creditors, or the failure of any such person generally to pay its debts as such debts become due or the taking of any corporate action in furtherance of any of the foregoing; or

this Agreement or any pagaré shall for any reason cease to be valid and binding on or enforceable against the Debtor or in full force and effect (other than upon expiration in accordance with the terms thereof), or the Debtor or any Governmental Agency shall so state in writing; or

a final judgment or order for the payment of money not covered by insurance shall be rendered against the Debtor in an aggregate amount in excess of U.S.$10,000,000 (or the equivalent thereof in any other currency) and the same shall remain undischarged for a period of sixty (60) days during which execution of such judgment or order shall not be effectively stayed; or

any Governmental Agency shall have condemned, nationalized, seized, or otherwise expropriated all or substantially all of the assets or property of the Debtor or TGS or the share capital of the Debtor or TGS or shall have assumed custody or control of such property or assets or of the business or operations of the Debtor or TGS or of the share capital of the Debtor or TGS, or shall have taken any action for the winding up or dissolution of the Debtor or TGS or any action that would prevent the Debtor or TGS or their respective officers from carrying on their respective businesses or operations or a substantial part thereof and in each case the result of any such action shall materially prejudice the ability of the Debtor to perform its payment obligations hereunder; or

any restriction on TGS’s ability to pay dividends to the Debtor in effect on the date hereof shall be amended in a manner that materially reduces the ability of TGS to pay dividends to the Debtor;

then and in every such event, and at any time thereafter during the continuance of such Event of Default, the Creditor may, by notice to the Debtor, declare this Agreement to be forthwith due and payable, whereupon this Agreement shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Debtor to the Creditor under this Agreement and the pagarés without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided that if the Event of Default set forth in paragraphs (f) or (g) shall occur with respect to the Debtor, then without any notice to the Debtor or any other act by any other person, this Agreement, interest hereon and all such other amounts shall become forthwith due and payable, all without presentment, demand, protest or notice of any kind, all of which are expressly waived.

Notwithstanding any other provision of this Agreement to the contrary, if the Debtor shall fail to pay any amount owing to the Creditor under this Agreement and the pagarés when due (whether at stated due date, on acceleration or otherwise), then the Debtor will pay interest to the Creditor payable on demand, on the amount in default from the date such payment became due until payment in full at a rate of one percent (1%) per annum which shall be added to the rate then payable pursuant to Section 3(b) hereof. In the event of default, default interest shall be capitalized on a monthly basis and shall thereafter become principal amount for all purposes as may apply.

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Miscellaneous.

No Waiver, etc. Neither failure nor delay by the Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Assignments. The Creditor may assign, pursuant to the provisions of article 1,434 and subsequent of the Argentine Civil Code, to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the pagarés, in which case the Debtor shall be obliged to issue new pagarés substantially in the form of Exhibit B in favor of the Creditor and the assignee upon surrender to the Debtor for its cancellation of the pagaré so transferred or assigned); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the assignment of all or a portion of this Agreement shall necessarily include the assignment of pagarés for an equal amount of the principal and/or interest of the debt assigned, provided that no pagaré shall be transferred without simultaneously assigning all or a portion of this Agreement for an equal amount of principal and/or interest hereunder, and (iii) the parties to each such assignment shall execute an Assignment Agreement, a form of which is attached hereto as Exhibit C and shall request a notary public in Argentina to notify the Debtor the assignment and transfer of this Agreement and the relevant pagarés. Upon the assignment and notification to the Debtor, the assignee thereunder shall be a party hereto and shall have the rights and obligations of a Creditor hereunder. The Debtor shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Creditor (and any attempted assignment or transfer by the Debtor without such consent shall be null and void).

Notices. All notices and demands referred to herein shall be in writing and shall not be effective until actually delivered to the address set forth below or such other address at the Debtor may designate to the Creditor.

Costs and Expenses. The Debtor shall pay all costs and expenses of enforcing this Agreement and the pagarés, including the reasonable fees and disbursements of counsel, if default is made in connection with any obligation arising under this Agreement or the pagarés.

Debtor Waivers. The Debtor expressly waives any presentment, demand, protest or notice of any kind in connection with the pagarés now or hereafter required by applicable law.

Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Argentina. The parties hereto irrevocable submits to the jurisdiction of the [Ordinary Commercial Courts of the City of Buenos Aires // Federal Civil and Commercial Courts of the City of Buenos Aires] in connection with any legal controversy arising out or relating to this Agreement or the pagarés. The parties irrevocably waive to invoke any other jurisdiction that may be applicable for the disputes arising out or relating to this Agreement or the pagarés. The parties further agree that the service of process in connection with any such controversy should be made at the addresses set forth in the introductory paragraph of this Agreement.

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IN WITNESS WHEREOF two identical counterparts are signed to a single effect in the City of Buenos Aires, on September [__], 2005.

COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A.

By:
Name:
Title:

[___________________]

By:
Name:
Title:

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EXHIBIT A

LIST OF EXISTING LIENS

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EXHIBIT B

FORM OF PAGARÉ

PAGARÉ

Ciudad de Buenos Aires, [__] de [            ] de 2005.

Por US$[            ]

POR VALOR RECONOCIDO en el Convenio de Refinanciación de Deuda celebrado con fecha [__] de agosto de 2005, COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A. (el “Librador”), con domicilio en Don Bosco 3672, Piso 5°, Ciudad de Buenos Aires, República Argentina (“Argentina”), pagará incondicionalmente a [            ] (el “Acreedor”), en sus oficinas sitas en [            ], sin protesto, no a la orden (artículo 12, segundo párrafo del Decreto-Ley 5.965/63 de Argentina) y a la vista la suma de US$ [            ] (dólares estadounidenses billete [            ]). Dicho pago se realizará indefectiblemente en dólares estadounidenses billete (cláusula de pago efectivo en moneda extranjera, artículo 44, tercer párrafo del Decreto-Ley 5.965/63 de Argentina) el día en que este Pagaré sea presentado para el pago (la “Fecha de Pago”). De conformidad con el artículo 36 del Decreto-Ley 5.965/63 de Argentina, el plazo para presentar el Pagaré para su pago se amplía al 1 de septiembre de 2015.

En caso de falta de pago a la fecha de presentación de este Pagaré, el monto adeudado bajo el presente devengará un interés punitorio del 1% (uno por ciento) anual hasta la fecha del efectivo pago. En caso de mora, los intereses punitorios se capitalizarán mensualmente y serán considerados a partir de dicha capitalización como capital a todos los efectos que pudieran corresponder.

De acuerdo a este Pagaré, todas las sumas serán pagaderas en dólares estadounidenses billete. En caso de que al momento de pago del presente existieran restricciones o prohibiciones para acceder al mercado de cambios argentino, el Librador acuerda pagar, con el mayor alcance permitido por ley, todos los montos pagaderos en virtud del presente en dólares estadounidenses: (i) mediante la compra con pesos argentinos de cualquier serie de bonos públicos o privados o cualquier otro título emitido en Argentina y denominado en dólares estadounidenses, y su transferencia y venta fuera de Argentina por dólares estadounidenses o (ii) mediante cualquier otro procedimiento legal existente en Argentina para la compra de dólares estadounidenses. En caso de que el tenedor del pagaré sea un residente argentino, el Librador cumplirá con sus obligaciones de pago bajo este Pagaré mediante la entrega de una suma de pesos argentinos necesaria para adquirir el monto adeudado en dólares estadounidenses bajo el presente Pagaré al tipo de cambio vendedor publicado por el Banco de la Nación Argentina el día inmediatamente anterior a la fecha de pago.

Todos los impuestos y costos relacionados con dichas operaciones serán soportados por el Librador.

El Librador renuncia en forma incondicional e irrevocable a invocar la teoría de la imprevisión y onerosidad sobreviniente (Artículo 1198, párrafo segundo, del Código Civil de la Argentina).

Todos los montos adeudados en virtud del presente Pagaré serán pagados libres de, y sin deducciones por, impuestos, tasas, gastos, derechos, y/o retenciones, presente o futuros, de cualquier naturaleza o tipo, sean

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éstos de jurisdicción nacional o provincial de la Argentina, o impuestos cobrados por cualquier autoridad impositiva de la Argentina. En caso de ser aplicable algún impuesto, tasa, cargo, gasto, derecho y/o retención de la índole mencionada, éste será pagado exclusivamente por el Librador.

Para toda controversia o reclamo que pudiera originarse respecto de este Pagaré, su validez, interpretación, cumplimiento y/o incumplimiento se pacta la jurisdicción de los [Tribunales Nacionales de Primera Instancia en lo Comercial de la Ciudad Autónoma de Buenos Aires // Tribunales Nacionales de Primera Instancia en lo Civil y Comercial Federal de la Ciudad Autónoma de Buenos Aires].

A efectos de la notificación de cualquier acción o reclamo iniciado por el tenedor contra el Librador con motivo de este Pagaré, su validez, interpretación, cumplimiento y/o incumplimiento, y para cualesquiera otros efectos derivados de este Pagaré, el Librador constituye domicilio en Don Bosco 3672, Piso 5°, Ciudad de Buenos Aires, Argentina.

Este Pagaré se regirá por la leyes de Argentina, especialmente por el Decreto-Ley 5.965/63 de Argentina.

Por COMPAÑÍA DE INVERSIONES DE ARGENTINA S.A.

Nombre:

Cargo:

[LA FIRMA Y LA CAPACIDAD DEL FIRMANTE SERÁN CERTIFICADAS POR ESCRIBANO PÚBLICO]

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Translation for informational purposes only

City of Buenos Aires, [                    ], 2005

US$[                    ]

FOR VALUE RECEIVED, Compañía de Inversiones de Energía S.A. (the “Issuer”), domiciled at Don Bosco 3672, 5th floor, City of Buenos Aires, Republic of Argentina (“Argentina”), hereby promises to pay unconditionally to the order of [                    ] (the “Creditor”), at its office domiciled at [                    ], waiving to protest, to the Creditor not to its order (section 12, seconds paragraph, of Decree-Act 5,965/63 of Argentina) and on demand the amount of US$[                    ] (U.S. dollars                     ). Such payment shall be made in dollars (covenant on effective payment in foreign currency, section 44, third paragraph, of decree-act 5,965/63 of Argentina), the day that this Pagaré is filed to request its payment (the “Payment Date”). Pursuant to section 36 of decree-act 5,965/63 of Argentina, the term to file the request of payment of this Pagaré is hereby extended to September 1, 2015.

Upon failure to make payment on the date of presentment of this pagaré, the amount payable hereunder shall accrue default interest at a rate of 1% per annum to the date of actual payment. In the event of default, default interest shall be capitalized on a monthly basis and shall thereafter become principal amount for all purposes as may apply.

In accordance with this Pagaré, all amounts shall be paid cash in dollars. Should any restriction or prohibition appear to access to the foreign exchange market in Argentina at the moment of the Payment Date, the Issuer shall pay the outstanding amounts by virtue of this Pagaré in dollars through (i) the purchase with Argentine Pesos of any public or private bond or tradable security issued in Argentina and denominated in U.S. dollars and transferring and selling the same outside Argentina for U.S. dollars or (ii) any other appropriate mechanism for the acquisition of U.S. dollars in any exchange market. If the Creditor is an Argentine resident, the payment obligations of the Issuer under this Pagaré shall be fully complied with and be discharged by the delivery by the Issuer of the amount of Argentine Pesos necessary to acquire the amount of U.S. dollars owed hereunder at the seller’s foreign exchange ratio (“tipo de cambio vendedor”) published by the Banco de la Nación Argentina on the immediately preceding date to the date on which the payment is made.

All costs and taxes payable in connection with the foregoing transactions shall be borne by the Issuer.

The Issuer hereby unconditionally and irrevocably waives the right to plead the theory of unforseeability and subsequent overwhelming hardship (Section 1198, second paragraph, Argentine Civil Code).

All amounts due hereunder shall be paid free and clear of, and without any deduction for, any Argentine present or future tax, assessment, expense, duty, and/or withholding whatsoever, whether federal or provincial, or any tax levied by any Argentine tax authority. If any such tax, assessment, charge, expense and/or withholding should apply, it shall be borne exclusively by the Issuer.

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Any controversy that may arise regarding this Pagaré, its validity, interpretation, fulfillment and/or default shall be submitted to the [Ordinary Commercial Courts of the City of Buenos Aires // Federal Civil and Commercial Courts of the City of Buenos Aires].

In order to notify any suit or claim filed by the Creditor against the Issuer, its validity, interpretation, fulfillment and/or default and for any other effect derived from this Pagaré, the Issuer establish domicile at Don Bosco 3672, 5th floor, City of Buenos Aires, Republic of Argentina.

This Pagaré shall be governed and construed in accordance with Argentine legislation, especially by decree-act 5,965/63 of Argentina.

COMPAÑÍA DE INVERSIONES DE ENERGÍA S.A.

By
Title:
Name:

[SIGNATURE AND CAPACITY OF DRAWER TO BE CERTIFIED BY AN ARGENTINE NOTARY PUBLIC]

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EXHIBIT C

FORM OF

ASSIGNMENT AGREEMENT

Reference is made to the debt refinancing agreement dated as of [            ] 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Compañía de Inversiones de Energía S.A., a sociedad anónima organized under the laws of the Republic of Argentina (the “Debtor”), and [            ], a [corporation] organized and existing under the laws of [            ] as lender (the “Creditor”).

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

Such Assignor hereby sells and assigns, without recourse to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Agreement. After giving effect to such sale and assignment, such Assignee’s loan and the amount of the loan owing to such Assignee will be as set forth on Schedule 1 hereto.

Such Assignor (a) represents and warrants that (i) its name set forth on Schedule 1 hereto is its legal name, (ii) it is the legal and beneficial owner of the interest or interests being assigned by it hereunder, (iii) such interest or interests are free and clear of any lien, encumbrance, or adverse claim, and (iv) it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) attaches the Pagaré or Pagarés held by such Assignor and requests that the Debtor exchange such Pagaré or Pagarés for a new Pagaré or Pagarés payable to the order of such Assignee in an amount equal to the loan assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the loan assumed by such Assignee pursuant hereto and such Assignor in an amount equal to loan retained by such Assignor under the Agreement, respectively, as specified on Schedule 1 hereto and (iii) attached a copy of the Agreement or the Agreement (in case this Assignment Agreement covers all of the remaining portion of the rights and obligations of such Assignor under the Agreement).

Such Assignee (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name and (ii) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Creditor.

Such Assignor and such Assignee hereby request the notary public [            ] to notify the Debtor of the assignment described herein and to request the Debtor to (i) exchange the Pagaré or Pagarés attached hereto by such Assignor for a new Pagaré or Pagarés payable to the order of such Assignee in an amount equal to the loan assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the loan assumed by such Assignee pursuant hereto and such Assignor in an amount equal to loan retained by such Assignor under the Agreement, respectively, as specified on Schedule 1 hereto and (ii) make all payments under the Agreement and the Pagarés (including, without limitation, all payments of principal, interest and any other payment with respect thereto) to such Assignee in connection with the assigned portion.

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Upon notification by the notary public to the Debtor as provided in section (d) above, (i) such Assignee shall be a party to the Agreement and, to the extent provided in this Assignment Agreement, shall have the rights and obligations of a Creditor party thereunder, (ii) such Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Agreement in connection with the assigned portion and, if this Assignment Agreement covers all of the remaining portion of the rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto and (iii) the Debtor shall make all payments under the Agreement and the Pagarés (including, without limitation, all payments of principal, interest and any other payment with respect thereto) to such Assignee in connection with the assigned portion.

This Assignment Agreement shall be governed by, and construed in accordance with, the laws of Argentina.

This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

Date:                          ,

Assignor

                                                         , as Assignor

[Type or print legal name of Assignor]

By

Title:

Dated:                          ,

Assignee

                                                     , as Assignee

[Type or print legal name of Assignee]

By

Title:

Dated:                          ,

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SCHEDULE 1

TO

ASSIGNMENT AGREEMENT

ASSIGNOR:
Loan
Percentage interest assigned		%
Outstanding principal amount of Loan assigned	$
Principal amount of Loan payable to Assignor	$

ASSIGNEE:
Loan
Percentage interest assumed		%
Outstanding principal amount of Loan assumed	$
Principal amount of Loan payable to Assignee	$

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